UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sterling Bancorp

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April 17, 2015

Dear Stockholders:

The annual meeting of stockholders of Sterling Bancorp will be held on Thursday, May 28, 2015, at 11:00 a.m. EST. This year’s annual meeting will be a virtual meeting of stockholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/STL. A secure control number that will allow you to attend the meeting electronically can be found on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials.

Whether or not you plan to participate in the meeting, the Board of Directors strongly encourages you to review the enclosed information and vote your shares. Your vote is important.

On January 29, 2015, our Board of Directors adopted a change in our fiscal year end from September 30 to December 31. As such, where appropriate, this Proxy Statement contains information relating to both the fiscal year ended September 30, 2014 (“fiscal year 2014”) and the transition period of October 1, 2014 to December 31, 2014 (the “Transition Period”).

The Company’s performance during the fiscal year 2014 and the Transition Period were highlighted by significant accomplishments that reflect our commitment to enhancing stockholder value. The Company continued making progress in its strategy of building a high performing regional bank that delivers strong growth and profitability. The Board of Directors believes that the Company’s executive compensation and corporate governance policies will contribute to the Company’s ability to generate strong operating and financial performance and deliver short-term and long-term value for stockholders.

Fiscal Year Ended September 30, 2014

•	On October 31, 2013, Provident New York Bancorp completed its acquisition (the “Provident Merger”) of Sterling Bancorp (“Legacy Sterling”). In connection with the Provident Merger, Provident changed its legal entity name to Sterling Bancorp (“Sterling” or the “Company”).

•	At September 30, 2014, total assets were $7.3 billion, total loans were $4.8 billion and deposits were $5.3 billion.

•	Net income was $27.7 million, or $0.34 per diluted share, compared to net income of $25.3 million, or $0.58 per diluted share, for the fiscal year ended September 30, 2013.

Transition Period Ended December 31, 2014

•	Net income for the Transition Period was $17.0 million, or $0.20 per diluted share, compared to net income of $16.3 million, or $0.19 per diluted share, for the linked quarter ended September 30, 2014 and a net loss of $(14.0) million, or $(0.20) per diluted share, for the fourth calendar quarter of 2013. The net loss in the fourth calendar quarter of 2013 included merger-related expense and other charges incurred in connection with the Provident Merger.

•	On November 5, 2014, we signed a definitive agreement to merge with Hudson Valley Holding Corp. (the “HVB Merger”); Sterling Bancorp will be the surviving entity; the HVB Merger is anticipated to close by the end of the second calendar quarter of 2015.

•	At December 31, 2014, total assets were $7.4 billion, total loans were $4.8 billion and deposits were $5.2 billion.

Developments After the Transition Period

•

On February 11, 2015, we issued and sold to institutional investors 6,900,000 shares of our common stock, par value $0.01 per share, which included 900,000 shares sold upon the exercise of the option to purchase additional shares granted to the underwriters, at a public offering price of $13.00 per share. The Company received proceeds net of underwriting discounts, commissions and expenses of $84.8 million. The net proceeds will be used for general corporate purposes and the funding of potential acquisitions of specialty commercial lending and other businesses, including the acquisition of Damian Services Corporation, a payroll finance services provider, which closed on February 27, 2015.

Corporate Governance

The Board of Directors of Sterling is committed to operating the Company in a manner aligned with our stockholders’ interests. The Board of Directors believes that our proposals are all in conformity with best governance practices. Proposal II to declassify our Board of Directors will provide that all directors serve for a one-year term with all directors up for election annually, rather than the current “staggered” board where directors serve for three-year terms in three classes and are only up for election every three years. We believe Board declassification provides stockholders with the opportunity to register their views on the performance of the Board each year.

Stockholder Engagement

The Company values its relationship with its stockholders and has expanded its engagement with investors. Company executives regularly attend investor conferences, hold regular meetings with investors, and the Company hosted an investor day in November 2014. We have met with many of our institutional investors and prospective investors. We have benefited from this open dialogue and look forward to continuing this communication as we move forward.

Along with our Board of Directors, we wish to thank our stockholders for their continued interest and support. We also wish to thank the entire Sterling team, as well, for their hard work and commitment and positioning the Company for even better performance going forward.

Sincerely,

/s/ Louis J. Cappelli	/s/ Jack L. Kopnisky
Louis J. Cappelli	Jack L. Kopnisky
Chairman	President and Chief Executive Officer

400 Rella Boulevard, Montebello, New York 10901

(845) 369-8040

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2015

Notice is hereby given that the annual meeting of stockholders of Sterling Bancorp will be held on Thursday, May 28, 2015, at 11:00 a.m. EST. This year’s annual meeting will be a virtual meeting of stockholders. You will be able to participate in the 2015 annual meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/STL. Be sure to have your 12-digit control number to enter the virtual meeting.

The annual meeting is for the purpose of considering and acting upon the:

1.	Election of all current directors for a one (1) year term until their successors are elected and qualified, if Proposal II is approved; if Proposal II is not approved, then the election of each of Louis J. Cappelli, Navy E. Djonovic, Fernando Ferrer, and Thomas G. Kahn for a three (3) year term and until their successors are elected and qualified;

2.	Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors;

3.	Approval of the new Sterling Bancorp 2015 Omnibus Equity and Incentive Plan;

4.	Approval, by non-binding vote, of the compensation of the Named Executive Officers (Say-on–Pay);

5.	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015; and

6.	The transaction of such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE ITEMS FOR THE REASONS DESCRIBED IN THE PROXY STATEMENT.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned or postponed. Stockholders of record at the close of business on April 1, 2015 are the stockholders entitled to vote at the annual meeting, and any adjournments or postponements thereof.

On or about April 17, 2015, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on April 1, 2015, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including our Proxy Statement and our 2014 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (as amended on January 23, 2015) and our Annual Report on Form 10-K/T for the transition period ended December 31, 2014. The Notice also contains instructions on how to request a paper copy of the proxy materials.

You have three options for submitting your vote before the 2015 annual meeting of stockholders:

•	Internet through computer or mobile device such as a tablet or smart phone,

•	Phone, or

•	Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the 2015 annual meeting of stockholders on the Internet.

By Order of the Board of Directors

/s/ Katharine B. Brown
Katharine B. Brown Corporate Secretary

Montebello, New York

April 17, 2015

IMPORTANT: THE PROMPT RETURN OF PROXIES OR VOTE BY INTERNET OR

TELEPHONE WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

GUIDE TO VOTING MATTERS

Our stockholders are being asked to vote on the following matters at our 2015 Annual Meeting of Stockholders:

PROPOSAL	OUR BOARD’S RECOMMENDATION

Proposal I. Election of Directors (page 10)

Our Board is currently comprised of thirteen (13) directors divided into three (3) classes, with each of Louis J. Cappelli, Navy E. Djonovic, Fernando Ferrer and Thomas G. Kahn up for election at our 2015 annual meeting. As described under Proposal II, our Board of Directors is proposing to eliminate our classified Board of Directors:

•    If Proposal II is approved by stockholders, all of our directors that are elected at the 2015 annual meeting from our full slate of thirteen (13) directors will serve a one-year term expiring in 2016.

•    If Proposal II is not approved by the stockholders, each of the directors from our current staggered board that are elected in the class expiring in 2015 comprised of Messrs. Cappelli, Ferrer and Kahn and Ms. Djonovic, will serve for a three (3)-year term expiring in 2018.

The Board believes that the combination of the various qualifications, skills and experiences of the Director nominees would contribute to an effective and well-functioning Board and that, individually and as a whole, the Director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

FOR each Director Nominee

Proposal II. Board Declassification (page 15)

The Board has adopted, subject to stockholder approval, amendments to the Company’s Certificate of Incorporation to eliminate our classified Board of Directors. This proposal would allow for the annual election of all directors commencing immediately with the 2015 annual meeting.

FOR

Proposal III. Approval of the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan (page 16)

The Board has adopted, subject to stockholder approval, the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan (the “2015 Omnibus Plan”). Stockholder approval of the 2015 Omnibus Plan is sought in order to qualify the plan under Section 162(m) of the Internal Revenue Code of 1986, as amended, to allow the Company to deduct for federal income tax purposes compensation paid under the 2015 Omnibus Plan to certain executive officers. In part, the 2015 Omnibus Plan increases the number of shares that the Company will have available for the grant of equity awards, due to the Company’s growth which includes the Provident Merger in the fall of 2013, our continued strong organic growth, and the pending HVB Merger anticipated to close by the end of the second calendar quarter of 2015. Other key provisions of the 2015 Omnibus Plan include:

•    Awards are required to have a vesting, restriction or performance period of at least one year, except that awards for up to 5% of the 2015 Omnibus Plan’s authorized and available shares may be granted without such one year requirement.

FOR

•    Does not permit the repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without stockholder approval.

•    Awards will not contain tax gross-up provisions.

•    Options and SARs will not be granted with an exercise price less than the fair market value of Company common stock on the grant date.

•    No evergreen or similar provision.

•    All unvested awards will vest “double-trigger” upon a change-in-control.

•    All awards will be subject to forfeiture, recoupment or other penalties per the Company’s clawback policy.

Proposal IV. Advisory Vote to Approve Executive Compensation (page 25).

The Company has designed its compensation program to provide a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain meaningful stock ownership in the Company. The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 35 and the Compensation Tables section beginning on page 50. The Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR

Proposal V. Ratification of the Appointment of Crowe Horwath LLP as Independent Auditors (page 26).

The Audit Committee has appointed Crowe Horwath LLP to serve as our independent auditors for the fiscal year ending December 31, 2015. The Audit Committee and the Board believe that the continued retention of Crowe Horwath LLP to serve as the independent auditors is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent auditors.

FOR

PROXY STATEMENT

Sterling Bancorp

400 Rella Boulevard

Montebello, New York 10901

(845) 369-8040

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Sterling Bancorp (“Sterling” or the “Company”) to be used at the annual meeting of stockholders, which will be held on May 28, 2015, at 11:00 a.m. EST, and all adjournments and postponements of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 17, 2015.

CHANGE IN FISCAL YEAR END

On January 29, 2015, our Board of Directors adopted a change in our fiscal year end from September 30 to December 31. As such, where appropriate, this Proxy Statement contains information relating to both the fiscal year ended September 30, 2014 (“fiscal year 2014”) and the transition period of October 1, 2014 to December 31, 2014 (the “Transition Period”).

MERGER WITH STERLING BANCORP

On October 31, 2013, Provident New York Bancorp (“Legacy Provident”) completed its acquisition of Sterling Bancorp (“Legacy Sterling”). The stock-for-stock transaction was valued at $457.8 million based on the closing price of Provident common stock on the date of the merger (the “Provident Merger”). In connection with the acquisition, Provident changed its legal entity name to Sterling Bancorp.

STOCKHOLDERS ENTITLED TO VOTE

Holders of record of Sterling’s shares of common stock, par value $0.01 per share, as of the close of business on April 1, 2015 (the “Record Date”), are entitled to one vote for each share then held. As of the Record Date, there were [91,500,000] shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Stockholders who log on with their 12-digit control number are considered present in person.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are making the following available to our stockholders primarily via the Internet:

This Proxy Statement and our 2014 Annual Report to Stockholders (the “2014 Annual Report”), including:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 with audited financial statements as of September 30, 2014, as amended on January 23, 2015; and

•	Our Annual Report on Form 10-K/T for the transition period ended December 31, 2014, with audited financial statements as of December 31, 2014, filed on March 6, 2015.

On or about April 17, 2015, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and the 2014 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to review these materials via e-mail unless you elect otherwise.

PARTICIPATING IN THE ANNUAL MEETING

Sterling will be hosting its annual meeting live via the Internet. A summary of the information you need to participate in the annual meeting online is provided below:

•	Any stockholder can attend the annual meeting live via the Internet at www.virtualshareholdermeeting.com/STL.

•	Webcast starts at 11:00 a.m. EST.

•	Stockholders may vote and submit questions while attending the annual meeting on the Internet.

•	Please have your 12-digit control number to enter the annual meeting.

•	Information on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/STL.

•	Webcast replay of the annual meeting will be available for one year after the meeting date on the Company’s website at www.sterlingbancorp.com.

VOTING PROCEDURES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments and postponements thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement and upon the transaction of such other business as may properly come before the annual meeting in the discretion of the persons appointed as proxies. Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the annual meeting.

Brokers holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Your broker is entitled to vote your shares on the “routine” matter of ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker. Each of the other proposals is considered a “non-routine” matter. Brokers holding shares in street name for customers are prohibited from giving a proxy to vote those shares on non-routine matters absent specific instructions from their customers.

As to the election of directors, the proxy card being provided by the Board enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. Nominees are elected by a plurality of votes cast. The proxy card contemplates the possible outcomes of the vote on Proposal I. If Proposal II is not approved, then only the votes for the election of each of Louis J. Cappelli, Navy E. Djonovic, Fernando Ferrer and Thomas G. Kahn will have an effect. If Proposal II is approved, then votes will be tallied and have an effect for all current directors. Proxies in which the authority to vote for the nominees being proposed is withheld and broker non-votes will not affect the outcome of the vote.

Proposal II is the proposed amendment to the Company’s Certificate of Incorporation to de-classify the Board, or a re-structuring of the Board such that all directors will serve for a one-year term with all directors up for election every year, rather than the current “staggered” board where directors serve for three-year terms in three classes and are only up for election every three years, depending on their classification. Board declassification is an emerging best governance practice in that it provides stockholders with the opportunity to register their views on the performance of the Board each year. The Board recognizes that many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those proposals. As a result, at this time, the Board has decided that proposing to de-stagger the Board is in the best interests of the Company and its stockholders. As to Proposal II, a stockholder may vote FOR or AGAINST the proposal or ABSTAIN from voting on the proposal. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is required to approve the proposal. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal.

As to Proposal III, the approval of the new Sterling Bancorp 2015 Omnibus Equity and Incentive Plan, a stockholder may vote FOR or AGAINST the proposal or ABSTAIN from voting on the proposal. The affirmative vote of a majority of the votes cast with respect to the proposal is required. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal.

Each stockholder, whether or not he or she plans to participate in the annual meeting, is requested to vote electronically via the Internet or by telephone. If you receive a paper copy of the proxy materials, please sign, date and return the accompanying proxy card without delay in the postage-paid envelope provided. Any proxy given by the stockholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the Corporate Secretary of Sterling Bancorp a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the annual meeting may revoke his or her proxy and vote electronically on each matter brought before the annual meeting. Stockholders who log on with their 12-digit control number are considered present in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote at the annual meeting.

PARTICIPANTS IN THE 401(k) PLAN

Effective January 1, 2015, the Provident 401(k) and Profit Sharing Plan and the Sterling Bancorp/Sterling National Bank 401(k) Plan merged (the surviving plan referred to herein as the “401(k) Plan”). To the extent the 401(k) Plan holds in trust shares of common stock of Sterling Bancorp, the 401(k) Plan’s trustee votes the shares allocated to participants in accordance with their instructions. When no voting instructions have been received, the trustee will vote the shares allocated to your account in the same proportion as the shares for which the trustee received timely voting instructions.

PRINCIPAL HOLDERS

In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who, individually or together with their affiliates and any other person with whom they or their affiliates are acting in concert, beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board to implement and apply the limit. The Company is not aware of any beneficial holder of 10% or more of the Company’s common stock as of the record date.

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Sterling and the Securities and Exchange Commission (“SEC”) regarding such ownership.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors currently consists of thirteen (13) members divided into three (3) classes. One class is elected at each annual meeting to serve for a three-year term. As more fully described under “Proposal II—Amendment to the Certificate of Incorporation of the Company to Declassify the Board of Directors,” the Board of Directors has adopted, subject to stockholder approval, amendments to the Company’s Certificate of Incorporation and Bylaws to eliminate the classified Board of Directors. If Proposal II is approved by the stockholders, all directors that are elected at the annual meeting will serve for a one (1) year term expiring at the Company’s annual meeting in 2016. If Proposal II is not approved by the stockholders, each of the directors with a term expiring in 2015 elected at this annual meeting will serve for a three (3)-year term expiring at the Company’s annual meeting in 2018.

Each nominee has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve. The director nominees will be elected by a plurality of the votes entitled to be cast at the annual meeting. A plurality is generally defined as the excess of the votes cast in favor of a director nominee over those cast in favor of any other nominee. You may vote for up to the number of nominees named, and the nominees receiving the largest number of “FOR” votes will be elected to the director positions to be filled. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected. See page 24, “Nominating and Corporate Governance Committee.”

In the event that Proposal II is approved by the stockholders, the Nominating and Corporate Governance Committee of the Board has nominated the following persons to serve as directors for a one (1) year term until the 2016 annual meeting:

• Robert Abrams	• Fernando Ferrer	• Jack L. Kopnisky
• Louis J. Cappelli	• William F. Helmer	• Robert W. Lazar
• James F. Deutsch	• Thomas G. Kahn	• John C. Millman
• Navy E. Djonovic	• James B. Klein	• Richard O’Toole
• Burt B. Steinberg

In the event that Proposal II is not approved by the stockholders, the Nominating and Corporate Governance Committee of the Board has nominated the following persons to serve as directors for a three (3)-year term until the 2018 annual meeting:

• Louis J. Cappelli
• Navy E. Djonovic
• Fernando Ferrer
• Thomas G. Kahn

On November 5, 2014, Sterling signed a definitive agreement to merge with Hudson Valley Holding Corp. (“Hudson Valley”), with Sterling as the surviving entity. The transaction is anticipated to close by the end of the second calendar quarter of 2015. Pursuant to the merger agreement with Hudson Valley, effective at the closing of the transaction, Sterling will appoint four (4) directors of the Board of Hudson Valley to join the Board of Directors of the combined company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS DIRECTOR.

OUR BOARD OF DIRECTORS

Set forth below are the current directors of the Company, their ages and their positions with Sterling, the length of their directorship that commenced with Legacy Provident or Legacy Sterling, as the case may be, and term expiration as of April 17, 2015.

BOARD OF DIRECTORS

Name	Age	Position(s) Held With Sterling Bancorp	Director Since	Current Term Expires
Robert Abrams	76	Director	1999(1)	2017
Louis J. Cappelli	84	Chairman of the Board	1971(1)	2015
James F. Deutsch	59	Director	2012(2)	2016
Navy E. Djonovic	48	Director	2010(2)	2015
Fernando Ferrer	64	Director	2002(1)	2015
William F. Helmer	81	Director	1999(2)	2016
Thomas G. Kahn	72	Director	2004(2)	2015
James B. Klein	65	Director	2012(1)	2017
Jack Kopnisky	59	Chief Executive Officer & President	2011(2)	2016
Robert W. Lazar	71	Director	2005(1)	2016
John C. Millman	72	Director	1988(1)	2017
Richard O’Toole	58	Director	2012(2)	2017
Burt Steinberg	69	Director	2000(2)	2017

(1)	Represents that the director began his board service with Legacy Sterling.
(2)	Represents that the director began his or her board service with Legacy Provident.

The following discussion includes the business experience for the past five (5) years for each of our nominees and directors, as well as the qualifications that were the basis for the Board determinations that each director or nominee should serve on the Company’s Board.

Directors with a Term Expiring in 2015

Louis J. Cappelli serves as the Chairman of the Board of the Company. He joined Legacy Sterling in 1949 and was elected Chairman of the Board of Directors and Chief Executive Officer of Legacy Sterling in 1992. He was elected Chairman of the Board of Directors of Legacy Sterling Bank in 1992. Mr. Cappelli served as Chairman and Chief Executive Officer of Legacy Sterling for over 20 years, successfully leading Legacy Sterling through various business cycles.

Mr. Cappelli holds a Bachelor of Arts degree in business administration. He is a recipient of numerous business and charitable awards and has served and currently serves on the boards of several civil, charitable and ecumenical organizations.

His long experience with Legacy Sterling at all levels provides a valuable perspective on all aspects of the Company’s business. He has served in a critical leadership role with experience in credit decisions, strategic planning, risk management, investment strategies and client relations, among others.

Navy Djonovic has been practicing accounting, auditing and consulting at the certified public accounting firm of Maier Markey & Justic LLP since 1999. She has served as the firm’s controller since 2001 and became a partner of the firm in 2010.

As a member of several business organizations throughout Westchester County, she provides insight on local communities where Sterling does business. Ms. Djonovic’s qualifications as a member of the Board are primarily attributed to her experience as a certified public accountant, her background in finance and operations, and her knowledge of the local business community.

Fernando Ferrer has been Co-Chairman of Mercury Public Affairs, LLC, a part of Omnicom Group Inc., which specializes in high-value public affairs related to business, government, politics and media since 2006. He was appointed to the Board of the Metropolitan Transit Authority (MTA) by Governor Andrew Cuomo in 2011 and served as Acting Chairman from January 1, 2013 to June 20, 2013. From 2002 to 2004, he was the President of the Drum Major Institute for Public Policy, a non-partisan, non-profit think tank. He served as Bronx Borough President from 1987 to 2001.

Mr. Ferrer has over 25 years of leadership experience in New York City government, including 14 years as Bronx Borough President, five years as a member of the New York City Council and as a candidate for Mayor of New York City. Mr. Ferrer’s contributions as a director come from his extensive experience with New York City businesses, including housing and business development and community relations. His risk management experience includes service on the MTA Board.

Thomas G. Kahn is President of Kahn Brothers Group, Inc., Kahn Brothers LLC, a member of the New York Stock Exchange (the “NYSE”), and Kahn Brothers Advisors LLC, a registered investment advisor located in New York City. He has served in these capacities, at these companies or their predecessors, since 1978. He holds a Masters of Business Administration and is a licensed chartered financial analyst. He has been a registered investment advisor for 30 years. He also serves on the board of several local and national charitable organizations.

Mr. Kahn’s qualifications as a member of the Board are primarily attributed to his background in economics and finance and his broad financial services and investment management expertise.

Directors with a Term Expiring in 2016

James F. Deutsch has been a Managing Partner of Patriot Financial Partners, L.P. (“Patriot”) since April of 2011. From November of 2004 to April 2011, Mr. Deutsch served as President, Chief Executive Officer and Director of Team Capital Bank, a community bank which operated in Pennsylvania. Mr. Deutsch was designated as a director of Legacy Provident by Patriot pursuant to the terms of a Corporate Governance Agreement dated August 7, 2012.

Mr. Deutsch has 35 years of banking and investment management experience and brings to the Company a breadth of knowledge in several areas, including investment banking, commercial lending and corporate finance.

Mr. Deutsch holds a Bachelor of Science in Finance and a Masters of Business Administration. He spent six years as Director (including two years as Vice Chairman) of Atlantic Community Bankers Bank, with his term expiring on April 30, 2015. He also currently serves on the Boards of public companies Avenue Financial Holdings, Inc. (Nasdaq: AVNU), and Cape Bancorp, Inc. (Nasdaq: CBNJ), as well as privately held Bannockburn Global Forex, LLC. In addition, Mr. Deutsch has served as the Chairman and Director of many non-profit agencies. Mr. Deutsch’s qualifications as a member of the Board are primarily attributed to his experience in financial services and his perspective as both an investor in and operator of banks.

William F. Helmer has been the President of Helmer-Cronin Construction, Inc. since 1961. He also serves as a Trustee of Clarkson University, where he obtained a degree in Engineering. Mr. Helmer served as the Chairman of the Legacy Provident Bank Board of Directors from 1994 to 2013 and served as a director and the Chairman of the Board of Directors of Legacy Provident since its formation in 1999 through October 2013.

As a member and director of numerous professional, economic development and community organizations throughout Rockland County and New York State, he provides insight on local and regional businesses and the markets where Sterling does business. Mr. Helmer’s qualifications as director are primarily attributed to his business experience, his leadership skills, his expertise in the real estate and construction industries and his extensive knowledge of the Company and the communities the Bank serves.

Jack Kopnisky was named Chief Executive Officer and President of Legacy Provident Bank and Legacy Provident in 2011 and continues to hold these positions at Sterling and the Bank. Prior to joining the Company, Mr. Kopnisky had served as Chief Executive Officer of SJB Escrow Corporation since 2009, and as a partner at Mercatus LLC since 2008. From 2005 to 2008, he was President and Chief Executive Officer of First Marblehead Corporation. Mr. Kopnisky served in a variety of leadership positions with KeyCorp and predecessor banks from 1998 to 2005. He served as President of the Consumer Banking Group where he was responsible for Retail Banking, Business Banking, Consumer Banking and Community Development; President of Key Bank USA; President of Retail Banking and President & Chief Executive Officer of Key Investment. He has 34 years of experience in the financial services industry, including senior leadership positions as Chief Executive Officer, President, Director and Group Head in commercial banking, consumer finance, private equity, brokerage and asset management business.

Mr. Kopnisky holds a Bachelor of Arts degree in Business Administration and Economics. Mr. Kopnisky’s qualifications as a Director, Chief Executive Officer and President of the Bank and Sterling are primarily attributed to his background in banking and financial services industries and his strong leadership skills.

Robert W. Lazar has served as Senior Advisor to TBC Accounting Firm since 2011. From 2009 to 2011, Mr. Lazar served as a consultant to the Independent Bankers Association. He formerly was President and Chief Executive Officer of the New York Business Development Corporation. He is a certified public accountant and is Chairman of the University of Albany School of Business Advisory Board. He also serves as a board member for several charitable organizations, and formerly was an accounting lecturer at University of Albany, St. Rose and Sage Colleges and Board member at Mount St. Mary’s College, Sage Colleges and Academy of the Holy Name. He has over 40 years of auditing, business development, commercial lending and banking experience. Mr. Lazar holds a B.S. in Economics and a M.S. in accounting and is a member of the KPMG Audit Committee Institute.

Mr. Lazar’s qualifications as a member of the Board are primarily attributed to his accounting and financial services experience, as well as his familiarity with the business community in the markets where the Bank does business.

Directors with a Term Expiring in 2017

Robert Abrams has been a Member of the law firm of Stroock & Stroock & Lavan LLP since 1994, a firm specializing in representing multinational corporations, private companies, individuals and emerging business enterprises. Mr. Abrams served as Attorney General of the State of New York from 1979 to 1993 and also as Bronx Borough President from 1970 to 1978.

Mr. Abrams has substantial government and legal experience, having served in elected positions for over 28 years, including three terms in the New York State Assembly, three terms as Borough President of the Bronx and four terms as Attorney General of the State of New York. In private practice at a major law firm for many years, he has extensive experience in government regulatory, litigation and commercial matters. Mr. Abrams has been active in New York City and New York state matters, including as a member of the New York City Charter Review Commission. Mr. Abrams’ qualifications as a member of the Board are primarily attributed to his government and legal experience and his knowledge of the communities the Bank serves.

James B. Klein is President of Eastland Shoe Corp. (“Eastland”), a family-owned manufacturer of classic, casual footwear, founded in 1955 and based in Freeport, Maine. Since joining Eastland in 1972, he has served as a senior executive and has extensive experience in management of a multi-faceted, global wholesale and retail footwear business.

Mr. Klein’s responsibilities over his 40 years with Eastland have included strategic planning and financial management, sales and product development, production planning, supply chain management and global sourcing, and manufacturing and operations. Mr. Klein’s qualifications as a member of the Board are primarily attributed to his business experience and his leadership skills.

John C. Millman served as President and Chief Executive Officer of Legacy Sterling Bank from 1987 to 2013 and as President of Legacy Sterling from 1993 to 2013. Mr. Millman joined Legacy Sterling in 1976 as Senior Vice President and Commercial Loan Officer and was named Executive Vice President in 1981.

Mr. Millman has held leadership positions since joining Legacy Sterling more than 35 years ago. He was responsible for supervising all functions of the bank including operations, lending and credit administration and has knowledge and understanding of all aspects of Sterling’s business. Mr. Millman’s qualifications as a member of the Board are primarily attributed to his background in banking, leadership skills and knowledge of the Company and the communities the Bank serves.

Richard O’Toole has served as Executive Vice President of The Related Companies, a real estate development and management company since 2008. From 2005 until 2008, Mr. O’Toole served as a consultant for The Related Companies. Mr. O’Toole has a JD and LLM degree and served as a partner at Paul Hastings Janofsky & Walker prior to his work at The Related Companies. Mr. O’Toole has over 31 years of legal, merger and acquisitions, real estate and tax experience.

Mr. O’Toole’s qualifications as a member of the Board are primarily attributed to his legal, tax and real estate experience.

Burt Steinberg has served as director emeritus and consultant to Ascena since 2009. Mr. Steinberg has also served as President of BSRC Consulting since 2001. Mr. Steinberg served as the Executive Director of Dress Barn, Inc., a women’s specialty store retailer and a NASDAQ listed company from 2001 to 2009. Prior to that time, he held the office of Chief Operating Officer and President of Dress Barn. Mr. Steinberg serves as a director of REDC (a local economic development corporation which promotes business activity in Rockland County). As a member of a number of business, educational and charitable organizations throughout the region, he provides insight on local businesses and markets where the Bank does business. Mr. Steinberg holds a Masters of Business Administration.

Mr. Steinberg’s qualifications as a member of the Board are primarily attributed to his business, management and leadership skills, as well as his financial services experience and his extensive knowledge of the communities the Bank serves.

Director Independence

The Board has determined that each of the Company directors, with the exceptions of Messrs. Cappelli, Kopnisky and Millman, is “independent” as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). We believe we comply with all applicable requirements of the SEC and NYSE relating to director independence and the composition of the committees of our Board of Directors.

*        *        *

PROPOSAL II — AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF THE COMPANY

TO DECLASSIFY THE BOARD OF DIRECTORS

The Board is currently divided into three (3) classes under our current Certificate of Incorporation. Each class consists, as nearly equal in number as possible, of one-third of the total number of directors, with members of each class being elected every three (3) years to a three (3)-year term. The term of one (1) class expires at each annual meeting of stockholders. At each annual meeting of stockholders, only one (1) class of directors is subject to stockholder vote. In January 2015, in accordance with best governance practices, the Board of Directors adopted, subject to stockholder approval, amendments to the Company’s Certificate of Incorporation to eliminate the classified Board of Directors. The Board also adopted amendments to the Bylaws of the Company to declassify the Board, contingent upon stockholder approval to amend the Company’s Certificate of Incorporation. The proposal would allow for the annual election of all directors commencing immediately with the 2015 annual meeting.

Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Background of Proposal

Classified or staggered boards have been widely adopted and have a long history in corporate law. In recent years, however, there has been investor concern that classified boards have the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. The view has also been expressed by some that the election of directors is a primary means for stockholders to influence corporate governance policies and to hold directors accountable for implementing those policies. In addition, opponents of classified boards assert that a classified structure for the election of directors discourages proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees and, therefore, erodes stockholder value. As a result, it has become an emerging best governance practice that all Board members be elected concurrently on an annual basis.

At the recommendation of management and upon extensive discussion, the Board has decided that now is an appropriate time to propose eliminating the Company’s classified Board structure and to submit to the stockholders at the 2015 annual meeting a binding proposal to make the necessary amendments to the Company’s Certificate of Incorporation in order to declassify the Board. This determination by the Board would, if adopted, allow stockholders the opportunity to register their views on the performance of the entire Board of Directors annually. Accordingly, the Board has determined that eliminating the classified Board structure is in the best interests of the Company and its stockholders.

The elimination of the Company’s classified board structure will require amendments to the Company’s Certificate of Incorporation, as well as the Company’s Bylaws (with such Bylaw amendments adopted by the Board contingent upon the requisite stockholder approval to amend the Certificate of Incorporation). The full text of the proposed amendments to the Company’s Certificate of Incorporation is set forth in Annex A to this Proxy Statement, where the Company has shown the changes to the relevant sections with deletions indicated by strike-outs and additions indicated by underlining. If the proposed amendments to the Certificate of Incorporation are approved by the requisite vote of our stockholders at the annual meeting, the declassification of the Board will occur immediately, with all of our directors standing for re-election for a one (1)-year term at the 2015 annual meeting.

If our stockholders do not approve these amendments by the requisite vote, the Board will remain classified and the directors will continue to be elected to serve three (3)-year terms, subject to their earlier death, resignation or removal. If approved, this proposal will become effective upon the filing of the Certificate of Amendment containing the amendments to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly after stockholders have approved this proposal.

Based on its analysis, our Board has concluded that amending the Certificate of Incorporation to provide for the annual election of all directors in the manner set forth in the proposed amendments attached as Annex A is in the best interests of the Company and our stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE

BOARD OF DIRECTORS.

*            *             *

PROPOSAL III —

APPROVAL OF THE STERLING BANCORP

2015 OMNIBUS EQUITY AND INCENTIVE PLAN

Subject to ratification by the Company’s stockholders, on April 9, 2015, the Board adopted the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan (the “2015 Omnibus Plan”). Stockholder approval of the 2015 Omnibus Plan is sought in order to qualify the 2015 Omnibus Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby to allow the Company to deduct for federal income tax purposes, to the maximum extent possible, compensation paid under the 2015 Omnibus Plan to named executive officers (the “NEOs”) (generally, the executive officers who would be listed for a fiscal year in the summary compensation table). It is the judgment of the Board that approval of the 2015 Omnibus Plan is in the best interests of the Company and our stockholders.

Approval of the 2015 Omnibus Plan requires the affirmative vote of a majority of the shares of the Company’s outstanding common stock present, in person or by proxy, and entitled to vote at the annual meeting. If approved, the 2015 Omnibus Plan will replace the Sterling Bancorp 2014 Stock Incentive Plan (the “2014 Sterling Plan”), which the Company has used for equity awards since 2014. If the 2015 Omnibus Plan is not approved by the Company’s stockholders, the 2014 Sterling Plan will continue.

Brief Summary of the 2015 Omnibus Plan

The following is a brief description of the 2015 Omnibus Plan. The full text of the 2015 Omnibus Plan is attached as Annex B to this proxy statement, and the following description is qualified in its entirety by reference to such Annex B.

The 2015 Omnibus Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock, other stock-based awards, performance awards, substitute awards, and annual cash incentive awards to certain employees and non-employee directors of the Company, the Bank, and their subsidiaries. In part, the 2015 Omnibus Plan seeks to increase the number of shares that the Company will have available for the grant of equity awards, due to the Company’s growth which includes the Provident Merger in the fall of 2013, our continued strong organic growth, and the pending HVB Merger anticipated to close by the end of the second calendar quarter of 2015. As discussed below, the 2015 Omnibus Plan does not permit the repricing of options or SARs or the granting of discounted options or SARs, and does not contain an “evergreen” or similar provision.

The 2015 Omnibus Plan includes provisions designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to options and other awards, including qualifying payments under the 2015 Omnibus Plan, as “performance-based compensation.” In general, it is intended that all awards granted under the 2015 Omnibus Plan will be structured in such a way that they comply with Section 409A of the Code or an exception thereto, and the 2015 Omnibus Plan will be interpreted and administered in a manner that is consistent with Section 409A.

Key Provisions of the 2015 Omnibus Plan

The 2015 Omnibus Plan includes a number of provisions designed to serve stockholders’ interests and facilitate effective corporate governance, including the following:

Minimum One Year Vesting

Awards are required to have a vesting, restriction, or performance period of at least one (1) year; provided, however, that awards for up to 5% of the 2015 Omnibus Plan’s authorized and available shares may be granted without such one (1) year requirement.

No Stock Option Repricing/Exchange

The 2015 Omnibus Plan does not permit the repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without stockholder approval.

No Tax Gross-Ups

Awards will not contain tax gross-up provisions.

No Discounted Awards

Options and SARs will not be granted with an exercise price less than the fair market value of Company common stock on the date of grant.

No “Evergreen” Provision

The 2015 Omnibus Plan does not contain an “evergreen” or similar provision. The 2015 Omnibus Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock (other than through stock splits or similar events).

“Double-Trigger” Vesting Upon Change in Control

All awards under the 2015 Omnibus Plan will vest “double-trigger” upon a change in control which will require both a change-in-control and a termination event.

Awards Subject to Clawback

All awards under the 2015 Omnibus Plan will be subject to forfeiture, recoupment or other penalties pursuant the Company’s clawback policy.

Deductibility of Awards

The 2015 Omnibus Plan includes provisions to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code, including by qualifying payments under the 2015 Omnibus Plan as “performance-based compensation.”

Limit on Awards to Any One Individual

The number of stock options and SARs that may be granted to any one individual during any calendar year may not exceed 700,000 and 700,000 shares, respectively. The number of awards denominated in Company common stock that may be granted to an individual during any calendar year may not exceed 200,000 shares. Cash-based awards may not exceed $4,000,000 to an individual during any calendar year. Notwithstanding the above limitations, the maximum aggregate number of shares of Company common stock associated with any awards in any calendar year to any one non-employee director shall be 10,000.

Share Counting

The following factors affect the number of shares of Company common stock as to which equity awards may be granted under the 2015 Omnibus Plan:

•	Any shares that are subject to awards of stock options or SARs are counted as using one (1) share available under the 2015 Omnibus Plan for every one (1) share delivered under the awards.

•	Any shares that are subject to equity awards that are not stock options or SARs are counted as using one (1) share available under the 2015 Omnibus Plan for every one (1) share delivered under those awards.

•	Any shares related to awards under the 2015 Omnibus Plan that terminate by expiration, forfeiture or that are otherwise settled in cash in lieu of shares will be available again for grant under the 2015 Omnibus Plan.

•	The following shares, however, may not again be made available for grant in respect of awards under the 2015 Omnibus Plan: (i) shares tendered by the participant or withheld by the Company in payment of the exercise price of a stock option, or to satisfy any tax withholding obligation with respect to an award; (ii) shares subject to a stock-settled SAR that are not issued in connection with its settlement or exercise thereof; (iii) shares reacquired by the Company on the open market or otherwise with the cash proceeds from the payment of the exercise price of a stock option; and (iv) shares that are not issued upon exercise, settlement, expiration, cancellation, forfeiture of a substitute award or for any other reason.

Differences Between the 2015 Omnibus Plan and the 2014 Sterling Plan

The following is a comparison of the material differences between the 2015 Omnibus Plan and the 2014 Sterling Plan:

Provision	2015 Omnibus Plan	2014 Sterling Plan

Shares subject to the plan

•       2,800,000 shares plus 1,654,318 shares, the number of shares remaining available for grant under the 2014 Sterling Plan as of the effective date of the 2015 Omnibus Plan, for a total of 4,454,318 shares, of which no more than 4,454,318 shares in the aggregate may be issued in connection with incentive stock options (“ISOs”). Any shares subject to outstanding awards, other than ISOs, under the 2014 Sterling Plan as of the effective date of the 2015 Omnibus Plan that on or after such effective date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for, or settled in, vested and nonforfeitable shares) shall be available for awards under the 2015 Omnibus Plan.

• 3,400,000 shares(1)

Termination date	• May 27, 2025	• February 19, 2024

Shares deducted from the plan	• One (1) share for each share delivered under all awards

•       One (1) share for each share delivered under options or SARs. Any shares that are subject to awards other than options or SARs shall be counted as three and a half (3.5) shares deducted from the 2014 Sterling Plan for every one (1) share delivered under those awards.

Individual annual limits	• Options: 700,000 • SARs: 700,000 • Awards denominated in shares: 200,000 • Awards denominated in cash: $4,000,000 • Non-employee directors: 10,000 • ISOs: $100,000

•       For any calendar year, (1) shares that may be the subject of awards granted to any one eligible individual, and (2) shares that may be the subject of awards other than options and SARs, the maximum aggregate number of shares that may be granted is 533,000, and 116,000, respectively.

•       Maximum calendar year amount payable (1) in settlement of a performance award that is denominated in cash, or (2) for an award that is neither denominated in shares nor valued on the basis of the value of change in value of a share, is $1,000,000.

Provision	2015 Omnibus Plan	2014 Sterling Plan

• For ISOs, aggregate fair market value of shares with respect to which such ISOs are exercisable for the first time during any calendar year may not exceed $100,000 (per the Code).

Committee delegation authority

•       To the extent permitted by law, the Committee may authorize the CEO or another executive officer of the Company to perform certain responsibilities with respect to employees of the Company, the Bank, or any subsidiary of either of them, who are senior vice presidents or lower level employees.

•       To the extent permitted by law, the Committee may authorize one (1) or more executive officers to perform certain responsibilities with respect to employees of the Company, the Bank or any subsidiary of either of them, who are not directors or officers of the Company.

Tax gross-ups	• Express prohibition on tax gross-ups to any participant in connection with any award.	• No similar provision.

Exchanges, cancellation and re-issuance and cash buy-outs of options/SARs.

•       Express prohibition on, without the prior approval of the Company’s stockholders, the repricing of options/SARs by any method, including by exchanges for other awards involving shares or by cancellation and re-issuance or cash buyout.

• Express prohibition on option/SAR repricing. No express prohibition on exchanges, cancellation and re-issuance, or cash buy-out of options/SARs.

Acceleration of awards

•       All of the terms relating to acceleration of award vesting, restriction or performance periods upon a termination of employment or service with the Company, the Bank or a subsidiary, whether by reason of disability, retirement, death, or any other reason, shall be set forth in the applicable award agreement or as determined by the Committee.

•       The earliest exercise date (but not the vesting date) will be accelerated to the date of termination of service for a participant whose service with the Company terminates due to retirement, death or disability.

Incentive stock options	• No similar prohibition provision.

•       Except without the prior approval of the Committee, no individual may dispose of shares acquired pursuant to the exercise of an ISO until after the later of (1) the second anniversary of the date on which the ISO was granted, and (2) the first anniversary of the date on which the shares were acquired.

Modifying performance awards

•       The Committee only has the ability to adjust performance awards in recognition of unusual or non-recurring events affecting the Company and/or its affiliates, or changes in applicable tax laws or accounting principles.

• The Committee may, in its discretion, adjust the performance award opportunities or the performance goals for the participants covered under the 2014 Sterling Plan.

Vesting and forfeiture of performance awards

•       Award agreements relating to a performance award shall provide, in the manner determined by the Committee, in its discretion and subject to the 2015 Omnibus Plan, for the forfeiture of such performance award if the specified performance goals are not satisfied or met during the specified performance period.

• If one (1) or more of the performance goals to which a performance unit award is subject is not attained during the performance measurement period, such performance unit award will be forfeited.

Provision	2015 Omnibus Plan	2014 Sterling Plan

Single/double trigger award vesting in the event of a Change in Control (“CIC”)

•       “Double trigger” vesting of employee participant awards in the event of a CIC (the CIC plus termination of the employee participant’s employment with the Company or its affiliates during the twenty-four (24) months ending on the second year anniversary of the CIC.

• “Single trigger” vesting of awards in the event of a CIC (the date of the CIC itself).

Treatment of options in the event of a CIC

•       No extension of exercise period; upon a CIC, any options (and SARs) outstanding and which are not then exercisable and vested shall become fully exercisable and vested upon the termination of the employee participant’s employment with the Company and its affiliates without cause or for good reason during the applicable period (meaning the twenty-four (24) month period ending on the second year anniversary of the CIC).

•       If a CIC occurs while an option is outstanding and on or before its earliest exercise date, then the exercise period shall be extended to the earliest to occur of (1) the 10th anniversary of the option grant date; or (2) the third anniversary of the CIC. The Committee does not have the discretion to cancel, cash or purchase (in cash, shares, or a combination thereof) any outstanding options in the event of a CIC.

(1)	As of April 1, 2015, 1,654,318 shares were available for grant under the 2014 Sterling Plan, which, apart from the 2015 Omnibus Plan, is the only plan under which equity-based compensation may currently be awarded to our executives, directors, and other employees. At that time, a total of 2,688,559 awards were outstanding under the 2014 Sterling Plan, including 1,786,366 stock options, 701,679 shares of unvested restricted stock and 200,514 shares that may be settled from unvested RSUs. The stock options outstanding as of April 1, 2015 have a weighted average exercise price of $10.96 and a weighted average remaining term of 7.40 years.

Administration. The 2015 Omnibus Plan will be administered by the Compensation Committee or other committee otherwise appointed by the Board from time to time (the “Committee”). The Committee will determine, among other items, the selection of those to be granted awards under the 2015 Omnibus Plan out of those eligible for participation and the terms and conditions of any award consistent with the terms and conditions of the 2015 Omnibus Plan. The Committee must consist of two (2) or more members, and each member must (1) not be a current or former officer or employee of the Company, the Bank or any of their subsidiaries, (2) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) be an “outside director” within the meaning of Section 162(m) of the Code, and (4) be an independent director within the meaning of the rules of the NYSE. Currently, the Committee is comprised of four (4) independent directors who fit this definition. As is currently the case with respect to the 2014 Sterling Plan, the Committee will have the authority to interpret the 2015 Omnibus Plan, and to make any other determinations it believes necessary or advisable for the administration of the 2015 Omnibus Plan. The Committee may delegate any or all of its authority to administer the 2015 Omnibus Plan as it deems appropriate, to a subcommittee of one or more of its members. By resolution, the Committee may authorize any subcommittee, the Chief Executive Officer (the “CEO”) or other executive officer of the Company to designate any senior vice president or lower level employees to be award recipients under the 2015 Omnibus Plan; (ii) determine the size of any such awards; or (iii) cancel or suspend any awards, provided, however, that (1) any resolution of the Committee must specify the total number of shares subject to the awards and the amount and form of consideration to be received for such awards, and (2) the Committee may not (i) authorize any officer to designate himself or herself as the recipient of an award, and (ii) delegate such responsibilities to any officer for awards granted to an employee who is an executive officer subject to Section 16 of the Exchange Act.

The 2015 Omnibus Plan will automatically terminate the day before the ten (10) year anniversary of its effective date, unless terminated earlier by the Board.

Overall Limit on Awards under the 2015 Omnibus Plan.

Our Board of Directors adopted the 2015 Omnibus Plan, subject to stockholder approval, on April 9, 2015. We do not plan to make equity awards under the 2015 Omnibus Plan until after our stockholders have approved the Plan, except for equity awards issued in connection with the HVB Merger. As of April 1, 2015, the maximum number of shares as to which stock options and other equity awards may be granted under the 2015 Omnibus Plan, subject to stockholder approval, would be 4,454,318 shares, which is 2,800,000 shares plus 1,654,318 shares, the number of shares remaining available for grant (i.e., not subject to awards) under the 2014 Sterling Plan. Any shares subject to outstanding awards, other than ISOs, under the 2014 Sterling Plan that on or after stockholder approval of the 2015 Omnibus Plan would cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards) shall be available for grant under the 2015 Omnibus Plan. It is intended that shares to be delivered under the 2015 Omnibus Plan will be made available from authorized but unissued shares of Company common stock or from treasury shares. Shares covered by an award will be removed from the share reserve as of the date of grant, and will be added back to the share reserve as described under “Share Counting” above. On each grant of a stock option or SAR, each share underlying the award will be counted as one (1) share against this limit. On each grant of any other 2015 Omnibus Plan award, each share underlying the award will be counted as one (1) share against this limit.

Eligibility. The Committee (or its delegates) selects the people who may participate in the 2015 Omnibus Plan. Any employee or non-employee director of the Company, the Bank, or any of their subsidiaries, may be selected to participate. From time to time, the Committee will determine who will be granted awards and the number of shares granted, subject to the limits described in “Limit on Awards to Any One Individual” above.

Types of Awards:

Stock Options.

Stock options granted under the 2015 Omnibus Plan may be either nonqualified stock options or ISOs qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Code, the aggregate fair market value (determined at the grant date) of the stock with respect to which ISOs are first exercisable by any individual during any calendar year shall not exceed $100,000. Stock options in excess of this limit are treated as nonqualified stock options. The stock option exercise price may not be less than the fair market value of the stock on the date the stock option is granted, with the exception that for an ISO award granted to an eligible employee who at the time of the grant holds ten percent (10%) or more of the Company’s shares, the stock option exercise price may not be less than required by the Code in order to constitute an ISO. The stock option exercise price is payable in cash or, if the grant provides, in common stock or other equity instruments. The Committee shall determine the expiration of stock options, although no stock option may be exercisable later than the tenth (10th) anniversary date of the grant or five (5) years after the date of grant if an ISO is granted to an owner of ten percent (10%) or more of the Company’s shares. The Committee determines the terms of each stock option award at the time of grant.

Stock Appreciation Rights.

SARs may, but need not, be granted in conjunction with options or other equity awards. The Committee determines the terms of each SAR at the time of the grant. Any freestanding SAR (that is, a SAR not granted in conjunction with another equity award) may not be granted at less than the fair market value of the stock on the date the SAR is granted and cannot have a term longer than ten (10) years. A tandem SAR may only be granted with an exercise price that is the same as the associated stock option and the expiration or other termination of a tandem SAR must be the same as that of the associated stock option. A SAR, upon exercise, may be paid in Company shares, cash, or a combination thereof as specified in the award agreement. Individuals granted a SAR will not have any dividend equivalents rights.

Stock Awards.

The 2015 Omnibus Plan provides for the granting of restricted stock, RSUs, deferred stock, performance shares, performance units, and other stock-based awards. A performance award may include any of the performance measures, or a combination thereof, set forth in the 2015 Omnibus Plan attached as Annex B to this Proxy Statement. Performance goals may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate or unit of the Company, the Bank, or any combination thereof) pursuant to one or more of the performance measures set forth in the 2015 Omnibus Plan’s definition of performance goals. Performance goals may be defined in absolute terms or measured relative to the performance of companies or against a predefined index that the Committee deems appropriate, may be based on or otherwise employ comparisons based on internal targets, the past or current performance of other companies and may include or exclude certain extraordinary or non-recurring business events, and may be applied on a consolidated basis or to the Bank, individual business units, divisions or subsidiaries of the Company and the Bank. The performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

Substitute Awards.

Substitute awards can be issued under the 2015 Omnibus Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction with the Company, the Bank or any of their subsidiaries, including a merger, combination, consolidation, or acquisition of property or stock. Such substitute awards will not reduce the amount of shares available under the 2015 Omnibus Plan.

Annual Cash Incentive Awards.

Annual cash incentive awards are paid only upon the achievement of certain performance goals during an annual performance period.

Termination of Employment or Service. In the event of a participant’s termination of employment or service prior to the relevant vesting date or expiration of restriction period or performance period, the forfeiture provisions of the participant’s awards shall be governed by the participant’s award agreement.

Change in Control (“CIC”). In the event of a CIC, any options and SARs outstanding which are not exercisable and vested, will become fully exercisable and vested upon termination of the employee participant’s employment with the Company, the Bank, or any of their subsidiaries, without cause or for good reason during the twenty-four (24) month period ending on the second year anniversary of a Change in Control (the “Applicable Period”). The restrictions applicable to any restricted stock, RSU or other stock award which are not performance-based will lapse and such restricted stock, RSU or other stock award shall become free of all restrictions, fully vested and transferable upon the termination of the employee participant’s employment without cause or for good reason during the Applicable Period. The conditions applicable to any performance award shall be deemed satisfied at the target level and shall become free of all restrictions and become fully vested and transferable upon the termination of the employee participant’s employment without cause or for good reason during the Applicable Period.

Transferability. Unless otherwise determined by the Committee, awards granted under the 2015 Omnibus Plan may not be transferred except by will or the laws of descent and distribution or, to the extent permitted by the award agreement relating to such award, to the holder’s family members, a trust, or a charitable organization designated by the holder, in each case without consideration. During an employee’s lifetime, any options or awards may be exercised only by the employee or the employee’s legal representative.

Certain Adjustments. In the event of an equity restructuring that causes per share value of the Company’s shares to change, the Committee, in order to prevent unintended dilution or enlargement of a participant’s rights under the 2015 Omnibus Plan, may substitute or adjust, among other things:

•	The number and class of securities available under the 2015 Omnibus Plan;

•	The number and class of securities subject to each outstanding stock option or SAR and the purchase price or base price per share;

•	The terms of each outstanding restricted stock award and restricted stock unit award;

•	The terms of each outstanding performance award;

•	The maximum number of securities with respect to which stock options or SARs may be granted during any fiscal year of the Company to any one grantee; and

•	The maximum number of shares that may be awarded during any fiscal year of the Company to any one grantee pursuant to a stock award that is subject to performance goals or a performance award.

A corporate event or transaction (including, but not limited to, a change in the shares or capitalization of the Company) encompasses a merger, consolidation, reorganization, recapitalization, partial or complete liquidation, stock dividend, stock split, spin-off, rights offering or recapitalization through an extraordinary dividend.

Amendment. The Board may amend the 2015 Omnibus Plan; however, an amendment will be contingent upon stockholder approval to the extent required by law or the rules of any stock exchange on which the Company’s stock is traded. The 2015 Omnibus Plan prohibits, without stockholder approval:

•	The amendment of outstanding awards to reduce the exercise price or base price of outstanding options or SARs;

•	The cancellation of any previously granted stock option or SAR in exchange for another stock option or SAR with an exercise price or base price that is less than the exercise price or base price of the original option or SAR; and

•	The cancellation of outstanding options or SARs in exchange for cash or other awards if the exercise price of the stock option or the base price of the SAR exceeds the fair market value of the Company’s common stock on the date of such cancellation.

New Plan Benefits.

Benefits under the 2015 Omnibus Plan will depend on the Committee’s actions and the fair market value of the shares at various future dates; therefore, it is not possible to determine the benefits that will be received by directors, executive officers, and others if the 2015 Omnibus Plan is approved by the stockholders.

On April 1, 2015, the closing sale price of our common stock on the NYSE was $13.45 per share.

U.S. Tax Treatment of Options and Awards

ISOs.

An ISO results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two (2) years from the date of the grant and one (1) year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition over the option exercise price). In that event, the excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In addition, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an ISO is equal to the option exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options.

A nonqualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize compensation income taxable at ordinary income tax rates in the amount of the difference between the then market value of the shares and the option exercise price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option exercise price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a nonqualified stock option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option exercise price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income taxable at ordinary income tax rates equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

SARs.

Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. Upon the exercise of a SAR, if an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as compensation income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the value of the stock received will be taxed as compensation income to the employee at the time such stock is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of compensation income the recipient is required to recognize as a result of the exercise.

Restricted Stock/RSU Awards/Performance Awards.

In general, no income will be recognized at the time of grant by the recipient of a restricted stock, RSU, or performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to such an award, the then fair market value of the stock will constitute ordinary income to the employee. However, if an employee timely makes an election under Section 83(b) of the Code with respect to an award of restricted stock, the value of such stock on the date that it is received will be taxed as compensation income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents equity compensation plan information as of December 31, 2014:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plan approved by stockholders	1,932,773		$11.25	1,999,022
Equity compensation plan not approved by stockholders	107,526	(1)	$8.46	—
Total	2,040,299		$11.10	1,999,022

(1)	Reflects 107,526 stock options issued to our CEO on July 6, 2011. This award was granted pursuant to the Company’s 2011 Employment Inducement Stock Program and is pursuant to the inducement award exemption under NASDAQ Listing Rule 5635(c)(4) (the Company’s shares were listed on NASDAQ at the time), which exempts employment inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by stockholders. Details of this grant, including vesting terms, are set forth in the table “Outstanding Equity Awards at December 31, 2014.”

INTERESTS OF CERTAIN PERSONS IN CERTAIN PROPOSALS

Our executive officers and directors have interests in matters that will be acted upon at the Annual Meeting that are different from the interests of our stockholders generally. At the Annual Meeting, stockholders will be asked to vote on a proposal to approve the 2015 Omnibus Plan. If the proposal is adopted, each of our executive officers and directors will be eligible to receive a portion of their compensation for services in the form of stock option grants, awards of restricted stock or other equity or equity-linked awards. The Board was aware of these interests and took them into account in recommending that the stockholders vote in favor of the proposal to approve the 2015 Omnibus Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STERLING BANCORP 2015 OMNIBUS EQUITY AND INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER WHICH CERTAIN AWARDS MAY BE GRANTED.

*            *             *

PROPOSAL IV — NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14(a) of the Exchange Act, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the Company’s executive compensation, as described below under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of NEO compensation in this Proxy Statement. Consistent with the voting results for this proposal at the 2011 annual meeting, the Board determined that an advisory vote to approve executive compensation would be conducted annually.

The Board recommends the approval of its executive compensation proposal. It believes the Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our executive officers and stockholders by rewarding performance against established corporate financial goals, strong executive leadership and superior individual performance. An important component of management’s performance requirements is strong risk management oversight to ensure that compensation plans do not encourage management to take unnecessary or excessive risks that could threaten the value of the Company. By providing a combination of annual cash incentives, long-term equity compensation and competitive benefits, our goal is to attract, motivate and retain a qualified and talented team of executives who will help maximize the Company’s long-term financial performance, growth and profitability. The Company’s compensation program is designed to provide a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain significant stock ownership in the Company. The Compensation Committee regularly reviews the components of each NEO’s compensation package and generally targets 50% of the total compensation opportunity to be based on a combination of short-term and long-term performance. We accomplish these objectives through an integrated total compensation program.

This proposal, commonly referred to as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse the Company’s executive pay program through the following non-binding resolution:

“RESOLVED, that the compensation of Sterling Bancorp’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures, is hereby approved.”

At the Company’s 2014 annual meeting of stockholders, ninety-four percent (94%) of the votes cast on the Say-on-Pay proposal were voted in favor of the Company’s executive compensation program. Given the significant level of support from the Company’s stockholders, the Compensation Committee and the Board believe that the Company is taking a measured, informed and responsible approach to executive compensation which incorporates all of the Company’s objectives and policies, including, but not limited to, a pay for performance culture that retains executives who perform strongly. The Board and Compensation Committee considered this substantial affirmation as one of many factors in crafting an executive compensation program that largely mirrors the stockholder approved approach.

This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Board of Directors and the Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF

THE COMPANY’S EXECUTIVE COMPENSATION PROPOSAL.

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PROPOSAL V —

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Sterling has approved the engagement of Crowe Horwath LLP (“Crowe Horwath”) to be Sterling’s independent registered public accounting firm for the fiscal year ending December 31, 2015. At the annual meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Horwath for Sterling’s fiscal year ending December 31, 2015. A representative of Crowe Horwath is expected to participate in the annual meeting, to respond to appropriate questions and to make a statement if he or she so desires.

In order to ratify the selection of Crowe Horwath as the independent registered public accounting firm for the 2015 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes represented at the annual meeting, either in person or by proxy, in favor of such ratification.

Stockholder ratification of the selection of Crowe Horwath is not required by Sterling’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accountant to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe Horwath, the Audit Committee will reconsider whether to retain that firm or not. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Audit Fees. The aggregate fees billed to us by Crowe Horwath for professional services rendered by Crowe Horwath for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings and engagements were $465,000 during the Transition Period and $735,000 and $475,550 during the fiscal years ended 2014 and 2013, respectively.

Audit Related Fees. The aggregate fees billed to us by Crowe Horwath for assurance and related services rendered by Crowe Horwath that are reasonably related to the performance of the audit and review of the financial statements and services provided in connection to the Provident Merger, benefit plan audits, capital offerings and that are not already reported in “Audit Fees,” were $-0- during the Transition Period and $124,985 and $149,905 during the fiscal years ended 2014 and 2013, respectively.

Tax-Related Fees. The aggregate fees billed to us by Crowe Horwath for professional services rendered by Crowe Horwath for tax consultations and tax compliance were $169,000 during the Transition Period and $296,140 and $94,980 during the fiscal years ended 2014 and 2013, respectively.

All Other Fees. The aggregate fees billed to us by Crowe Horwath primarily for internal audit services with respect to regulatory compliance consulting were $-0- during the Transition Period and $71,505 and $62,700 during the fiscal years ended 2014 and 2013, respectively.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by an independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the Transition Period and fiscal years ended 2014 and 2013, respectively.

THE AUDIT COMMITTEE OF THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

CROWE HORWATH AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE 2015 FISCAL YEAR.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 1, 2015, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each person who was a named executive officer; and

•	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 91,116,610 shares of common stock outstanding as of April 1, 2015. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of April 1, 2015, or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is c/o Sterling Bancorp, 400 Rella Boulevard, Montebello, New York 10901.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Directors
Robert Abrams	53,963	(1)	*
Louis J. Cappelli	992,949	(2)	1.09%
James F. Deutsch	500		*
Navy E. Djonovic	9,563		*
Fernando Ferrer	20,027		*
William F. Helmer	473,860	(3)	*
Thomas G. Kahn	1,369,469	(4)	1.50%
James B. Klein	335,914	(5)	*
Robert W. Lazar	19,839	(6)	*
John C. Millman	515,225	(7)	*
Richard O’Toole	4,563		*
Burt Steinberg	248,276	(8)	*

Executive Officers
Jack Kopnisky	342,071	(9)	*
Luis Massiani	46,795	(10)	*
James R. Peoples	62,563	(11)	*
Michael Bizenov	67,308	(12)	*
All Directors and Executive Officers as a Group (21 persons)	4,790,967		5.24%

BENEFICIAL OWNERS HOLDING MORE THAN 5%

BlackRock Inc. 55 East 52nd Street New York, New York 10022	7,323,463	(13)	8.04%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	4,943,181	(14)	5.43%

*	Denotes less than 1% owned.
(1)	The shares shown as owned by Mr. Abrams include 1,800 shares held by The Jacob J. Schulder Trust, of which he is trustee, and the beneficial ownership of which he disclaims.
(2)	The shares shown as owned by Mr. Cappelli include 897 common shares owned by his spouse and 209,760 common shares owned indirectly by the Cappelli Family Investors LLC, beneficial ownership of which he disclaims, and 9,270 common shares owned indirectly in an Individual Retirement Account.
(3)	The shares shown as owned by Mr. Helmer include 68,121 common shares owned by his spouse, beneficial ownership of which he disclaims, 76,106 shares owned indirectly in an Individual Retirement Account and 44,322 shares owned directly by 401(k).
(4)	The shares shown as owned by Mr. Kahn also include 1,072,309 common shares held by Kahn Bros. Group Inc., 18,055 common shares held as custodian, 6,000 shares owned indirectly in an Individual Retirement Account, 1,000 common shares held by an IRA for his spouse and 212,822 common shares held as trustee for various institutes, pension and profit-sharing plans, funds and foundations, the beneficial ownership of which he disclaims. The shares shown also include 17,363 common shares in a discretionary customer account held by Kahn Brothers, the beneficial ownership of which he disclaims.
(5)	The shares shown as owned by Mr. Klein include 51,324 shares held by the Jeanne Kleinman Family Trust, of which he is trustee, and the beneficial ownership of which he disclaims. 11,979 of the shares shown are held by his spouse, beneficial ownership of which is disclaimed.
(6)	The shares shown as owned by Mr. Lazar include 6,504 common shares owned indirectly in an Individual Retirement Account.
(7)	The shares shown as owned by Mr. Millman include 367 common shares owned by his spouse, and 1,511 shares held by his spouse’s Individual Retirement Account, beneficial ownership of which is disclaimed and 112,054 common shares owned indirectly in an Individual Retirement Account.
(8)	The shares shown as owned by Mr. Steinberg include 105,336 shares held by trusts, 10,107 shares owned indirectly in an Individual Retirement Account, and 415 common shares held as custodian, beneficial ownership of which he disclaims.
(9)	The shares shown as owned by Mr. Kopnisky include 159,854 common shares underlying stock options exercisable within 60 days.
(10)	The shares shown as owned by Mr. Massiani include 23,722 common shares underlying stock options exercisable within 60 days.
(11)	The shares shown as owned by Mr. Peoples include 36,774 common shares underlying stock options exercisable within 60 days.
(12)	The shares shown as owned by Mr. Bizenov include 12,625 common shares underlying stock options exercisable within 60 days, as well as 73 shares owned indirectly in an Individual Retirement Account.
(13)	Based upon information contained in the Schedule 13G filed by BlackRock Inc. (“BlackRock”) with the SEC on February 2, 2015, BlackRock beneficially owned 7,323,463 shares of common stock as of December 31, 2014, with sole voting power over 7,149,747 shares, shared voting power over 0 shares, sole dispositive power over 7,323,463 shares and shared dispositive power over 0 shares.
(14)	Based upon information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 5, 2015, Dimensional beneficially owned 4,943,181 shares of common stock as of December 31, 2014, with sole voting power over 4,722,111 shares, shared voting power over 0 shares, sole dispositive power over 4,943,181 shares and shared dispositive power over 0 shares.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Qualifications and Business Experience

Executive Officers - Fiscal Year 2014

The following provides certain business experience for the past five (5) years with respect to individuals who served as our executive officers during fiscal year 2014 and the Transition Period. Information concerning the business experience of Mr. Kopnisky, who serves as our CEO and President, is provided in “Proposal I – Election of Directors,” above. On January 29, 2015, the Company announced the resignation of Howard M. Applebaum, Executive Vice President and President, Specialty Lending Group, effective as of February 13, 2015. However, as Mr. Applebaum served in that capacity as an executive officer of the Company during the fiscal year 2014 and the Transition Period, he is included in our NEO disclosure for 2014. Thomas X. Geisel became Executive Vice President, President of Specialty Lending, effective March 31, 2015.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name	Age	Position(s) Held With Sterling Bancorp
Luis Massiani	38	Senior Executive Vice President and Chief Financial Officer
James R. Peoples	65	Senior Executive Vice President and Chief Banking Officer
Rodney Whitwell	56	Senior Executive Vice President, Chief Operating Officer and Chief Risk Officer
David S. Bagatelle	51	Executive Vice President and Market President of the New York Metro Market
Howard M. Applebaum	56	Former Executive Vice President and President of Specialty Finance and National Markets
Michael Bizenov	55	Executive Vice President and President of Consumer Banking
Vincent DeLucia	50	Executive Vice President and Hudson Valley Market President
Dale C. Fredston	62	Executive Vice President and General Counsel
Thomas X. Geisel	53	Executive Vice President and President of Specialty Lending

Luis Massiani currently serves as Senior Executive Vice President (since October 23, 2014) and Chief Financial Officer of the Company and the Bank. Mr. Massiani was appointed as Executive Vice President and Chief Financial Officer at Legacy Provident and Legacy Provident Bank effective December 15, 2012. Mr. Massiani was most recently Director of the Investment Banking Department of Credit Suisse Securities LLC. Prior to joining Credit Suisse in May 2011, Mr. Massiani served first as Vice President, then later as a Director, of the investment banking department of Citadel Securities LLC, from September 2009. From August 2005 to September 2009, Mr. Massiani worked in the Financial Institutions Group of Citigroup Global Markets Inc., first as an Associate, and later as Vice President.

James R. Peoples currently serves as Senior Executive Vice President of the Company and Bank (since October 23, 2014) and Chief Banking Officer of the Bank (since September 2014). Mr. Peoples was appointed as Executive Vice President and Market President of Regional Banking of Legacy Provident Bank and Executive Vice President of Legacy Provident in November 2011. Mr. Peoples has over 40 years of experience in financial services and credit management. He served as President for KeyBank in the Seattle Cascades District from 1999 through 2008, and Chairman, President and Chief Executive Officer of United Western Bank in Denver, Colorado from 2010 to 2011.

Rodney Whitwell serves as Senior Executive Vice President (since October 23, 2014), Chief Operating Officer and Chief Risk Officer of the Company and the Bank. Mr. Whitwell was appointed as Executive Vice President and named Chief Operating Officer of Legacy Provident Bank and Legacy Provident in November of 2011. Mr. Whitwell was appointed Chief Risk Officer of the Bank effective November 1, 2013. Mr. Whitwell has over thirty (30) years of leadership experience in financial services. He served as Director of Segment Management for Key Corporation in Cleveland, Ohio from 2004 to 2007, Senior Vice President of New Business Initiatives at The First Marblehead Corporation in Boston, Massachusetts from 2007 to 2008 and from 2008 to 2010 he served as Chief Executive Officer at Union Federal Savings Bank, a subsidiary of The First Marblehead Corporation. Mr. Whitwell was Principal at Mercatus LLC, a national financial services consulting and investing firm, from 2010 to 2011.

Howard M. Applebaum was appointed to the position of Executive Vice President and President of Specialty Finance and National Markets effective with the Provident Merger; he resigned effective as of February 13, 2015. Mr. Applebaum joined Legacy Sterling Bank in 1992 as Vice President and Corporate Banking Team Leader. Previously, he worked for twelve (12) years as a corporate banking officer and team leader at two (2) New York banking institutions. Mr. Applebaum was promoted to Senior Vice President and head of corporate banking in 1998. In 2001, Mr. Applebaum was promoted to Executive Vice President, Chief Lending Officer and Senior Credit Officer for Legacy Sterling, overseeing commercial, specialty finance and real estate lending activities. Mr. Applebaum currently serves on the Executive Board of the Commercial Finance Association.

David S. Bagatelle was appointed as Executive Vice President and named Market President of the New York Metro Market of Legacy Provident Bank and Executive Vice President of Legacy Provident in October 2011. Mr. Bagatelle has more than twenty-eight (28) years of experience in financial services. Most recently he was Founder, President, Chief Executive Officer and Board member of Herald National Bank in New York from 2007 to 2010. He served as Co-founder, President, Chief Executive Officer, and Board member of Signature Securities Group in New York from 2000 through 2006, and Co-founder and Executive Vice President of Signature Bank from 2000 through 2006.

Michael Bizenov was appointed as Executive Vice President and President of Consumer Banking in November 2013. Prior to this appointment, he was an officer of Legacy Sterling Bank from 1996 to October 2013, ultimately serving as the Executive Vice President and President of the Residential Mortgage Division. Prior to his joining Legacy Sterling, Mr. Bizenov was the co-founder and managing partner of Real Estate Funding Center, Inc.

Vincent DeLucia was appointed as Executive Vice President and Hudson Valley Market President in September 2014. Prior to that, Mr. DeLucia served as Senior Vice President, Northern and Rockland Commercial and Business Market Leader and Hudson Valley Market President for more than five (5) years. Mr. DeLucia began his banking career in 1989 when he joined Legacy Provident Bank.

Dale C. Fredston has served as Executive Vice President and General Counsel of Sterling and the Bank since the Provident Merger, and she previously served as Executive Vice President and General Counsel of Legacy Sterling. She joined Legacy Sterling in April 2003 as Senior Vice President and Chief Legal Officer. Prior to joining Sterling, Ms. Fredston served as counsel to Banc of America Commercial Finance Corporation and predecessor entities, from 1992 to 2001, ultimately serving as Senior Vice President, General Counsel and Secretary.

Thomas X. Geisel currently serves as Executive Vice President and President of Specialty Lending (since March 31, 2015) of the Company and the Bank; he previously served as a consultant to the Company for special projects since June 2014. Mr. Geisel has over eighteen (18) years of leadership in financial services. His background is diversified and includes experience in investment banking, private equity investing, commercial banking and executive management. He served as Chief Executive Officer of Sun Bancorp and Sun National Bank from 2008 to 2013. Prior to Sun Bancorp and Sun National Bank, Mr. Geisel served in a variety of positions at KeyCorp from 1999 to 2007, ultimately serving as President, Northeast Region from 2005 to 2007. Mr. Geisel also served as Managing Director and Partner of South Street Capital from 1994 to 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the fiscal year 2014 and the Transition Period, no executive officer, director or 10% beneficial owner of the Company’s shares of common stock failed to file ownership reports on a timely basis, except for the following: (i) an initial Form 4 post-merger by Mr. Klein reflecting three (3) transactions of acquired stock received immediately upon the effective time of the Provident Merger in exchange for Legacy Sterling shares; (ii) another Form 4 for Mr. Klein reflecting three (3) trust transactions involving the distribution of shares within one trust for disbursement into two (2) other trusts, all of which Mr. Klein has direct or indirect beneficial ownership of; and (iii) a Form 4 for Mr. Kahn reflecting a single transaction of a new customer joining his business, who holds Company shares that were transferred to a discretionary account under Mr. Kahn’s control.

CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Ethics

Sterling has adopted a Code of Ethics that is designed to uphold the highest standards of ethics, professionalism, fairness, honesty and respect. The Code of Ethics is applicable to Sterling’s directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer, chief risk officer and all officers performing similar functions. The Code of Ethics addresses conflicts of interest, the treatment of confidential information and compliance with applicable laws, rules and regulations. The Code of Ethics is available on the Company’s Internet website at www.sterlingbancorp.com under the heading “Governance Documents.” Amendments to and waivers of the Code, as applicable, are disclosed on the Company’s website.

Meetings and Committees of the Board

The business of the Board is conducted at regular and special meetings of the Board and its committees. In addition, the independent members of the Board meet in executive session periodically. The Chairman of the Nominating and Corporate Governance Committee presides over all executive sessions. During the collective period of the fiscal year 2014 and the Transition Period, the Board met at eleven (11) regular meetings and two (2) special meetings. No member of the Board or any committee thereof attended less than 75% of the aggregate of the meetings of the Board and the committees of which he or she is a member.

Copies of Sterling’s Corporate Governance Guidelines, Code of Ethics and the charters of each standing committee adopted by the Board are available on the Company’s Internet website (www.sterlingbancorp.com) under the heading “Governance Documents.” During fiscal year 2014 and the Transition Period, our Board committees consisted of the committees described below.

Executive Committee. The Executive Committee consists of Chairman Cappelli, who also serves as Chairman of the Committee; President, Chief Executive Officer and Director Kopnisky; and Directors Abrams, Ferrer, Helmer and Steinberg. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision over all matters pertaining to the interests of Sterling, subject at all times to the direction of the Board. The Executive Committee met three (3) times during the collective period of the fiscal year 2014 and the Transition Period.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Abrams, who serves as Chairman, Helmer, Klein, and O’Toole. All Committee members are independent. The Nominating and Corporate Governance Committee met seven (7) times during the collective period of the fiscal year 2014 and the Transition Period, which includes two (2) joint meetings with the Compensation Committee.

The Nominating and Corporate Governance Committee’s responsibilities include the periodic review of the size, structure and composition of the Board and making recommendations for change, if indicated, establishing procedures for evaluating the Board of Directors, reviewing Board policies, reviewing and evaluating Board compensation and recommending changes thereto, reviewing Sterling’s Certificate of Incorporation and Bylaws, and reviewing and approving related-party transactions.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating, or, through a sub-committee, causing an evaluation of the current members of the Board willing to continue in service.

Current members of the Board with skills and experience that are relevant to Sterling’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If there were a vacancy on the Board because any member of the Board does not wish to continue in service, or if it is decided not to re-nominate a director for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all Board members, and may engage in other search activities, which activities may be conducted through a sub-committee. Criteria identified by the Board from time to time include factors relative to the overall composition of the Board and such other factors as the Nominating and Corporate Governance Committee deem appropriate, such as a potential candidate’s business experience, specific areas of expertise, skills, and background. When identifying nominees to serve as a director, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of background, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, knowledge of the community served and corporate governance.

Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Sterling, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating and Corporate Governance Committee would consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; and the ability to develop business for Sterling.

As previously reported, in connection with the Provident Merger, the Board amended the Company’s Bylaws to give effect to provisions of the Merger Agreement concerning the composition of the Board and the Chairman and President and CEO positions. The Bylaws provide that the Board will be comprised of thirteen (13) directors, of which seven (7) shall be former members of the Board of Directors of Provident New York Bancorp chosen by Provident New York Bancorp (the “Former Provident Directors”), including Jack Kopnisky, and six (6) of which shall be former members of the Board of Directors of Legacy Sterling chosen by Legacy Sterling (the “Former Sterling Directors”), including Louis J. Cappelli and John Millman. The removal of Jack Kopnisky or Louis J. Cappelli from, or the failure to appoint or re-elect Jack Kopnisky or Louis J. Cappelli to, any of the specified positions and any determination not to nominate Jack Kopnisky or Louis J. Cappelli as a director of the Company, prior to the three (3) year anniversary of the Provident Merger each require the affirmative vote of at least 75% of the full Board. In addition, these provisions of the Bylaws only may be modified, amended or repealed by an affirmative vote of at least 75% of the full Board. Upon the closing of the HVB Merger, which is anticipated to close by the end of the second calendar quarter of 2015, Sterling will appoint four (4) directors of the Board of Hudson Valley to join the Board of Directors of the combined company. Prior to the consummation of the HVB Merger, Sterling’s Bylaws will be revised to, among other things, increase the size of the Board to accommodate the addition of the Hudson Valley directors to the Board of the combined company.

The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 400 Rella Boulevard, Montebello, New York 10901. The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of the mailing of our proxy materials for the preceding year’s annual meeting. The submission must include the following:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	The name and address of the stockholder as such information appears on Sterling’s books, and the number of shares of Sterling’s common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•	The name, address and contact information for the candidate, and the number of shares of common stock of Sterling that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in the Company’s Proxy Statement pursuant to SEC Regulation 14A;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or its affiliates;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be conducted at an Annual Meeting,” below.

Audit Committee. The Audit Committee consists of Directors Steinberg, who serves as Chairman, Djonovic, Ferrer, and Lazar. The Board of Directors has determined that each member is financially literate and has determined that Director Steinberg qualifies as an “audit committee financial expert” as defined under SEC rules and regulations by virtue of his background and experience. Director Steinberg also qualifies as a financial expert in accordance with the listing standards of the NYSE applicable to Audit Committee members. Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and in accordance with the listing standards of the NYSE.

As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, including the quarterly review and the annual audit of our consolidated financial statements by the independent registered public accounting firm, internal controls and financial risk management. In addition, the Audit Committee meets with our internal Chief Auditor to review the results of audits of specific areas on a quarterly basis. The Audit Committee met eleven (11) times during the collective period of the fiscal year 2014 and the Transition Period.

Compensation Committee. The Compensation Committee consists of Directors Helmer, who serves as Chairman, Abrams, Lazar and Steinberg, each of whom is independent. The Compensation Committee is responsible for determining the salaries of the President and CEO and all executive officers. The Compensation Committee also determines annual cash incentive payments to the CEO and other executive officers in accordance with the terms of the STI Plan (as defined herein). Determinations with respect to grants under stock benefit plans are made by the Compensation Committee, excluding any director who is not considered “disinterested” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee met nine (9) times during the collective period of the fiscal year 2014 and the Transition Period.

Enterprise Risk Committee. The Enterprise Risk Committee consists of Directors Ferrer, who serves as Chairman, Cappelli, Deutsch, Kahn, Kopnisky and Millman. The Enterprise Risk Committee’s responsibilities include overseeing all aspects of enterprise risk management. The Committee assists the Board of Directors and oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk. The Enterprise Risk Committee met six (6) times during the collective period of the fiscal year 2014 and the Transition Period.

Credit Risk Subcommittee. The Enterprise Risk Committee has a Credit Risk Subcommittee that oversees the Bank’s lending activities including, but not limited to, (i) overseeing the efforts of Bank management to maintain appropriate risk/reward metrics within the loan portfolio, (ii) reviewing with management trends in loan portfolio performance, and (iii) reviewing certain audits and regulatory examinations with respect to the Bank’s loan portfolio. The Credit Risk Subcommittee consists of Directors Deutsch, who serves as Moderator, Cappelli, Kopnisky and Millman. The Credit Risk Subcommittee met seven (7) times during the collective period of the fiscal year 2014 and the Transition Period.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year 2014 and the Transition Period;

•	Discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards; and

•	Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed with the SEC on November 28, 2014, as amended on January 23, 2015, and our Transition Report on Form 10-K for the transition period ended December 31, 2014, filed with the SEC on March 6, 2015.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Sterling specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Burt Steinberg, Chairman

Navy Djonovic

Fernando Ferrer

Robert W. Lazar

Communications with the Board

All interested parties who wish to contact our Board or an individual director may do so by writing to: Board of Directors, Sterling Bancorp, 400 Rella Boulevard, Montebello, New York 10901, Attention: Chief Executive Officer or Corporate Secretary. Interested parties who wish to communicate directly with the presiding director of Board executive sessions or with the Company’s non-management directors as a group may do so by writing to the address directly listed above, but by addressing such communication to the Chairman of the Nominating and Corporate Governance Committee. The letter should indicate if the author is a stockholder of Sterling, and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The President and CEO, however, may directly respond at his discretion. If appropriate, the Corporate Secretary may (1) handle an inquiry directly, or (2) forward a communication for response by another employee of Sterling. A copy of any such communication and response is forwarded to the Board at the next available Board meeting. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board has reviewed the current Board leadership structure of the Company, the Bank and all affiliates, which consists of a separate Chairman of the Board and a President/CEO. The Chairman of the Board performs all duties and has all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors, including presiding at all meetings of the stockholders and all meetings of the Board of Directors. The President and CEO has responsibility for the management and control of the business and affairs of the Company and has general supervision of all of the officers (other than the Chairman of the Board), employees and agents of the Company. The Board believes that separating the roles enhances both the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.

The Board has established an Enterprise Risk Committee whose responsibilities include overseeing all aspects of the enterprise-wide risk management and meets at least on a quarterly basis. The Enterprise Risk Committee consists of Directors Ferrer, who serves as Chairman, Cappelli, Deutsch, Kahn, Kopnisky and Millman. The Committee’s main responsibilities include providing specific oversight of the Company’s enterprise-wide risk management functions and reporting to the Board on its activities. The Committee oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk, including (a) credit risk, (b) market and capital risk, including interest rate risk and liquidity risk, (c) operational risk, including information technology and information security risk, (d) strategic business risk including business planning, human resources, legal and compliance, BSA/AML and financial reporting, and (e) reputation risk. In such capacity, the Committee is responsible for, among other things, overseeing the efforts of management in (i) fostering the establishment and maintenance of an effective risk management culture, (ii) assisting the Board in establishing prudent levels of risk consistent with the Company’s strategic objectives and in promulgating appropriate corresponding reporting and escalation guidelines, (iii) assessing and monitoring the effectiveness of the Company’s risk management leadership and infrastructure, (iv) monitoring trends within each category of risk, including those identified above, and also any interrelationship among multiple risks, (v) considering risk associated with any major new Company initiatives, (vi) assessing the Bank’s capital management and allocation, and (vii) facilitating the education of the full Board as necessary with respect to any pertinent risk topics. In conjunction with the Enterprise Risk Committee, on a quarterly basis, the Chief Risk Officer presents a consolidated Risk Assessment Report to the Board covering credit risk, market and capital risk, operational and IT controls, information security, and strategic risks.

The Audit Committee also plays a role in risk oversight. The Audit Committee has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting, as well as its financial statements.

Attendance at Annual Meetings of Stockholders

Sterling does not have a policy regarding director attendance at annual meetings of stockholders. All of our directors at the time of the meeting attended either in person or by phone the prior fiscal year’s annual meeting of stockholders.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

On January 29, 2015, the Board of Directors adopted the change of our fiscal year end from September 30 to December 31. As a result, on March 6, 2015, we filed our Transition Report on Form 10-K/T for the three-month transition period (from October 1 to December 31) ended December 31, 2014, or the Transition Period. Accordingly, this Compensation Discussion & Analysis (“CD&A”) section reflects current compensation programs and changes in effect for the prior fiscal year 2014 (as also reported on our Form 10-K/A filed with the SEC on January 23, 2015 and a Form 8-K filed with the SEC on February 3, 2015) and the Transition Period.

Our Strategic Accomplishments

•	We continued to make strong progress in fiscal year 2014 and the Transition Period in expanding Sterling’s presence in the greater New York metropolitan region and placing increased emphasis on our commercial banking activities.

•	As a result of the Provident Merger and our continued strong organic growth, Sterling is a larger, more profitable and more diversified company. As of December 31, 2014, total assets were $7.4 billion and total loans were $4.8 billion, which represented growth of $757.4 million and $688.5 million, respectively, over December 31, 2013. For the twelve (12) months ended December 31, 2014, reported GAAP net income was $58.7 million and diluted earnings per share were $0.70.

•	In addition to delivering strong financial results, the Company also made significant progress on three (3) key strategic initiatives outlined for fiscal year 2014 and the Transition Period. These included the merger and integration of Legacy Sterling, the completion of the banking systems conversion and the consolidation of our financial centers and other locations. As a result of these strategic initiatives, the Company incurred significant costs that were not contemplated in the original business plan for 2014.

•	On November 5, 2014, the Company announced that it had entered into a definitive merger agreement with Hudson Valley Holding Corp. (the “HVB Merger”). The combined company is expected to have $10.8 billion in assets, $6.6 billion in total loans and deposits of $7.9 billion. The transaction is anticipated to close by the end of the second calendar quarter of 2015. We anticipate that the HVB Merger will continue to allow us to accelerate loan growth, increase our ability to gather low cost core deposits and generate substantial cost savings and revenue enhancement opportunities.

•	The Company’s three (3)-year total stockholder return through December 31, 2014 was 32.7%, which was above the peer group median of 14.9% and peer group 75th percentile of 19.5%.

Highlights of Fiscal Year 2014 and Transition Period Compensation Program and Actions

The Company’s executive compensation program is designed to align total compensation with performance while enabling us to attract, motivate and retain high quality executive management. The Compensation Committee regularly reviews the Company’s compensation programs to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry trends and stockholder interests.

Our compensation program continues to focus on performance-based pay that reflects our achievements on an annual basis and our ability to deliver long-term value to our stockholders. We have a balanced approach to total compensation that includes a mix of base/fixed pay and variable/performance-based pay, a proportion of cash and equity and a proportion of short- and long-term incentive compensation. For the fiscal year 2014 and the Transition Period, our compensation targets and pay mix were the following:

Fiscal Year Ended September 30, 2014:

Transition Period Ended December 31, 2014:

During fiscal year 2014 and the Transition Period, the following pay decisions were adopted by the Compensation Committee:

•	The base salaries of Mr. Kopnisky (President and CEO), Mr. Massiani (Senior Executive Vice President and Chief Financial Officer) and Mr. Peoples (Senior Executive Vice President and Chief Banking Officer) were adjusted to reflect increased responsibilities, performance and market practice for similar roles.

•	Our 2014 annual incentive awards were based on a fifteen (15)-month performance period from October 1, 2013 through December 31, 2014 (which included both the fiscal year 2014 and Transition Period) and were paid in February 2015.

•	Target long-term incentive award opportunities for the NEOs were adjusted to be in-line with market practice for a financial institution of our size. We believe this further aligns the interests of our NEOs with long-term performance and the interests of our stockholders.

•	Long-term equity awards were granted in October 2014 with between 50%-60% of the award value comprised of performance shares that are directly tied to our relative EPS and relative ROA over a three (3)-year period. All of our equity awards are also subject to a one-year holding period once vested.

•	The maximum award amount for performance-based restricted stock units (“performance shares”) was reduced from 200% of target to 150% of target.

GOVERNANCE HIGHLIGHTS: The Compensation Committee continued to maintain the following compensation best practices:

•	An executive compensation clawback policy.

•	Stock ownership guidelines for executive officers.

•	No gross-up provisions on excise taxes paid in connection with a change in control in all executive officer employment agreements.

•	Double-trigger provisions for equity vesting required upon a change in control.

•	Limited perquisites.

Effect of 2014 Say on Pay Vote

At the Company’s 2014 annual meeting, stockholders cast an advisory vote regarding the Company’s executive compensation (a “Say on Pay” proposal). Ninety-four percent (94%) of the votes cast on the Say on Pay proposal were voted in favor of the Company’s executive compensation program. Given this significant level of support from the Company’s stockholders, the Compensation Committee and the Board believe that the Company is taking a measured, informed and responsible approach to executive compensation which incorporates all of the Company’s objectives and policies set forth above including, but not limited to, a pay for performance culture that retains executives who perform strongly. The Board and the Compensation Committee considered this substantial affirmation as one of many factors in crafting an executive compensation program that largely mirrors the stockholder approved approach and will continue to seek stockholder feedback on our compensation programs.

Role of the Compensation Committee

The Compensation Committee consists of no fewer than three (3) members of the Board, each of whom is independent. The Chair of the Compensation Committee reports on material committee actions at Board meetings.

The Compensation Committee reviews all elements of compensation for the Company’s President and CEO, Chief Financial Officer (“CFO”), and the three (3) other most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”). Elements of compensation are reviewed individually and in the aggregate, including a review of base salary, annual cash incentives, total cash compensation, long-term incentives and/or equity awards, total direct compensation, benefits and perquisites. In addition, the Compensation Committee reviews the interplay between pay and performance and considers all elements in the aggregate as part of an executive’s total compensation package. The Compensation Committee reviews its philosophy and executive compensation practices annually.

The Compensation Committee’s major duties and responsibilities are the following:

•	Review overall compensation, benefit and perquisites programs.

•	Evaluate CEO and other executive officer performance.

•	Review all aspects of the CEO’s pay program including approval of base salary, annual incentives, equity and benefits.

•	Review all aspects of the pay programs of the executive officers who report to the CEO.

•	Assess the risk in connection with the compensation program to ensure executives are not encouraged or rewarded for taking excessive risk.

•	Award annual cash incentive payments to the CEO and other executive officers in accordance with the terms of the Executive Officer Short-Term Incentive Plan.

•	Review, evaluate and, if applicable, approve incentive, equity and executive benefit plans.

•	Oversee the Company’s compliance with all regulations related to executive compensation.

•	Review and approve all severance and termination arrangements for executive officers.

•	Review and approve the CD&A.

The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees consisting of one or more of its members, as the Committee deems appropriate in its sole discretion.

Role of Management

Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management are requested to attend meetings and/or provide input to the Compensation Committee. Input may be sought from the CEO, Chief Human Capital Officer (“CHCO”), CFO, Chief Risk Officer or others to ensure the Compensation Committee has the information and perspective it requires to carry out its duties.

In particular, the Compensation Committee will seek input from the CEO on matters relating to strategic objectives, Company performance goals and an annual business plan. In addition, the CEO provides to the Compensation Committee a self-assessment of his annual performance, as well as summaries of executive officer performance and recommendations relating to executive officer compensation, for its review at the end of each fiscal year.

The CHCO assists the Compensation Committee on the design, administration and operation of the Company’s compensation programs. The CHCO may be requested, on the Compensation Committee’s behalf, to work with the Compensation Committee’s independent consultant to develop proposals for the Compensation Committee’s consideration. The Compensation Committee also receives regular updates from the Company’s Chief Risk Officer and CFO throughout the year as appropriate.

Although executives provide insight, suggestions and recommendations regarding executive compensation, only Compensation Committee members vote on decisions regarding executive compensation. The Committee regularly meets in executive session without management.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters. The Compensation Committee also has access to outside legal counsel and other experts as needed. The compensation consultant and other experts serve at the request of the Compensation Committee, which has the power and authority to retain such experts and approve fees and retention terms.

The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) in 2014 to serve as compensation consultant and to perform the following tasks, among others: assist with fiscal year end and Transition Period decisions; conduct a review of the competitiveness and effectiveness of the Company’s executive compensation program relative to market practice; assist in the design of the 2015 Omnibus Plan; and serve as independent advisor to the Compensation Committee. Meridian reported directly to the Compensation Committee and did not perform any other services for the Company. In the event that the Company desires to seek Meridian’s expertise for assistance with other issues not directly related to executive compensation, the Compensation Committee first approves such activities.

In retaining Meridian, the Compensation Committee determined that, based on the information presented to it, Meridian was independent and that its engagement did not present any conflicts of interest. In making this determination, the Compensation Committee noted that (a) Meridian provided no other services to the Company other than compensation consulting; (b) no personal or business relationships exist between Meridian and members of the Board or executive officers; (c) Meridian and its consultants do not directly own any shares of the Company’s stock; and (d) Meridian maintains a written policy designed to avoid conflicts of interest that may arise. Meridian also determined that it was independent from the executive officers and confirmed this in a written statement delivered to the Chair of the Compensation Committee. Based on the above, the Compensation Committee reviewed and concluded that Meridian’s services comply with the standards adopted by the SEC and NYSE regarding compensation advisor independence and conflicts of interest. The Compensation Committee will continue to monitor compliance with these requirements on an ongoing basis.

Executive Compensation Philosophy

Our executive compensation program is intended to align the interests of our executive officers with stockholders by rewarding performance against established corporate financial goals, strong executive leadership and superior individual performance. By providing annual cash incentives, long-term equity compensation and competitive benefits, our goal is to attract, motivate and retain a qualified and talented team of executives who will help maximize the Company’s long-term financial performance, growth and profitability.

The Company’s compensation program is designed to provide a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain significant stock ownership in the Company. The Compensation Committee regularly reviews the components of each NEO’s compensation package and generally targets 50% of the total compensation opportunity to be based on a combination of short-term and long-term performance. We accomplish these objectives through an integrated total compensation program.

The Compensation Committee regularly assesses the components of the executive compensation program with advice from its independent compensation consultant. Periodically, the independent consultant will conduct a benchmarking study utilizing a peer group of banks of similar asset size and geographic region as well as a number of industry data sources. The purpose of this assessment is to provide market perspective on the Company’s peers to the Compensation Committee as it sets base salaries and incentive opportunities for the next year. The Compensation Committee believes that ongoing monitoring of the Company’s programs and pay decisions, as well as that of its peers, enables it to assess the effectiveness of pay decisions and ensure the executive compensation program meets desired objectives. In the fall of 2013 and 2014, the Compensation Committee requested an updated benchmarking analysis from Meridian for a competitive review of executive compensation. The benchmarking analyses found that the overall target total compensation was at or below market for most NEOs, considering the Company’s increased size and new peer group post-merger. Accordingly, certain adjustments in compensation aspects were made for fiscal year 2014 and the Transition Period, as discussed in more detail later in this CD&A.

The peer group was developed by Meridian in 2013 (with no adjustments for 2014) using objective parameters that reflected banks and thrifts of similar asset size and in the northeast region. The peer analyses were used for fiscal year 2014 and Transition Period compensation. The peer group included the following financial institutions, with median asset size of approximately $6 billion as of June 30, 2012, similar to the Company’s post-merger size:

Berkshire Hills Bancorp, Inc.	Northwest Bancshares, Inc.
Brookline Bancorp, Inc.	Provident Financial Services, Inc.
Community Bank System, Inc.	S&T Bancorp, Inc.
F.N.B. Corporation	Sandy Spring Bancorp, Inc.
First Commonwealth Financial Corp.	Signature Bank
Flushing Financial Corporation	Susquehanna Bancshares, Inc.
Fulton Financial Corporation	Tompkins Financial Corporation
Independent Bank Corp.	TrustCo Bank Corp NY
National Penn Bancshares, Inc.	Valley National Bancorp
NBT Bancorp Inc.	WSFS Financial Corporation

Our total compensation program includes the following components:

Component	Objective/Purpose
Base Salary

•    Provide competitive base compensation to recognize executives’ roles, responsibilities, contributions, experience and performance. Our salaries generally are targeted to be within the range of market median.

•    Represents fixed compensation that is the basis for other compensation elements such as incentive pay.

• Actual salaries and increases reflect an executive’s performance, experience and pay level relative to internal and external salary relationships.

Annual Cash Incentive Awards

•    Motivate and reward achievement of specific annual performance goals. We provide competitive compensation when performance goals are achieved; above or below median pay when performance is above or below performance.

•    Align executives with the Company’s strategic plan and critical performance goals. Provide meaningful “pay-at-risk” that is earned each year based on performance. Actual awards vary based on performance.

•    Encourage teamwork and collaboration across the Company.

Equity Compensation/ Long-term Incentives

•    Target long-term incentive opportunities that are competitive with industry practice and norms. Such opportunities reward executives for long-term growth, profitability and creating stockholder value.

•    Align executive and stockholder interests through stock awards which are tied to stock price appreciation.

•    Ensure sound risk management by providing a balanced view of performance and long-term stockholder value.

•    Grant restricted stock to help ensure executives have an ownership/equity interest.

•    Grant performance shares and stock options to incentivize executives over multi-year periods.

Benefits and Perquisites	• Be competitive with industry practice and enable the Company to attract, motivate and retain qualified talent. • Provide insurance and retirement security benefits.

Employment Agreements and Severance/Change in Control Benefits	• Be competitive with industry practice. • Protect the executive and the Company in the event of termination. • Retain executives in the event of a change in control.

Fiscal Year 2014 and Transition Period Compensation Elements

Consistent with past years, the Company’s total compensation program for fiscal year 2014 and the Transition Period consisted of four main components: base salary, annual cash incentive compensation, long-term incentives/equity compensation and benefits.

Base Salary

2014 and Transition Period Decisions. The Compensation Committee determined that an increase in the base salary for each of Messrs. Kopnisky, Massiani and Peoples was appropriate based on a review of market data and performance assessments, and in consideration of the increased responsibilities resulting from the larger size and diversification of the Company. The Compensation Committee approved a base salary increase in November 2013 and an increase for the CEO in October 2014.

Name / Position	2013 Annualized Base Salary	2014 Annualized Base Salary	Annualized Base Salary During the Transition Period
Jack Kopnisky, President and CEO	$600,000	$650,000	$750,000

Luis Massiani, Senior Executive Vice President and CFO	350,000	400,000	400,000

James Peoples, Senior Executive Vice President and Chief Banking Officer	350,000	400,000	400,000

Messrs. Applebaum and Bizenov joined the Company effective October 31, 2013 from Legacy Sterling upon the effectiveness of the Provident Merger. As such, they were NEOs in 2014 for the first time with the Company. On January 29, 2015, the Company announced the resignation of Howard M. Applebaum, Executive Vice President and President, Specialty Lending Group, effective as of February 13, 2015. Subsequently, Thomas X. Geisel became the Executive Vice President and President of Specialty Lending, effective March 31, 2015. However, as Mr. Applebaum served in the capacity as an executive officer of the Company during fiscal year 2014 and the Transition Period, he is included in our NEO disclosure for 2014. The 2014 base salaries of Messrs. Applebaum and Bizenov were established as a part of the Provident Merger transaction to reflect their roles in the Company post-merger consistent with the Compensation Committee’s review of market data and performance assessments of similarly-situated executives at peer companies.

Annual Cash Incentive Compensation

An important element of our performance-based pay program is our Executive Officer Short-Term Incentive Plan (the “STI Plan”), which includes the participation of officers with the title of Senior Vice President and above. In February 2015, the Compensation Committee awarded annual cash incentive compensation to the Company’s NEOs pursuant to the Company’s STI Plan based on certain performance goals following the completion of the fifteen (15)-month performance period ended December 31, 2014 (extended from the prior end date of September 30, 2014 to include the Transition Period).

Performance Measures

Under the STI Plan, performance measures are established by the Compensation Committee on an annual basis and are tied specifically to the Company’s financial performance. In determining the NEOs’ awards, the Compensation Committee considered a combination of corporate (earnings per share and return on average assets), business unit and individual performance factors. These factors included a review of the Company’s overall performance relative to its strategic plan, the individual achievement of each NEO relative to annual goals, and the NEO’s overall contribution to the Company. The weights of these factors are summarized in the following table:

	Annual Cash Incentive Weighting of Performance Goals
NEO	Corporate	Business Unit	Individual
CEO	70%	0%	30%
Other NEOs	70%	15%	15%

Each executive, except for our CEO, had business unit goals specific to his or her role. For example, market presidents may have specific loan and deposit target goals; operational manager performance is measured mainly through efficiency and productivity metrics. Individual goals focused on the contribution of the NEO to the successful execution of the Company’s strategic plan in 2014.

The table below outlines the corporate metrics, targets and relative weightings established by the Compensation Committee for the NEOs for the fifteen (15) months ended December 31, 2014:

Metric	Weighting	Threshold	Target	Stretch
Earnings per Share	50%	$0.70	$0.79	$0.90
Return on Average Assets	50%	0.85%	0.95%	1.01%

Performance was assessed after the end of the performance period against the specific predefined goals. Cash incentive payments based on the Company’s financial performance were made only if one or more financial metrics meets or exceeds the thresholds established by the Compensation Committee.

Target Annual Incentive Opportunities

The STI Plan is cash-based and a target incentive opportunity (defined as a percentage of base salary) is established by the Compensation Committee for each position based on role, responsibilities and market practice. Potential awards range from 50% of target for threshold performance to a cap of 150% of target for stretch performance. The 2014 annual incentive targets and ranges were the following:

	Annual Cash Incentive as a % of Base Salary
NEO	Threshold (50%)	Target (100%)	Maximum (150%)
CEO	27.5%	55%	82.5%
Other NEOs	20%	40%	60%

For each NEO, the total eligible incentive target for each of the fiscal year 2014 and the Transition Period was as follows:

Name/Title	Base Salary	Annual Incentive Target Fiscal 2014		Annual Incentive Target Transition Period		Fifteen Month Total Eligible Target ($)
		% of Base	Prorated Amount ($)	% of Base	Prorated Amount ($)
Jack Kopnisky (1) President and CEO	$650,000	55%	$357,500	55%	$103,125	$460,625
Luis Massiani SEVP & Chief Financial Officer	$400,000	40%	$160,000	40%	$40,000	$200,000
James R. Peoples SEVP & Chief Banking Officer	$400,000	40%	$160,000	40%	$40,000	$200,000
Howard M. Applebaum(2) Former EVP & President of Specialty Finance & National Markets	$400,000	40%	$120,000	40%	$40,000	$160,000
Michael Bizenov (2) EVP & President of Consumer Banking	$400,000	40%	$120,000	40%	$40,000	$160,000

(1)	Mr. Kopnisky’s annualized base salary increased to $750,000 for the Transition Period.
(2)	Messrs. Applebaum and Bizenov received payments only for calendar year 2014 (12 months).

2014 STI Plan Payouts

At the end of the year, the Compensation Committee determined a payout percentage based on the Company’s financial performance, combined with an assessment of individual and business unit performance of the NEO. The Compensation Committee scored the Corporate Component at target (100% payout) based on how the Company performed against the adjusted EPS and adjusted ROA goals (see attached Annex C to this proxy statement for a description of the GAAP reconciliation).

	Performance Goals
Measure (each weighted 50%)	Threshold	Target	Stretch	Actual Adjusted	Payout %
Earnings per share	$0.70	$0.79	$0.90	$0.79	100%
Return on average assets	0.85%	0.95%	1.01%	0.95%	100%

The Compensation Committee also assessed business unit performance and individual performance for each NEO. Messrs. Peoples and Bizenov received a business unit score of 100% and Mr. Massiani received a business unit score of 125%. After further assessing individual performance, the Compensation Committee authorized the following incentive compensation to be paid to the NEOs under the STI Plan for 2014:

Name/Title	Fifteen Month Total Eligible Target	Cash Incentive Payment	% of Target
Jack Kopnisky President and CEO	$460,625	$500,000	108.5%
Luis Massiani SEVP & Chief Financial Officer	$200,000	$225,000	112.5%
James R. Peoples SEVP & Chief Banking Officer	$200,000	$200,000	100%
Howard Applebaum(1)	—	$112,000	—
Michael Bizenov EVP & President of Consumer Banking	$160,000	$100,000	62.5%

(1)	Mr. Applebaum’s award was pursuant to his Separation Agreement with the Company, as described in the below section entitled, “Employment-Related Agreements and Potential Payments upon Termination or Change in Control—Howard Applebaum and Michael Bizenov.”

The Compensation Committee determined the awards are reflective of the Company’s growth and improved profitability, the successful integration of Legacy Sterling, improved asset quality trends and the experience and leadership skills of the individual officers.

Equity Compensation/Long Term Incentives

Another key element of executive compensation is the Company’s long-term incentive plan which provides equity based compensation that supports our goals to provide performance-based compensation that is aligned with our stockholders’ interests and serves as a long-term retention tool for high performing executives. Shares granted as part of the long-term incentive plan are issued from the 2004 Stock Incentive Plan (the “2004 SI Plan”) and the 2014 Stock Incentive Plan (the “2014 SI Plan”). The 2014 SI Plan was approved by the Company’s stockholders on February 20, 2014 and replaced the Company’s 2012 Stock Incentive Plan. If approved by the requisite stockholder vote at our 2015 annual stockholder meeting, the 2015 Omnibus Plan will replace the 2014 SI Plan.

Fiscal 2014 Target Long-Term Incentive Opportunities (October 1, 2013 – September 30, 2014)

For fiscal year 2014, the Compensation Committee set the long-term incentive targets as indicated in the table below. These targets were based on an assessment of market practice for banks similar in size and geographic region.

Fiscal Year 2014 Long-Term Equity Award Opportunity as a % of Base Salary

NEO	Threshold (50%)	Target (100%)	Maximum (150%)
CEO	35%	70%	105%
Other NEOs(1)	20%	40%	60%

(1)	Messrs. Applebaum and Bizenov did not participate in the 2014 LTIP as they joined the Company upon the effectiveness of the Provident Merger on October 31, 2013, which was subsequent to the effective date of the 2014 LTIP awards’ grant date. Rather, Messrs. Applebaum and Bizenov received restricted stock awards pursuant to the terms of their employment agreements, as outlined below under “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control—Howard Applebaum and Michael Bizenov.”

Generally for our NEOs (with the exceptions of Messrs. Applebaum and Bizenov as noted above), the fiscal year 2014 long-term equity incentive plan awards had the following components:

•	50% of the target award consisted of performance shares.

•	25% of the target award consisted of time vested restricted stock.

•	25% of the target award consisted of time vested stock options.

Transition Period Target Long-Term Incentive Opportunities

In the fall of 2014, the Compensation Committee set the long-term incentive targets for the Transition Period as indicated in the table below. These targets were based on an assessment of market practice for banks similar in size and geographic region. These targets were used for the October 2014 awards and represent the transition/fiscal 2015 long-term incentive awards. The Company does not intend to make another regular annual long-term incentive award until the first quarter of 2016.

Transition Period Long-Term Equity Award Opportunity as a % of Base Salary

NEO	Threshold (50%)	Target (100%)	Maximum (150%)
Mr. Kopnisky	50%	100%	150%
Messrs. Peoples and Massiani	27.5%	55%	82.5%
Messrs. Applebaum and Bizenov	20%	40%	60%

Beginning in the Transition Period (and for the annual fiscal 2015 grants), the Company is targeting long-term equity incentive plan awards with the following ranges of components for all NEOs:

•	50%-60% of the target award to consist of performance shares.

•	40%-50% of the target award to consist of time vested restricted stock.

Time-vested awards (restricted stock and stock options) are granted between 50% and 150% of each executive’s target on a holistic basis reflecting an assessment of corporate, business unit and individual performance and vest ratably over a three (3)-year period. Dividends with a record date after the award effective date are paid to recipients of restricted stock awards in the same manner as for other Company stockholders. The restricted stock awards issued to our executive officers also have an additional one-year hold period upon vesting.

Performance shares are typically granted at target for each executive (100%) and vest based on future performance relative to specific corporate metrics approved by the Compensation Committee at the time of the grant. Such grants issued to our executive officers are earned and cliff vest after three (3) years and are also subject to a one-year holding requirement. In order to be eligible to earn an award, two (2) performance gates must be achieved:

•	EPS (as defined below) must be at a minimum of $1.00 per share.

•	ROA (as defined below) must be a minimum of 90 basis points at the end of the performance period.

Once these hurdles are achieved, awards will vest after three (3) years based on the following performance metrics:

•	Return on Average Assets (“ROA”) relative to the KBW Banks Region Bank Index over a three-(3) year period.
•	Compound annual earnings per share (“EPS”) growth relative to the KBW Banks Region Bank Index over a three (3) year period.

Each performance metric receives a 50% weighting. In order to earn the awards at the targeted amounts, performance must be at least at the median of the KBW Banks Region Bank Index. Performance is interpolated within a range from 50% of the grant award for achieving 35th percentile performance relative to the index and a maximum award of 150% of target for achieving 75th percentile or greater relative to the index. We believe this award structure requires strong performance for any awards to be made.

For fiscal year 2014 awards made in October 2013, the performance period is from October 1, 2013 through September 30, 2016. For transition/fiscal year 2015 awards made in October 2014, the performance period is January 1, 2015 through December 31, 2017. For both performance shares granted in October 2013 and October 2014, the table below shows the matrix that the Compensation Committee will review upon the completion of the performance period (assuming the EPS and ROA thresholds are achieved).

Measure	Payout Range
	Weight	Threshold < 35th percentile	Threshold 35th percentile	Target 50th percentile	Stretch 75th percentile and above
Relative 3-year ROA (i.e., percentile rank)	50%	0%	25%	50%	75%
Relative 3-year EPS Growth (i.e., percentile rank)	50%	0%	25%	50%	75%

Total	100%	0%	50%	100%	150%

The fiscal year 2014 (under the heading “Fiscal 2014”) and transition and fiscal year 2015 equity grants (under the heading “Transition”) are summarized below. For more information on the assumptions used in determining the fair value of these awards refer to the “Grants of Plan-Based Awards in Fiscal 2014 and the Transition Period” table included herein on page 45.

Value of Fiscal Year 2014 and Transition Period Equity Compensation Awards

	Period	Stock Options		Restricted Stock	Performance Shares	Total	Total Number of Shares
Jack Kopnisky	Transition	—		$450,005	$450,005	$900,010	68,028
	Fiscal 2014	$330,543	(1)	135,002	135,002	600,547	153,203
Luis Massiani	Transition	—		131,996	131,996	263,992	19,954
	Fiscal 2014	52,711		52,495	52,495	157,700	30,411
James R. Peoples	Transition	—		178,301	131,996	310,297	23,454
	Fiscal 2014	39,534		39,374	52,494	131,402	23,964
Howard Applebaum(2)	Transition	—		32,003	47,998	80,001	6,047
	Fiscal 2014	—		600,005	—	600,005	51,195
Michael Bizenov(2)	Transition	—		32,003	47,998	80,001	6,047
	Fiscal 2014	—		375,005	—	375,005	31,997

(1)	Amount includes an award of 75,000 options awarded to Mr. Kopnisky on November 1, 2013 in recognition of his leadership and successful efforts in accelerating the growth of the Company, including the Provident Merger.
(2)

Messrs. Applebaum and Bizenov did not receive options and performance shares in fiscal year 2014 as they joined the Company upon the effectiveness of the Provident Merger on October 31, 2013, which was subsequent to the effective date of the 2014

Long-Term Incentive awards’ grant date. Rather, Messrs. Applebaum and Bizenov received restricted stock awards pursuant to the terms of their employment agreements, as outlined below under “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control—Howard Applebaum and Michael Bizenov.” Such restricted stock awards were granted pursuant to the Company’s 2013 Employment Inducement Award Plan and pursuant to the inducement award exemption under Section 303A.08 of the NYSE Listed Company Manual, which exempts employment inducement grants from the general requirement of the NYSE Listing Rules that equity-based compensation plans and arrangements be approved by stockholders. Details of this grant, including vesting terms, are set forth in the table “Grants of Plan-Based Awards in Fiscal Year 2014 and the Transition Period.” The value of these awards was established as a part of the Provident Merger transaction to reflect their roles in the Company post-merger.

Benefits

The Company sponsors a variety of benefit plans for all employees. These benefits include a 401(k) Plan (“401(k) Plan,” which refers collectively to the Provident 401(k) and Profit Sharing Plan and the Sterling Bancorp/Sterling National Bank 401(k) Plan, that merged effective January 1, 2015), the Sterling Bancorp/Sterling National Bank Employees’ Retirement Plan (into which the Provident Bank Defined Benefit Pension Plan (the “Provident Pension Plan”) merged effective May 31, 2014) (the “Defined Benefit Plan”), life insurance, and health and other welfare benefits. Prior to the Provident Merger, the Company also sponsored the Provident Bank Employee Stock Ownership Plan (“ESOP”), which was terminated one day prior to the effective time of the Provident Merger. The Company’s determination letter application for the terminated ESOP is pending with the Internal Revenue Service.

The Company also provides certain executive benefits and perquisites that are designed to provide benefits to executives to address tax code limitations. The Company’s policy on benefits has been to provide benefits consistent with market practice.

Benefits and perquisites provided for executives include:

•	Supplemental Retirement Benefits - The Company provides the CEO with supplemental retirement benefits to make up for benefits that would otherwise be payable under our tax-qualified plans if specified tax code limitations did not apply.

•	Insurance - The Company provides the CEO with supplemental long-term disability insurance, long-term care insurance, and life insurance. Mr. Applebaum benefited from a split dollar life insurance policy from Legacy Sterling which remained in effect until his resignation on January 29, 2015, which was effective on February 13, 2015, and has now been terminated.

•	Perquisites - Certain executives are eligible for modest perquisites such as country club dues. The Company does not otherwise provide significant perquisites or personal benefits to its executives.

Other Matters

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee takes into account the various tax and accounting implications of compensation and benefit vehicles utilized by the Company.

•	The Company expenses all restricted stock awards and stock option grants in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 - Compensation - Stock Compensation.

•	Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction for compensation paid to NEOs to $1,000,000. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by the stockholders. Our stockholders have approved the 2014 SI Plan, which is designed to allow the deduction as an expense on behalf of the Company for income realized by the participant on the exercise of the stock options. Generally, the Compensation Committee strives to maximize the Company’s federal income tax deductions for compensation expense. Nonetheless, the Compensation Committee believes that there are circumstances in which the provision of compensation that is not fully deductible may be more consistent with its compensation philosophy and objectives and may be in the best interests of the Company and its stockholders. The Compensation Committee’s ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying certain compensation as deductible under Section 162(m).

Adjustment or Recovery of Awards

Under Section 304 of the Sarbanes-Oxley Act of 2002, if the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirements based upon a judicial determination of misconduct, the CEO and the CFO must reimburse the Company for:

•	Any bonus or other incentive-based or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document.

•	Any profits realized from the sale of Company securities during the twelve (12) month period.

The Company’s clawback policy provides that in the event that the Company is required to prepare an accounting restatement, each executive officer shall reimburse the Company for part or the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for performance periods. For purposes of this policy, (i) the term “incentive awards” means awards under the Company’s STI Plan and equity awards, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the Company; and (ii) the term executive officer means any individual who is a current or former officer of the Bank within the meaning of Section 16(a) of the Exchange Act and Rule 16a-1(f). The Company may seek to reclaim incentive awards within a three (3)-year period of the incentive payout.

Consideration of Prior Amounts Realized

In furtherance of the Company’s strategy of emphasizing rewards for future superior performance, prior compensation outcomes, including stock compensation gains, are generally not considered in setting future compensation levels.

Stock Ownership Guidelines

The Compensation Committee has concluded that NEOs and Board members should own a significant amount of the Company’s stock. Any person nominated, appointed or elected to the Board, in order to qualify as such, must own and thereafter continue to hold at least 500 shares of the Company’s common stock from the time of first appointment or election to the Board. Within five (5) years of joining the Board or being named to an executive position, Board members and NEOs are required to achieve ownership of a defined market value of Company stock. Specific guidelines are:

•	Lesser of six (6) times annual base salary or 300,000 shares for the CEO.

•	Lesser of two (2) times base annual salary or 40,000 shares for other NEOs.

•	Directors are expected to achieve ownership of the lesser of five (5) times Board retainer or 20,000 shares.

The period to achieve compliance is five (5) years from the later of (1) the day of first appointment to the Board or executive officer position or (2) the day of adoption of these guidelines, which was December 20, 2011, as amended on December 19, 2013, unless approved by the Compensation Committee. The Compensation Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above:

•	Beneficially owned shares that the individual owns or has voting power including the power to vote (including restricted shares), or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition.

•	Shares owned by an individual in the Company’s benefit plans (e.g., ESOP, 401(k)).

•	Shares held by an investor in the Company for which a Board member serves as a designee.

•	Unexercised stock options are excluded.

NEOs and Board members are expected to hold 75% of any net shares received through compensatory equity based grants until the ownership guidelines are achieved. Once a NEO or Board member achieves the ownership requirement, he/she is no longer restricted by the holding requirement; provided his/her total stock ownership level does not fall below the ownership guidelines. As of April 1, 2015, each of our NEOs and Board members either met, or are expected to meet, the applicable stock ownership guidelines.

Anti-Hedging and Anti-Pledging

The Company generally discourages the practices of hedging and/or pledging of Company common stock by officers and directors, and has policies relating to such practices. Pursuant to the Company’s Insider Trading Policy and Stock Ownership Guidelines, officers and directors of the Company are prohibited from engaging in any hedging transactions (which include short sale transactions, purchases of Company common stock on margin, and buying or selling any puts, calls or other options that have the effect of reducing the economic exposure to the shares of common stock). In addition, officers and directors are prohibited from pledging Company securities as collateral for margin purchases or a loan. The Nominating and Corporate Governance Committee may, however, make any exception for this pledging limitation if good cause is shown.

Employment Agreements

The Company and the Bank have entered into employment agreements with all NEOs. Due to the Provident Merger, the Company and the Bank entered into new employment agreements in 2013 with each of Messrs. Massiani, Peoples, Applebaum and Bizenov; similarly, the Company amended Mr. Kopnisky’s employment agreement in 2013. Such employment agreements have been modified to eliminate evergreen employment term renewals and Code Sections 280G and 4999 golden parachute tax gross-up provisions. In addition, we no longer provide for the acceleration of vesting of stock options or restricted shares as a single trigger provision for potential payments upon a change in control. For a discussion of employment agreement terms, see “Employment-Related Agreements and Potential Payments upon Termination or Change in Control.”

On January 29, 2015, the Company announced the resignation of Howard M. Applebaum, Executive Vice President and President, Specialty Lending Group, effective as of February 13, 2015. The Company and the Bank entered into a separation and related release agreement with Mr. Applebaum, dated as of January 29, 2015, discussed in more detail in the below section entitled, “Employment-Related Agreements and Potential Payments upon Termination or Change in Control—Howard Applebaum and Michael Bizenov.”

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers, including the NEOs. Although management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of the CD&A, the Compensation Committee has reviewed and discussed the CD&A with management and is satisfied it represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. Based on this review and discussion with management, we recommend to the Board that the CD&A be included in this Proxy Statement for filing with the SEC.

William Helmer, Committee Chair

Robert Abrams

Robert Lazar

Burt Steinberg

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been during the last completed fiscal year or during the Transition Period, one of our officers or employees or an officer or employee of any of our subsidiaries. During fiscal year 2014 and the Transition Period, none of our executive officers served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on the Compensation Committee or Board of Directors of the Company.

Compensation Practice and Risk

The Compensation Committee considers annually, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. The goal of the Compensation Committee is to establish a compensation program designed to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio of compensation to the NEOs and other executive officers that is expected to reward the creation of stockholder value over time. To help achieve this goal, the Compensation Committee considers the risk profile of the primary compensation elements. The Compensation Committee believes that because the base salaries of the NEOs and other executive officers are fixed in amount they do not encourage inappropriate risk-taking. In addition, a significant proportion of compensation provided to the NEOs and other executive officers is in the form of equity awards that have performance and retention features that extend over a period of years. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and other stockholder friendly measures (i.e., return on assets) and are subject to long-term vesting schedules to help ensure that the NEOs and other executive officers have significant value tied to long-term stock price performance. In particular, all equity compensation is either based on performance over a three (3)-year period or does not time vest for at least a three (3)-year period, which encourages the NEOs and other executive officers to focus on long-term performance in addition to annual results, further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

In addition, awards under the STI Plan, the 2004 SI Plan and the 2014 SI Plan are subject to clawback based on certain factors. See “Adjustment or Recovery of Awards” above. Such factors include the outcomes of our risk scorecard. The risk scorecard provides a formal structure to enable the Compensation Committee to systematically assess whether or not to adjust incentive compensation of our NEOs and executive officers in light of negative risk outcomes. Finally, and consistent with our compensation philosophy of rewarding the NEOs and other executive officers based on our long-term success, our Code of Ethics and Insider Trading Policy prohibit all employees, including the NEOs and other executive officers, from speculative trading in our stock.

Executive Compensation

The following table summarizes the compensation paid to our NEOs for the Transition Period from October 1, 2014 until December 31, 2014 (under the heading “Transition”) and the fiscal years ended September 30, 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)(1)	Non Equity Incentive Plan Compensation ($) (g)(2)		Change in Pension Value and Non Qualified Deferred Compensation Earnings($) (h)		All Other Compensation ($) (i)(3)	Total ($) (j)
Jack Kopnisky, President and CEO	Transition	$179,167	—	$900,010	(4)	—	$500,000		—		$19,655	$1,098,832
	2014	646,154	—	270,004	(5)	$330,543	—		—		67,474	1,314,175
	2013	596,154	—	414,000		147,693	280,192		—		62,678	1,500,717
	2012	550,000	—	—		—	412,500		—		41,968	1,004,468
Luis Massiani, SEVP & Chief Financial Officer (6)	Transition	100,000	—	263,992	(4)	—	225,000		—		1,516	365,508
	2014	396,154	—	104,989	(5)	52,711	—		—		11,310	565,164
	2013	282,692	—	111,360		70,500	125,000		—		10,582	600,134
James Peoples, SEVP & Chief Banking Officer	Transition	100,000	—	310,297	(4)	—	200,000		—		1,653	411,950
	2014	396,154	—	91,868	(5)	39,534	—		—		9,843	537,399
	2013	348,077	—	108,000		52,143	125,000		—		3,855	637,075
	2012	268,750	25,000	52,275		51,313	112,875		—		3,233	513,446
Howard Applebaum, Former EVP(7)	Transition	100,000	—	80,001	(4)	—	112,000	(9)	59,654		14,796	254,451
	2014	364,022	—	600,005	(8)	—	—		74,337	(10)	55,035	1,093,399

Michael Bizenov, EVP & President of Consumer Banking(11)	Transition	100,000	—	80,001	(4)	—	100,000		31,249		3,735	214,985
	2014	364,580	—	375,005	(8)	—	—		38,475	(10)	27,849	805,909

(1)	Represents the aggregate grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. For more information on the assumptions used in determining the fair value of these awards, see note 11(e) to the audited financial statements in the Annual Report on Form 10-K/T for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015. Additionally, the grant date fair value amounts of each individual 2014 option award is found below in the table “Grants of Plan-Based Awards in Fiscal Year 2014 and the Transition Period.”
(2)	Annual incentive awards were based on performance for the period October 1, 2013 through December 31, 2014 for Messrs. Kopnisky, Massiani and Peoples and paid in February 2015. For Messrs. Applebaum and Bizenov, such annual incentive awards were based on performance for the period January 1, 2014 through December 31, 2014 and paid in February 2015. Messrs. Applebaum and Bizenov received bonuses upon the closing of the Provident Merger that encompassed all of calendar year 2013. Potential threshold, target and maximum payouts for these awards are found below in the table “Grants of Plan-Based Awards in Fiscal Year 2014 and the Transition Period.”
(3)	Details of the amounts reported in the “All Other Compensation” column for fiscal year 2014 and the Transition Period are provided in the table below.

ALL OTHER COMPENSATION

FISCAL YEAR 2014 AND THE TRANSITION PERIOD

Name (a)	Period	401(k) Plan ($) (b)	Employee Stock Ownership Plan ($) (c)	Contribution on Employee Life and LTD Insurance Benefits ($) (d)	Value of Life Insurance Coverage Provided by Company (e)	Dividends on Unvested Restricted Stock($) (f)	Perquisites ($) (g)	Total ($) (i)
Jack Kopnisky	Transition	—	—	$5,671	—	$13,984	—	$19,655
	Fiscal 2014	$7,800	$6,840	23,844	—	10,068	$18,922	67,474
Luis Massiani	Transition	—	—	42	—	1,474	—	1,516
	Fiscal 2014	7,800	—	140	—	3,370	—	11,310
James Peoples	Transition	—	—	42	—	1,611	—	1,653
	Fiscal 2014	—	6,840	140	—	2,863	—	9,843
Howard Applebaum	Transition	—	—	11,485	—	3,311	—	14,796
	Fiscal 2014	7,800	—	34,593	1,891	10,751	—	55,035
Michael Bizenov	Transition	1,560	—	42	—	2,133	—	3,735
	Fiscal 2014	6,240	—	140	—	6,719	—	27,849

Column Notes:

(b)	Represents the Company’s contributions to the NEOs’ 401(k) plan.
(c)	Represents the fair value of shares allocated under the terminated ESOP for calendar year 2013.

(4)	Amounts shown represent the aggregate grant date fair value of both restricted stock and performance share awards calculated in accordance with FASB ASC Topic 718. The fair value of performance shares, which is a portion of this amount, is calculated based upon the probable performance under the awards’ goals, which was target performance achievement. For more information on the assumptions used in determining the fair value of these awards, see note 11(e) to the audited financial statements in the Annual Report on Form 10-K/T for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015. Additionally, the closing price per share in fiscal year 2014 used to calculate the value of restricted stock awards, as well as the grant date fair value amounts of each individual 2014 stock award is found below in the table “Grants of Plan-Based Awards in Fiscal Year 2014 and the Transition Period.” However, assuming the maximum payout of the performance shares is achieved, the value of each NEO’s award as of the grant date is as follows:

Name	Value at Target Payout (reflected in table)	Performance Shares Value at Maximum Payout
Jack Kopnisky	$450,005	$675,008
Luis Massiani	131,996	197,994
James Peoples	131,996	197,994
Howard Applebaum	47,998	71,997
Michael Bizenov	47,998	71,997

(5)

Amounts shown represent the aggregate grant date fair value of both restricted stock and performance share awards calculated in accordance with FASB ASC Topic 718. The fair value of performance shares, which is a portion of this amount, is calculated based upon the probable performance under the awards’ goals, which was target performance achievement. For more information on the assumptions used in determining the fair value of these awards, see note 11(e) to the audited financial statements in the Annual Report on Form 10-K/T for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015. Additionally, the closing price per share in fiscal year 2014 used to calculate the value of restricted stock awards, as well as the grant date fair value amounts of each individual 2014 stock award is found below in the table “Grants of Plan-Based Awards in Fiscal Year 2014 and the Transition Period.” However, assuming the maximum payout of the performance shares is achieved, the value of each NEO’s award as of the grant date is as follows:

Name	Value at Target Payout (reflected in table)	Value at Maximum Payout
Jack Kopnisky	$135,002	$270,004
Luis Massiani	52,495	104,990
James Peoples	52,495	104,990

(6)	Mr. Massiani commenced employment on December 5, 2012. Mr. Massiani’s annual base salary for fiscal year 2013 was $350,000.
(7)	Mr. Applebaum joined the Company effective October 31, 2013 upon the effectiveness of the Provident Merger. As such, he became a designated NEO for the first time in the 2014 fiscal year and his compensation disclosure commenced on October 31, 2013. Mr. Applebaum resigned from his service with the Company effective February 13, 2015, but since he served as an NEO during fiscal year 2014, he is included in our NEO disclosure for 2014.
(8)	Such restricted stock awards were granted pursuant to the Company’s 2013 Employment Inducement Award Plan and pursuant to the inducement award exemption under Section 303A.08 of the NYSE Listed Company Manual, which exempts employment inducement grants from the general requirement of the NYSE Listing Rules that equity-based compensation plans and arrangements be approved by stockholders. Details of this grant, including vesting terms, are set forth in the table “Grants of Plan-Based Awards in Fiscal Year 2014 and the Transition Period.”
(9)	Mr. Applebaum’s award was pursuant to his Separation Agreement with the Company, as described below.
(10)	Amounts are attributable to change in actuarial present value of accumulated benefit under the Defined Benefit Plan.
(11)	Mr. Bizenov joined the Company effective October 31, 2013 upon the effectiveness of the Provident Merger. As such, he became a designated NEO for the first time in the 2014 fiscal year and his compensation disclosure commenced on October 31, 2013.

Grants of Plan-Based Awards in Fiscal Year 2014 and the Transition Period

The following table sets forth information with respect to our NEOs concerning the grant of plan-based awards during fiscal year 2014 and the Transition Period.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)		(j)(4)	(k)	(l)(5)
Jack Kopnisky	—	$206,330	$453,927	$618,991	—	—	—	—		—	—	—
	10/24/2013	—	—	—	—	—	—	11,884	(6)	—	—	$135,002
	10/24/2013	—	—	—	—	—	—	—		54,435	$11.36	135,543
	10/24/2013	—	—	—	5,942	11,884	17,826	—		—	—	135,002
	11/1/2013	—	—	—	—	—	—	—		75,000	11.77	195,000
	10/23/2014	—	—	—	—	—	—	34,014	(7)	—	—	450,005
	10/23/2014	—	—	—	17,007	34,014	51,021	—		—	—	450,005

Luis Massiani	—	99,231	198,462	297,692	—	—	—	—		—	—	—
	10/24/2013	—	—	—	—	—	—	—		21,169	11.36	52,711
	10/24/2013	—	—	—	—	—	—	4,621	(6)	—	—	52,495
	10/24/2013	—	—	—	2,310	4,621	6,931	—		—	—	52,495
	10/23/2014	—	—	—	—	—	—	9,977	(7)	—	—	131,996
	10/23/2014	—	—	—	4,989	9,977	14,966	—		—	—	131,996
James Peoples	—	99,231	198,462	297,692	—	—	—	—		—	—	—
	10/24/2013	—	—	—	—	—	—	—		15,877	11.36	39,534
	10/24/2013	—	—	—	—	—	—	3,466	(6)	—	—	39,374
	10/24/2013	—	—	—	2,310	4,621	6,931	—		—	—	52,495
	10/23/2014	—	—	—	—	—	—	13,477	(7)	—	—	178,301
	10/23/2014	—	—	—	4,989	9,977	14,966	—		—	—	131,996
Howard Applebaum	—	80,000	160,000	240,000	—	—	—	—		—	—	—
	10/31/2013	—	—	—	—	—	—	51,195	(8)	—	—	600,005
	10/23/2014	—	—	—	—	—	—	2,419	(7)	—	—	32,003
	10/23/2014	—	—	—	1,814	3,628	5,442	—		—	—	47,998
Michael Bizenov	—	80,000	160,000	240,000	—	—	—	—		—	—	—
	10/31/2013	—	—	—	—	—	—	31,997	(8)	—	—	375,005
	10/23/2014	—	—	—	—	—	—	2,419	(7)	—	—	32,003
	10/23/2014	—	—	—	1,814	3,628	5,442	—		—	—	47,998

(1)	Represents potential annual cash incentive amounts payable pursuant to the STI Plan. For each of Messrs. Kopnisky, Massiani and Peoples, such potential annual cash incentive amount is based upon a fifteen (15)-month period (from September 30, 2013 to December 31, 2014) and for each of Messrs. Applebaum and Bizenov, such potential annual cash incentive amount is based upon a twelve (12)-month period (from January 1, 2014 to December 31, 2014).
(2)	Represents the number of performance shares that may vest if performance goals are achieved over a three (3)-year period.
(3)	Represents the number of restricted stock awards granted.
(4)	Represents the number of stock option awards granted.
(5)	Fair value of awards is computed as follows:
•	Option Awards: The Black Scholes grant date fair value of each stock option award computed in accordance with FASB ASC Topic 718. See note 11(e) to the audited financial statements in the Annual Report on Form 10-K/T for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015, for details on fair value assumptions.
•	Restricted Stock Awards: Fair value is based on the Company’s closing stock price on the date of the grant.
(6)	These restricted stock awards vest annually in three (3) equal installments beginning on October 24, 2014. The closing price of the Company’s common stock on the date of grant was $11.36.
(7)	These restricted stock awards vest annually in three (3) equal installments beginning on October 23, 2015. The closing price of the Company’s common stock on the date of the grant was $13.23.
(8)	These restricted stock awards vest annually in three (3) equal installments beginning on October 31, 2014. The closing price of the Company’s common stock on the date of grant was $11.72. Such restricted stock awards were granted pursuant to the Company’s 2013 Employment Inducement Award Plan and pursuant to the inducement award exemption under Section 303A.08 of the NYSE Listed Company Manual, which exempts employment inducement grants from the general requirement of the NYSE Listing Rules that equity-based compensation plans and arrangements be approved by stockholders.

Executive Officer Incentive Plan

Please see CD&A section titled “Annual Cash Incentive Compensation” for a description of the performance conditions and other material terms of the STI Plan.

2004 Stock Incentive Plan and 2014 Stock Incentive Plan

The Company’s stockholders approved the 2014 SI Plan on February 20, 2014. The 2014 SI Plan replaced the 2012 Stock Incentive Plan, and had a total of 3,400,000 shares of common stock authorized for issuance upon adoption. There were 3,350,761 and 1,999,022 shares available for future grant as of fiscal year end 2014 and as of the Transition Period end, respectively. The Company’s 2004 SI Plan was a stockholder-approved plan that permitted the grant of equity awards to its employees for up to 2,796,220 shares of common stock. The Company will no longer make awards under the 2004 SI Plan. Under both plans, options have up to a ten-year term and may be either non-qualified stock options or incentive stock options. Each option entitles the holder to purchase one share of common stock at an exercise price equal to the fair market value of the stock on the grant date. Employees who retire under circumstances in accordance with the terms of either the 2004 SI Plan or the 2014 SI Plan may be entitled to accelerate the vesting of individual awards. For a further description of the equity awards issued to our NEOs, please see CD&A section titled “2014 Long-Term Incentive Plan.”

Stock Awards and Stock Option Grants Outstanding

The following tables set forth information regarding stock awards and stock options outstanding as of the Transition Period end.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)		Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)(1)	Number of Shares or Units of Stock that have not Vested (#) (g)(2)		Market Value of Shares or Units of Stock that have not Vested ($) (h)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (j)(5)
Jack Kopnisky	80,643		26,883	(6)	—	$8.46	7/6/2021	7,389	(7)	$106,254	—	—
	36,066		18,034	(8)	—	9.00	11/20/2022	6,834	(9)	98,273	25,500	366,690
	18,145		36,290	(10)	—	11.36	10/24/2023	7,923	(11)	113,933	11,884	170,892
	25,000		50,000	(12)	—	11.77	11/1/2023	—		—	—	—
	—		—		—	—	—	34,014	(13)	489,121	34,014	489,121
Luis Massiani	16,666		8,334	(14)	—	9.28	12/5/2022	4,000	(15)	57,520	—	—
	7,056		14,113	(10)	—	11.36	10/24/2023	3,081	(11)	44,305	4,621	66,450
	—		—		—	—	—	9,977	(13)	143,469	9,977	143,469
James Peoples	18,750		6,250	(16)	—	6.97	11/30/2021	2,000	(9)	28,760	6,000	86,280
	12,733		6,367	(8)	—	9.00	11/20/2022	2,311	(11)	33,232	4,621	66,450
	5,292		10,585	(10)	—	11.36	10/24/2023	—		—	—	—
	—		—		—	—	—	13,477	(13)	193,799	9,977	143,469
Howard Applebaum	12,625	(17)	—		—	14.25	3/15/2017	34,130	(18)	490,789	—	—
	—		—		—	—	—	2,419	(13)	34,785	3,628	52,171
Michael Bizenov	12,625	(17)	—		—	14.25	3/15/2017	21,332	(18)	306,754	—	—
	—		—		—	—	—	2,419	(13)	34,785	3,628	52,171

(1)	Stock options generally expire ten (10) years after the grant date.
(2)	Represents the number of restricted stock awards that were not vested as of the Transition Period end.

(3)	Represents the value of the unvested restricted stock awards based on the Company’s closing stock price on December 31, 2014 of $14.38.
(4)	Represents the number of performance shares that may vest if performance goals are achieved over a three (3)-year period. Assumes target performance achievement.
(5)	Represents the value of the unvested performance shares based on the Company’s closing stock price on December 31, 2014 of $14.38. For each of our NEOs, the amounts listed include the following:

	Amount Includes
Name	Unvested Performance Shares at Target	Performance Period	When Vesting Occurs if Performance Measures are Met
Jack Kopnisky	25,500	2012-2015	After September 30, 2015
	11,884	2013-2016	After September 30, 2016
	34,014	2014-2017	After December 31, 2017
Luis Massiani	4,621	2013-2016	After December 31, 2016
	9,977	2014-2017	After December 31, 2017
James Peoples	6,000	2012-2015	After September 30, 2015
	4,621	2013-2016	After September 30, 2016
	9,977	2014-2017	After December 31, 2017
Howard Applebaum	3,628	2014-2017	After December 31, 2017
Michael Bizenov	3,628	2014-2017	After December 31, 2017

(6)	These unvested options are pursuant to an award vesting annually in four equal installments beginning on July 6, 2012. Further, this award was granted pursuant to the Company’s 2011 Employment Inducement Stock Program and is pursuant to the inducement award exemption under NASDAQ Listing Rule 5635(c)(4) (the Company’s shares were listed on NASDAQ at the time), which exempts employment inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by stockholders.
(7)	These unvested shares of restricted stock are pursuant to an award vesting annually in four (4) equal installments beginning on July 6, 2012.
(8)	These unvested options are pursuant to an award vesting annually in three (3) equal installments beginning on November 20, 2013.
(9)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on November 20, 2013.
(10)	These unvested options are pursuant to an award vesting annually in three (3) equal installments beginning on October 24, 2014.
(11)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on October 24, 2014.
(12)	These unvested options are pursuant to an award vesting annually in three (3) equal installments beginning on November 1, 2014.
(13)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on October 23, 2015.
(14)	These unvested options are pursuant to an award vesting annually in three (3) equal installments beginning on December 5, 2013.
(15)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on December 5, 2013.
(16)	These unvested options are pursuant to an award vesting annually in four (4) equal installments beginning on November 30, 2012.
(17)	Options of Company common stock received by the executive in the Provident Merger in exchange for employee stock options to acquire 10,000 shares of Legacy Sterling common stock held by the executive pre-merger.
(18)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on October 31, 2014. Further, such restricted stock awards were granted pursuant to the Company’s 2013 Employment Inducement Award Plan and pursuant to the inducement award exemption under Section 303A.08 of the NYSE Listed Company Manual, which exempts employment inducement grants from the general requirement of the NYSE Listing Rules that equity-based compensation plans and arrangements be approved by stockholders.

OPTIONS EXERCISED AND STOCK VESTED

The following table represents the vesting of stock awards for each NEO, on an aggregate basis, during the fiscal year 2014 (under the heading “Fiscal 2014”) and the Transition Period (under the heading “Transition”). There were no options exercised by the NEOs during the fiscal year 2014 or during the Transition Period.

		Option Awards		Stock Awards
Name (a)	Period (b)	Number of Shares Acquired on Exercise (#) (c)	Value Realized on Exercise ($) (d)	Number of Shares Acquired on Vesting (#) (e)	Value Realized on Vesting ($)(1) (f)
Jack Kopnisky	Transition	—	—	22,614	$315,622
	Fiscal 2014	—	—	14,220	174,219
Luis Massiani	Transition	—	—	5,540	75,417
	Fiscal 2014	—	—	4,000	51,000
James Peoples	Transition	—	—	5,655	75,723
	Fiscal 2014	—	—	4,500	57,305
Howard Applebaum	Transition	—	—	17,065	239,934
	Fiscal 2014	—	—	—	—
Michael Bizenov	Transition	—	—	10,665	149,950
	Fiscal 2014	—	—	—	—

(1)	The value of restricted stock awards realized on vesting is based on the Company’s closing stock price on the vesting dates.

Defined Benefit Plan

The Defined Benefit Plan is a tax-qualified defined benefit pension plan that covers eligible employees of Legacy Sterling and certain of its subsidiaries who were hired prior to January 3, 2006, and, as a result of the merger of the Provident Pension Plan into the Defined Benefit Plan effective May 31, 2014, employees of the Company who were participants in the Provident Pension Plan. The Defined Benefit Plan’s normal retirement benefit is a single life annuity or, for a married participant, a joint and survivor annuity (actuarial equivalent of the single life annuity), with 120 monthly payments guaranteed for Legacy Sterling employees. Benefits may be paid in various other annuity forms. For participants under the former Provident Pension Plan retiring at age 65 or older, or for such participants who have attained either age 55 or older with 20 years of completed service, their retirement benefit may be paid as a lump sum. Under the Defined Benefit Plan, normal retirement age is the later of a participant’s 65th birthday or, for participants under the former Provident Pension Plan, the fifth anniversary of the participant’s participation in the plan.

The normal retirement benefit for participants under the former Provident Pension Plan is calculated based on a participant’s annual compensation over the five (5) consecutive calendar years (out of the last ten (10)) in which his or her compensation was the highest. The annual normal retirement benefit for the other participants under the Defined Benefit Plan is equal to the sum of (a) and (b) below multiplied by years of credited service and reduced by (c):

a.	1.2% of final average compensation

b.	0.3% of final average compensation in excess of $8,000

c.	The accrued benefit under the Company’s prior pension plan as of December 31, 1984.

A participant’s “compensation” includes wages and salary, but excludes commissions and bonuses and other special pay. The amount of annual compensation that may be taken into account for purposes of calculating benefits is subject to a cap per IRS Regulations.

As of September 30, 2014 and as of the Transition Period end, Mr. Applebaum and Mr. Bizenov were the only NEOs that accrued benefits under the Defined Benefit Plan.

The Company contributed each year to the Defined Benefit Plan an amount that was at least equal to the actuarially determined required minimum funding requirements in accordance with ERISA and the Code. For fiscal year 2014 and the Transition Period, no contributions were required.

Pension Benefits

The following table sets forth information regarding the actuarial present value of benefits accrued by the NEOs under the Defined Benefit as of December 31, 2014. The number of years of credited service represent vesting years of credit. Pension benefit years of service were frozen as of September 30, 2006.

PENSION BENEFITS AT DECEMBER 31, 2014

Name (a)	Plan (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During the Last Fiscal Year ($) (e)
Howard Applebaum	Defined Benefit Plan	20.5	$735,054	—
Michael Bizenov	Defined Benefit Plan	11	370,802	—

(1)	The present value of the NEOs’ accrued benefits were calculated as of the measurement date for the Defined Benefit Plan in the year ended December 31, 2014, pursuant to FASB Accounting Standards Codification Topic 715, as applied for purposes of our audited financial statements. For information about the assumptions used in these calculations, see note 11(e) to the audited financial statements in the Annual Report on Form 10-K/T for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015.

Non-qualified Deferred Compensation for NEOs

The Company maintains its non-qualified supplemental retirement benefits plan (the “SERP”). The purpose of the SERP is to make up for benefits that would otherwise be payable under the Defined Benefit Plan, the Provident Bank 401(k) Plan and the Provident Bank Employee Stock Ownership Plan. Such compensation includes amounts over the qualified plan compensation limit. Rather than adding a different measure of value, the SERP restores the value executives lose under the plan (described above) due to government limitations. The Compensation Committee determines employees that may participate in the SERP. Currently, the CEO is the sole participant in the SERP.

A participant’s supplemental retirement benefit under the SERP is adjusted for deemed earnings at a “default rate,” or, if elected by a participant, based on one or more hypothetical investments in investment options consisting of mutual funds in fiscal year 2014 and the Transition Period, that are available under the 401(k) Plan. The investment in mutual funds earned an average rate of return of 14.05% in fiscal year 2014, and 5.07% in the Transition Period.

Supplemental benefits under the SERP are generally paid in cash. All obligations arising under the SERP are payable from the general assets of Sterling, although Sterling has established a rabbi trust to help pay benefits under the SERP. The assets of the trust are at all times subject to the claims of Sterling’s general creditors. It is Sterling’s current policy not to fund the rabbi trust with Company common stock.

The following table sets forth information regarding amounts accrued by the NEOs during fiscal year 2014 and the Transition Period under each defined contribution or other plan that provides for the deferral of compensation on a non tax-qualified basis.

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Period	Executive Contributions ($) (b)	Registrant Contributions ($) (c)	Aggregate Earnings ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Period End ($) (f)
Jack Kopnisky	Transition	—	—	$1,619	—	$33,555
	Fiscal 2014	—	—	3,935	—	31,936

Employment-Related Agreements and Potential Payments upon Termination or Change in Control

We have employment agreements with each of our NEOs. The principal terms of those agreements, as of December 31, 2014, are summarized below. As defined in each of the below employment agreements, “Cause” means the following: the executive’s failure or refusal to substantially perform his duties under the agreement, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, breach of the Company’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Company’s Board will likely cause substantial financial harm or substantial injury to the reputation of the Company or the Bank, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the employment agreement. As defined in the employment agreement, “Good Reason” means the following (without the executive’s consent): (i) a material adverse change in executive’s functions, duties or responsibilities with the Company or Bank that would cause the executive’s position to become one of materially lesser responsibility, importance or scope; or (ii) a material breach of the employment agreement by the Company or the Bank.

Jack Kopnisky

On June 20, 2011, we entered into a two (2)-year employment agreement with Mr. Kopnisky that provided him a $75,000 signing bonus and an annual base salary of $550,000 subject to annual review and possible upward adjustment (his base salary shall not be reduced without Mr. Kopnisky’s consent) and a target annual bonus of 50% (with a range of 0% to 150% based on performance) of his base salary under the Company’s annual bonus plan.

In addition to an annual salary and bonus, the agreement provides that Mr. Kopnisky is entitled to (i) participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health, dental, disability long-term care and any other employee benefit plans and (ii) reimbursement for the initiation fee for membership in a country club in the Bank’s market area.

Mr. Kopnisky’s employment agreement provides for the grant of certain equity-based awards on his employment start date, all subject to Mr. Kopnisky’s continued employment with the Company, including: (i) nonqualified stock options having an aggregate value of $250,000 that shall vest at a rate of 25% per year; (ii) a number of shares of restricted stock equal to $250,000 that shall vest at a rate of 25% per year; and (iii) a number of performance-vested restricted stock equal to $100,000 that shall vest on a cliff basis on December 31, 2014 if certain performance goals specified by the Company are achieved. In relation to the latter, the Company’s Compensation Committee, pursuant to its authority under the performance award to adjust such performance conditions in the event of unforeseen events such as acquisitions, disregarded the impact and effects of the Provident Merger and determined that such December 31, 2014 vesting occurred.

In the event that the Company terminates Mr. Kopnisky for Cause, Mr. Kopnisky resigns from employment without Good Reason, or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations. Further, in the event of termination for death or disability, the terms of Mr. Kopnisky’s restricted stock awards state that they shall become fully vested; provided, however, that pursuant to the terms of his performance stock awards, any equity based awards that have vesting, in whole or in part, contingent upon achieving certain performance goals shall be deemed to be fully achieved at target as of the date of his termination of employment with such vesting calculated on a pro rata basis. The pro rata portion will be determined by calculating the total number of awarded shares that would have been received if his employment had not terminated prior to the end of the performance period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment he completed after the award date, and the denominator of which is the number of full and partial months between the award date and the end of the performance period.

If the Company terminates Mr. Kopnisky without “Cause,” or Mr. Kopnisky voluntarily resigns for “Good Reason,” then Mr. Kopnisky would be entitled to severance pay in the amount of two (2) times the sum of (y) his base salary immediately prior to termination and (z) his target bonus for that year. However, if Mr. Kopnisky’s termination occurred upon or within eighteen (18) months after a change in control, he would have been entitled to severance pay in the amount of three (3) times the sum of (y) his base salary immediately prior to termination and (z) his target bonus for that year. Mr. Kopnisky’s agreement also provides for eighteen (18) monthly payments of premiums for post-employment insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Further, upon such termination within eighteen (18) months after a change in control, all of Mr. Kopnisky’s outstanding stock options and other equity based awards shall become fully vested; provided, however, that any stock options or other equity based awards that have vesting, in whole or in part, contingent upon achieving certain performance goals shall be deemed to be fully achieved at target as of the date of Mr. Kopnisky’s termination of employment with such vesting calculated on a pro rata basis. The pro rata amount is determined by dividing the total days of the vesting period during which Mr. Kopnisky is employed prior to termination by the total days of such scheduled vesting period under the award. That fraction is then multiplied by the total amount of performance awards for which Mr. Kopnisky would have been eligible. These payments and benefits would have been reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Code if such reduction results in Mr. Kopnisky receiving greater compensation and benefits on an after-tax basis.

Mr. Kopnisky’s agreement provides that, for a period of one (1) year following the date of his termination of employment, Mr. Kopnisky cannot compete with the Bank or solicit any of the Company’s or Bank’s customers or employees. In the event of a change in control, the non-compete and non-solicit provisions would not have applied. These provisions could be waived with the written consent of the Company. Mr. Kopnisky’s entitlement to any severance payments or benefits is subject to his compliance with these non-solicitation and non-competition requirements.

On November 26, 2012, Mr. Kopnisky’s employment agreement was amended to extend the term through November 30, 2015, and to provide that, during the term of the agreement, Mr. Kopnisky is eligible to participate in the STI Plan.

On April 3, 2013, Mr. Kopnisky and the Company entered into a second amendment to his employment agreement to become effective on the effective date of the Provident Merger (October 31, 2013) that extended his employment agreement for three (3) years from the effective date of the Provident Merger (i.e., to October 31, 2016). Further, the amendment provided that a 75% vote of the full Board is required to remove Mr. Kopnisky from the Board, to terminate his employment with the Company, or to modify his employment agreement.

Potential Payments Upon Termination or Change in Control

The following table presents the benefits that would be received by Mr. Kopnisky, our President and CEO, pursuant to Mr. Kopnisky’s employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2014.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination or Termination With Cause	—	—	—	—
Termination Without Cause or For Good Reason	$2,325,000	$1,662,225	$41,022	$4,028,247
Disability / Death	—	1,542,177	—	1,542,177
Retirement(2)	—	—	—	—
Change in Control:
Termination Without Cause or For Good Reason(3)	$3,487,500	$1,662,225	$41,022	$5,190,747

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $14.38 per share, which was the closing price of Sterling’s common stock on December 31, 2014.
(2)	Mr. Kopnisky is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.
(3)	Mr. Kopnisky would receive these benefits if termination occurs on or within eighteen (18) months of a change in control.

Luis Massiani and James Peoples

We entered into a three (3) year employment agreement on November 1, 2013 with both Messrs. Massiani and Peoples. Both agreements provide for an annual base salary of $400,000, subject to annual review and possible upward adjustment (such base salary shall not be reduced without the executive’s consent). The executives’ agreements provide that each is eligible to participate in the STI Plan, with such executive’s target annual bonus opportunity to be determined by the Compensation Committee and commensurate with other similarly situated senior executives of the Company. Further, each executive is eligible to participate in any equity and/or other long-term incentive compensation programs established by the Company from time to time for senior officers, again with such executive’s target annual equity award opportunity to be determined by the Compensation Committee and be commensurate with the target annual bonus opportunity available to other similarly situated senior executives of the Company.

Pursuant to each of the employment agreements for Messrs. Massiani and Peoples, in the event that the Company terminates the executive for Cause, the executive resigns from employment without Good Reason, or his employment ends due to his death or disability, then the Company shall owe the executive for any accrued obligations. Further, in the event of termination for death or disability, the terms of Messrs. Massiani’s and Peoples’ restricted stock awards state that they shall become fully vested; provided, however, that pursuant to the terms of their performance stock awards, any equity based awards that have vesting, in whole or in part, contingent upon achieving certain performance goals shall be deemed to be fully achieved at target as of the date of the executive’s termination of employment with such vesting calculated on a pro rata basis. The pro rata portion will be determined by calculating the total number of awarded shares that would have been received if the executive’s employment had not terminated prior to the end of the performance period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment the executive completed after the award date, and the denominator of which is the number of full and partial months between the award date and the end of the performance period.

If, however, the Company terminates Messrs. Massiani or Peoples without Cause, then pursuant to their employment agreements, the Company shall pay the executive for any accrued obligations and eighteen (18) months of COBRA premiums, as well as a lump sum amount equal to one (1) times the sum of (y) the executive’s annual base salary in effect immediately prior to termination of employment plus (z) the amount of his target bonus for the fiscal year. If such termination occurs upon or within twelve (12) months of a Change in Control (as defined in the employment agreements), then the Company shall pay such executive the above payments, but two (2) times the sum of (y) his annual base salary in effect immediately prior to termination of employment plus (z) the amount of his target bonus for the fiscal year. Further, pursuant to Messrs. Massiani’s and Peoples’ award agreements, upon a change in control (as defined in the award agreements), all restricted stock and options unvested and not forfeited will fully vest. In addition, performance awards will accelerate and vest on a pro rata basis and all performance goals will be deemed met for the applicable period. The pro rata amount will be determined by calculating the total number of awarded shares that would have been received upon satisfaction of the performance condition and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment that the executive completed after an award date, and the denominator of which is the number of full and partial months between an award date and the date of a change in control. If the executive resigns from employment with Good Reason, then the Company shall pay him for any accrued obligations and, if such resignation occurs upon or within twelve (12) months after a Change in Control, then he shall be entitled to the same Change in Control payments as outlined above.

As a part of their agreements, each of Messrs. Massiani and Peoples agrees to an eighteen (18) month non-solicitation period post-employment, during which he will not attempt to hire any Company or Bank employee, or solicit any Company or Bank customer (including within the six (6) months after such a relationship has ended). Each executive also agrees to a twelve (12) month non-competition period post-employment, in which he shall not compete with the Company and the Bank.

All amounts and benefits under the employment agreements shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

POTENTIAL PAYMENTS UPON TERMINATION

The following table presents the benefits that would be received by Messrs. Massiani and Peoples in the event of a hypothetical termination of employment without Cause as of December 31, 2014.

NEO	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards($)	Continuance of Health and Welfare Benefits ($)	Total ($)
Luis Massiani	$560,000	—	$31,555	$591,555
James Peoples	560,000	—	28,405	588,405

POTENTIAL PAYMENTS UPON DEATH / DISABILITY

The following table presents the benefits that would be received by Messrs. Massiani and Peoples in the event of a hypothetical death or disability as of December 31, 2014.

NEO	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits ($)	Total ($)
Luis Massiani	$—	$353,407	$—	$353,407
James Peoples	—	454,166	—	454,166

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $14.38 per share, which was the closing price of Sterling’s common stock on December 31, 2014.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The following table presents the benefits that would be received by Messrs. Massiani and Peoples in the event of a hypothetical termination of employment without Cause or resignation for Good Reason within twelve (12) months of a change in control as of December 31, 2014.

NEO	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits ($)	Total ($)
Luis Massiani	$1,120,000	$374,719	$31,555	$1,526,274
James Peoples	1,120,000	470,150	28,405	1,618,555

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $14.38 per share, which was the closing price of Sterling’s common stock on December 31, 2014.

Howard Applebaum and Michael Bizenov

On April 3, 2013, we entered into a three (3) year employment agreement with each of Messrs. Applebaum and Bizenov, to be effective beginning October 31, 2013, that provided each with an annual base salary of $400,000, subject to annual review and possible upward adjustment (the base salary of either Messrs. Applebaum or Bizenov shall not be reduced without said executive’s consent). Each agreement provides that he is eligible to participate in the STI Plan, and for an initial target annual bonus of 30% of his base salary under the STI Plan (such target amount was subsequently increased to 40% by the Compensation Committee). The executives’ agreements provide that each is eligible to participate in any equity and/or other long-term incentive compensation programs established by the Company from time to time for senior officers, with an initial target annual equity award opportunity of 30% of each executive’s base salary (such target amount was subsequently increased to 40% by the Compensation Committee).

In order to settle prior Legacy Sterling change in control severance agreement obligations with Mr. Bizenov that pre-dated the Provident Merger, Mr. Bizenov’s agreement provided for a lump sum cash payment to be paid to Mr. Bizenov in the amount of $950,000 within ten (10) business days following the effective date of the Provident Merger. This amount was paid on November 8, 2013. Similarly, in order to settle prior Legacy Sterling change in control severance agreement obligations with Mr. Applebaum that pre-dated the Provident Merger, Mr. Applebaum’s agreement provided for a lump sum cash payment to be paid to Mr. Applebaum in the amount of $675,000 within ten (10) business days following the effective date of the Provident Merger. This amount was paid on November 8, 2013. Mr. Applebaum was also paid $700,587 upon the closing of the Provident Merger, which was his accrued benefit under the SERP with Legacy Sterling as of the effective date of the Provident Merger.

Pursuant to his agreement, each of Messrs. Applebaum and Bizenov were granted a restricted stock award valued on the effective date of the Provident Merger at $600,000 and $375,000, respectively (the “Inducement Awards”), to vest equally on an annual basis over a three (3)-year period, subject to continued employment with Sterling and compliance in all material respects with certain restrictive covenants. Such Inducement Awards shall vest in full if the executive’s employment is terminated without Cause, for Good Reason or due to death or Disability (all such terms as defined in the agreement); provided, however, that other than in the case of termination due to death, until the third anniversary of the grant date, such award shall remain subject to the clawback of shares (or, if such shares are sold, recoupment of sale proceeds thereof up to the fair market value thereof on the applicable vesting date) if the executive does not comply in all material respects with certain restrictive covenants as established in the agreement.

In the event that the Company terminates either Messrs. Applebaum or Bizenov for Cause or Messrs. Applebaum or Bizenov resign from employment without Good Reason, then the Company shall only owe either Messrs. Applebaum or Bizenov for any accrued obligations. If, however, the Company terminates either Messrs. Applebaum or Bizenov without Cause, the Inducement Awards shall vest and the Company shall pay the terminated executive for any accrued obligations and eighteen (18) months of COBRA premiums, as well as a lump sum severance payment equal to one (1) times the sum of (y) the executive’s annual base salary in effect immediately prior to termination of employment plus (z) the amount of the executive’s target bonus for the fiscal year. If such termination occurs upon or within twelve (12) months of a Change in Control (as defined in the employment agreements), then the Company shall pay the executive the above payments, but two (2) times the sum of (y) the executive’s annual base salary in effect immediately prior to termination of employment plus (z) the amount of the executive’s target bonus for the fiscal year (rather than one (1) times). Further, pursuant to Messrs. Applebaum’s and Bizenov’s award agreements, upon a change in control (as defined in the award agreements), all restricted stock and options unvested and not forfeited will fully vest. If either Messrs. Applebaum or Bizenov resigns from employment with Good Reason, then the Inducement Awards shall vest and the Company shall pay the executive for any accrued obligations and, if such resignation occurs upon or within twelve (12) months after a Change in Control, then executive shall be entitled to the same Change in Control payments as outlined above to the same extent as if the executive’s employment had been terminated without Cause.

As a part of the agreement, Messrs. Applebaum and Bizenov each agreed to an eighteen (18)-month non-solicitation period post-employment, during which each executive will not attempt to hire any Company or Bank employee, or solicit any Company or Bank customer (including within the six (6) months after such a relationship has ended). The executives also agreed to a twelve (12)-month non-competition period post-employment, in which the executive shall not compete with the Company and the Bank.

On January 29, 2015, the Company announced the resignation of Howard M. Applebaum, Executive Vice President and President, Specialty Lending Group, effective as of February 13, 2015. The Company and the Bank entered into a separation and related release agreement with Mr. Applebaum, dated as of January 29, 2015 (collectively, the “Separation Agreement”), to govern certain compensation and post-employment matters, and pursuant to which Mr. Applebaum released all claims other than obligations to him under the Separation Agreement. Under the Separation Agreement, Mr. Applebaum is entitled to the following separation benefits: (a) a $138,000 cash lump sum payment; (b) an amount in respect of his 2014 annual bonus equal to a $112,000 cash lump sum payment; (c) accelerated vesting and settlement of the unvested portion of his retention award of 34,130 restricted stock units under his employment agreement with the Company and the Bank; (d) accelerated vesting of 2,419 shares of unvested restricted stock held by him as of his resignation date; and (e) during the eighteen (18)-month period commencing on the first month following Mr. Applebaum’s resignation date, a monthly cash payment equal to the sum of the monthly COBRA health plan and dental plan premiums for the level of coverage in effect for Mr. Applebaum as of his resignation date under the Company’s group health plan and group dental plan, respectively.

Under the Separation Agreement, Mr. Applebaum also acknowledged and agreed that the restrictive covenants and clawback and recoupment provisions set forth in his employment agreement with the Company and the Bank will remain in full force and effect in accordance with their respective terms following his resignation, but the parties agreed to waive the non-competition provisions contained in such agreement.

All amounts and benefits under the employment agreements and separation agreement shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

POTENTIAL PAYMENTS UPON TERMINATION

The following table presents the benefits that would be received by Messrs. Applebaum and Bizenov in the event of a hypothetical termination of employment without Cause as of December 31, 2014.

NEO	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)	Continuance of Health and Welfare Benefits ($)	Total ($)
Howard Applebaum	$560,000	$525,575	$23,648	$1,109,223
Michael Bizenov	560,000	341,539	44,391	945,930

POTENTIAL PAYMENTS UPON DEATH / DISABILITY OR RESIGNATION FOR GOOD REASON

The following table presents the benefits that would be received by Messrs. Applebaum and Bizenov in the event of a hypothetical death or disability or resignation for Good Reason as of December 31, 2014.

NEO	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits ($)	Total ($)
Howard Applebaum	—	$525,575	—	$525,575
Michael Bizenov	—	341,539	—	341,539

(1)	This amount includes unvested and accelerated restricted stock awards. The dollar amount is calculated based on $14.38 per share, which was the closing price of Sterling’s common stock on December 31, 2014.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The following table presents the benefits that would be received by Messrs. Applebaum and Bizenov in the event of a hypothetical termination of employment without Cause or resignation for Good Reason within twelve (12) months upon a change in control as of December 31, 2014.

NEO	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits ($)	Total ($)
Howard Applebaum	$1,120,000	$525,575	$23,648	$1,669,223
Michael Bizenov	1,120,000	341,539	44,391	1,505,930

(1)	This amount includes unvested and accelerated restricted stock awards. The dollar amount is calculated based on $14.38 per share, the closing price of Sterling’s common stock on December 31, 2014.

Director Compensation

General. The following discussion outlines the compensation that was earned by non-employee directors during fiscal year 2014 and the Transition Period. Directors who are employed by us do not receive additional compensation for their service on the Board.

The Company uses a combination of cash and stock to attract and retain qualified candidates to serve on the Board. Equity compensation provides the opportunity for directors to earn more based on the Company’s total stockholder return and to align directors’ interests with those of the Company’s stockholders. The Nominating and Corporate Governance Committee reviews director compensation and benefits annually and makes recommendations to the Board.

Service and Covenant Agreements. In connection with the Provident Merger, Legacy Provident entered into service and covenant agreements with each of Messrs. Cappelli and Millman. The services and covenant agreements with Messrs. Cappelli and Millman provide for their service as, in the case of Mr. Cappelli, Chairman, and in the case of Mr. Millman, member, of the Boards of the Company and the Bank following the completion of the Provident Merger, as well as for general advisory services as requested by the CEO of the Company for a term of three (3) years. During the term of his service and covenant agreement, Mr. Cappelli shall remain the Chairman of the Board of both the Company and the Bank, and shall have such powers and perform such duties consistent with the Company’s Bylaws, including (i) presiding at Board meetings, (ii) convening and conducting regular and special Board meetings, (iii) determining, after discussion with the CEO of the Company, the agenda for Board meetings and overseeing the information that is provided to the Board for meetings, (iv) presiding at the annual meeting of the Company and the Bank and the annual organization meetings, (v) recommending to the Nominating and Corporate Governance Committee of the Board all members for committees of the Board and each committee chairperson, (vi) providing counsel, individually and collectively, to other Board members, utilizing his capacities to secure optimum benefits for the Company and the Bank, (vii) acting as a liaison between the Board and the CEO, (ix) overseeing the orientation of new directors, and (x) attending committee meetings of the Board. During the term, both Messrs. Cappelli and Millman shall (i) provide general advisory services as requested by the CEO with respect to the business of the Company, including (A) maintaining and developing new relationships with customers and clients, (B) advising with respect to community relations issues and building new relationships in the Company’s market area, and (C) identifying new business opportunities, including potential acquisitions and other strategic opportunities; and (ii) remain available to consult on specific projects for the Company with respect to its business and the Provident Merger integration, as may be reasonably requested by the CEO. Further, the Chairman shall also (i) continue to be available to attend and make speeches at team member, industry, customer and community events and (ii) provide support in dealing with bank regulatory issues. Also during the term, consistent with Section 2.10 of the Company’s Bylaws relating to the Chairman, the removal of the Chairman from the Board of the Company, or the failure to appoint or reelect the Chairman to the Board of the Company, and any determination not to nominate the Chairman as a director of the Company, in each case, shall each require the affirmative vote of at least 75% of the full Board of the Company.

Also, under the services and covenant agreements, in full settlement of Legacy Provident’s, Legacy Sterling’s and their respective affiliates’ obligations under Messrs. Cappelli’s and Millman’s former employment agreements with Legacy Sterling, Legacy Provident paid Mr. Cappelli a lump sum payment of $5.0 million and paid Mr. Millman a lump sum payment of $3.6 million (in each case, less applicable employment and income tax withholdings) in connection with the Provident Merger closing. Messrs. Cappelli and Millman were also entitled to payment of their accrued benefit under the SERP in accordance with the terms of the SERP, and in accordance therewith, $32.47 million and $7.0 million were paid to Messrs. Cappelli and Millman, respectively, in connection with the Provident Merger closing for their accrued benefit under the SERP. They both also retain all rights and benefits in respect of any death benefits under their split-dollar life insurance agreements with Legacy Sterling in accordance with their respective terms and are entitled to benefits under the terms of employee health benefit plans of Legacy Sterling as of the date they ceased to be employees (other than separation or termination pay or benefits).

During the term of their agreements, Mr. Cappelli is paid an annual fee of $350,000, Mr. Millman is paid an annual fee of $200,000 (each payable in equal monthly installments), and each of them is provided his current office, his current office assistant and reasonable office support as needed. Each of them also is provided with health insurance benefits and club membership(s) and automobile perquisites in accordance with their employment agreements with Legacy Sterling (which includes three club memberships and car and driver for Mr. Cappelli). Mr. Cappelli also received a grant of restricted stock units following the completion of the Provident Merger, which had an aggregate grant date value of $3.0 million. The restricted stock units vest and settle in equal annual installments on each of the first three (3) anniversaries of the grant date, subject to Mr. Cappelli’s continued service (except in the case of certain terminations) and subject to material compliance with certain restrictive covenants. Mr. Cappelli also is entitled to an income tax gross-up on up to $45,000 of imputed income per calendar year during the term of his agreement in respect of the split-dollar life insurance or mutual benefit exchange policies. Each of these annual fees, health insurance benefits, club and automobile perquisites, and life insurance premiums paid by the Company for the benefit of Messrs. Cappelli and Millman during the fiscal year are reflected below in the “Director Compensation in Fiscal Year 2014 and the Transition Period” table. The “Director Compensation in Fiscal Year 2014 and the Transition Period” table also includes the following for Mr. Cappelli: his grant of restricted stock units, the amount of Mr. Cappelli’s tax gross-up for imputed income related to his split-dollar life insurance or medical benefit exchange policies for the fiscal year and an estimate of the costs of providing his office assistant for personal matters.

As a part of the service and covenant agreements, each of Messrs. Cappelli and Millman have agreed to certain restrictive covenants, including as relates to (i) maintaining the confidentiality of certain materials, (ii) the non-solicitation of any Company employee or independent contractor, or client or customer of the Company, for the duration of the term of the agreement and three (3) years thereafter, and (iii) the non-competition with the Company also for the duration of the term of the agreement and three (3) years thereafter.

The service and covenant agreements may be terminated early by either party upon thirty (30) days’ prior written notice without further obligations under the agreements other than payment of earned but unpaid fees, except where the termination is by reason of death, without cause, for good reason or due to disability (in each case, as defined in the agreements). If a termination prior to the end of the term is by the Company without cause, by Mr. Cappelli or Mr. Millman for good reason or by reason of disability, Mr. Cappelli or Mr. Millman, as applicable, would continue to receive the unpaid annual fees he would have received for the original three (3)-year term had he continued to perform the agreement and health insurance benefits for the original three-year term, and Mr. Cappelli’s restricted stock unit award would continue to vest as if he had continued under his agreement for the original three (3)-year term, subject to the execution and non-revocation of a release of claims in favor of the Company and continued compliance with the above restrictive covenants. In the case of death, the designated beneficiary or estate would receive a lump sum payment of the unpaid fees that Mr. Cappelli or Mr. Millman, as applicable, would have received under the agreement for the original three (3)-year term, and Mr. Cappelli’s restricted stock unit award would vest and be settled.

The following table sets forth compensation information with respect to our non-employee directors during fiscal year 2014 (under the heading “Fiscal 2014”) and the Transition Period (under the heading “Transition”).

DIRECTOR COMPENSATION IN FISCAL YEAR 2014 AND THE TRANSITION PERIOD

Name (a)	Period	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)		Change in Pension Values and Non Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(2)		Total ($) (h)
Louis J. Cappelli – Chairman(3),(4)	Transition	$87,500	$—		$—	$49,318		$136,818
	Fiscal 2014	320,833	3,000,004	(5)	—	197,270	(6)	3,518,107
Robert Abrams(3)	Transition	14,500	—		—	—		14,500
	Fiscal 2014	40,950	19,991		—	9		60,950
James F. Deutsch(5)	Transition	12,250	—		—	—		12,250
	Fiscal 2014	41,600	—		—	20,000	(7)	61,600
Navy E. Djonovic	Transition	15,000	—		—	—		15,000
	Fiscal 2014	43,100	19,991		—	9		63,100
Fernando Ferrer(3)	Transition	17,250	—		3,392	—		20,642
	Fiscal 2014	49,150	19,991		450	9		69,600
William F. Helmer	Transition	15,250	—		—	—		15,250
	Fiscal 2014	52,433	19,991		331	9		72,764
Thomas G. Kahn	Transition	11,500	—		—	—		11,500
	Fiscal 2014	38,867	19,991		—	9		58,867
James. B. Klein(3)	Transition	12,250	—		—	—		12,250
	Fiscal 2014	34,400	19,991		—	9		54,400
Robert W. Lazar(3)	Transition	17,000	—		—	—		17,000
	Fiscal 2014	42,900	19,991		—	9		62,900
John C. Millman(3), (8)	Transition	50,000	—		—	10,879		60,879
	Fiscal 2014	183,333	—		—	43,517	(9)	226,850
Richard O’Toole	Transition	12,250	—		—	—		12,250
	Fiscal 2014	39,100	19,991		—	9		59,100
Burt Steinberg	Transition	18,875	—		—	—		18,875
	Fiscal 2014	55,392	19,991		—	9		75,392

(1)	Represents the value of restricted stock awards based on the Company’s closing stock price on September 30, 2014 of $12.79 for the fiscal year 2014, and the closing stock price on December 31, 2014 of $14.38 for the Transition Period, except for Mr. Cappelli.
(2)	For all directors except for Messrs. Cappelli, Deutsch and Millman, represents cash amount paid in lieu of fractional shares issued in connection with the restricted stock award grant.
(3)	Director was a Legacy Sterling director who joined the Board effective November 1, 2013 pursuant to the terms of the Provident Merger and, therefore, only a partial year’s compensation is reflected.
(4)	Mr. Cappelli’s compensation for serving as Chairman of the Board is pursuant to his services and covenant agreement with the Company, as described above under “Director Compensation.”
(5)	Mr. Cappelli’s grant of restricted stock units is pursuant to his services and covenant agreement with the Company, as described above under “Director Compensation.” Represents the value of restricted stock awards based on the Company’s closing stock price on October 31, 2013 of $11.72.

(6)	Amount includes the value of life insurance coverage provided for the benefit of Mr. Cappelli ($51,532). Amount also includes the aggregate incremental cost to the Company of the following perquisites for the fiscal year: health insurance benefits ($12,889); annual dues for club memberships ($8,347); automobile lease and related expenses; the cost associated with Mr. Cappelli’s use of a driver ($55,051); and office assistant services for personal matters ($53,805), computed as a proportion of the assistant’s compensation based on an estimate of personal use. Amount does not include any expense allocation for office space, which is at the Company’s business location and within its existing leased space at no incremental additional cost.
(7)	In lieu of receiving a restricted stock award valued at $20,000, Patriot (of which Mr. Deutsch is a Managing Partner) received a $20,000 cash payment.
(8)	Mr. Millman’s compensation for serving as a director of the Board is pursuant to his service and covenant agreement with the Company, as described above under “Director Compensation.”
(9)	Amount includes the value of life insurance coverage provided for the benefit of Mr. Millman ($13,370). Amount also includes the aggregate incremental cost to the Company of the following perquisites for the fiscal year: health insurance benefits ($15,032); annual dues for one club membership; and automobile lease and related expenses. Mr. Millman also has access to office space at the Company’s business location within its existing leased space and to an office assistant otherwise employed by the Company, for each of which the Company estimates no incremental additional cost for the fiscal year.

The below table sets forth the compensation paid to all others who served as our director for a portion of fiscal year 2014 (from October 1, 2013 until October 31, 2013), but are no longer members of board. These individuals were directors of Legacy Provident who rotated off of the board, effective with the closing of the Provident Merger on November 1, 2013.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Change in Pension Values and Non- Qualified Deferred Compensation Earnings ($) (f)		All Other Compensation ($) (g)	Total ($) (h)
Dennis Coyle	$4,367	—	—		—	$4,367
Thomas Jauntig	4,533	—	—		—	4,533
R. Michael Kennedy	2,167	—	—		—	2,167
Victoria Kossover	3,700	—	—		—	3,700
Carl Rosenstock	4,200	—	2,456		—	6,656
George Strayton	3,700	—	—	(1)	—	3,700

(1)	Although Mr. Strayton participated in the director Deferred Fee Plan, his account did not earn money during the October 1-31, 2013 timeframe that he served as a director in fiscal year 2014.

DIRECTOR OUTSTANDING EQUITY AWARDS AND OPTIONS

The following table sets forth information concerning unexercised options and unvested restricted stock units for each director outstanding at December 31, 2014, whether granted in 2014 or earlier.

	Option Awards	Stock Awards
Name (a)	Underlying Unexercised Options (#) (b)	Number of RSUs that have not Vested (#) (c)

Louis J. Cappelli, Chairman	—	170,649	(1)
Robert Abrams	—	—
James F. Deutsch	—	—
Navy E. Djonovic	—	—
Fernando Ferrer	—	—
William F. Helmer	46,100	—
Thomas G. Kahn	46,100	—
James B. Klein	—	—
Robert W. Lazar	—	—
John C. Millman	—	—
Richard O’Toole	—	—
Burt Steinberg	26,100	—

(1)	Grant of restricted stock units that vest in three (3) equal installments on each October 31, beginning October 31, 2014.

2014 Board Compensation. In the fall of 2013, the Nominating and Corporate Governance Committee reviewed a competitive assessment of director compensation prepared by Meridian that analyzed the director pay practices of twenty (20) of the Company’s peers, to establish a competitive director pay scale post-merger. To reflect the larger size of the Company post-merger and for consistency with its market peers, certain adjustments were made to director compensation. Directors of the Company continue to receive an annual retainer fee of $24,000. Effective as of January 1, 2014, Directors also receive a fee of $1,500 per board meeting attended (up from $1,200) and $1,000 per committee meeting attended (up from $500). The chairman of each committee receives an additional $5,000 per year, up from $2,000 (with the exception of the Audit Committee Chairman who receives $7,500 per year, up from $4,000). Directors who are also employees of the Company are not eligible to receive any fees for their service as a director.

Stock Awards and Stock Option Grants. For service rendered during the fiscal year ended 2014 and the Transition Period, each non-employee director of the Company (except for Messrs. Cappelli and Millman, whose compensation is governed by their services and covenant agreements with the Company) was granted a restricted stock award valued at $20,000 on September 30, 2014 (Mr. Deutsch opted to instead receive a $20,000 cash payment payable to Patriot, of which he is a Managing Partner). As disclosed above, Mr. Cappelli received a restricted stock unit award valued at $3.0 million during the fiscal year pursuant to his services and covenant agreement.

2005 Deferred Director Fee Plan. The Company maintains the 2005 Deferred Director Fee Plan (the “Deferred Fee Plan”) pursuant to which directors may elect to defer all or a portion of their board fees earned during a calendar year. Currently, directors Ferrer, Kahn and Lazar participate in the Deferred Fee Plan. In the case of a director who is also an employee, the director may elect to defer receipt of all or a portion of the incentive compensation paid to the director in the director’s capacity as an employee during the year. Each director may express to the committee appointed to administer the Deferred Fee Plan a preference as to how the director’s deferral account should be hypothetically invested among the investment options designated by the committee (which include the Company’s common stock).

Under the terms of the Deferred Fee Plan, deferred amounts are credited to a bookkeeping account established in the name of each director. Deferral accounts are generally paid to a director in quarterly installments over five years (unless the director elects payment in a lump sum or payment in installments over a different number of years) commencing as of the earliest of (a) the date elected by the director, (b) the director’s attaining age 75, or (c) the director’s separation from service. In the event of the director’s death, the director’s deferral account is paid to the director’s designated beneficiary in the same form as it would otherwise have been paid to the director, commencing in the first calendar quarter after death. In the event of a change in control, directors’ deferral accounts are required to be paid to directors in the form of a lump sum payment within 60 days after the change in control. A director may request an early distribution from the director’s deferral account on the account of hardship. Distributions are made in cash, except that to the extent that a director’s deferral account is hypothetically invested in shares of Company common stock, in which case the distribution is made in the form of Company common stock (subject to the director being eligible to elect distribution in cash after a change in control).

All obligations arising under the deferred compensation agreements are payable from the Company’s general assets; however, the Company has established a rabbi trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations, including Regulation O. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Consistent with the Company’s Code of Ethics, proposed transactions with related persons must be disclosed to the Company. The Board must approve such transactions with directors or executive officers to the extent required under the Code of Ethics. The director or executive officer is required to disclose all non-privileged information the person has, and thereafter may not partake in any decision-making process. The Board evaluates the transaction, and may approve, reject, or set other conditions in its discretion. To qualify for approval, a transaction must be on the same terms, conditions, and collateral as would be reasonable if entered into with an unrelated third party. In the case of a proposed transaction with or related to a director, the Board will also consider the effect, if any, the transaction would have on the independence of the director.

A number of our directors and officers and certain business organizations associated with them have been customers of our banking and other subsidiaries. During the year ended December 31, 2014, all extensions of credit to these persons, which were made only by the Bank, have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their related interests. Regulation O is made applicable to the bank by provisions of the Home Owners’ Loan Act and the regulations of the Office of Comptroller of the Currency. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the Bank.

There have not been any transactions during the last fiscal year, except for the Bank’s loan to Eastland Shoe Corp. (“Eastland”) as discussed below, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the sections captioned “Executive Compensation —Potential Payments upon Termination or Change in Control” and “Director Compensation.”

Eastland, a footwear manufacturer, is a related interest of Director James Klein, a one-third owner and President of Eastland. Eastland has a $7.0 million revolving loan with the Bank, of which Eastland had drawn $2.34 million as of December 31, 2014. The loan’s interest rate is the Sterling National Bank base rate plus .50%, or 5.50% as of December 31, 2014. The largest amount of principal outstanding during fiscal year 2014 was $3,282,747 at November 25, 2014. During fiscal year 2014, due to its revolving nature, the amount of principal paid by Eastland on the loan was $0, and the amount of interest paid by Eastland on the loan during fiscal year 2014 was $133,171. The loan was made on substantially the same terms and conditions (including interest rate and collateral), and following credit underwriting procedures that were not less stringent than those prevailing for comparable transactions by the Bank with other persons not covered by Regulation O.

For identification of each director determined to be independent, see “Proposal I – Election of Directors – Director Independence.”

STOCKHOLDER PROPOSALS

Due to the Company’s fiscal year end change from September 30 to December 31, the 2015 annual meeting has been changed by more than 30 days from the date of the Company’s previous year’s meeting (which was February 20, 2014). Under applicable SEC rules, any stockholder who intends to present a proposal at the 2015 annual meeting and who wishes to have the proposal included in our proxy statement for that meeting must deliver the proposal to us at our executive offices, 400 Rella Boulevard, Montebello, New York 10901, or such other address indicated in the Company’s filings, and such proposal must be received by the Company within a reasonable time before the Company begins to post, print, and mail the 2015 proxy materials. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC but in no event later than the close of business on the tenth (10th) day following the day on which the public announcement of the date of such annual meeting is made.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must deliver written notice to the Corporate Secretary of Sterling not less than ninety (90) days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. The notice must include, among other information, the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder and the beneficial owner, if any, in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice for certain business, or nominations to the Board, to be brought before the next annual meeting must be given to us by February 28, 2016. If notice is received after February 28, 2016 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

This Proxy Statement and accompanying notice of meeting provide notice that the stockholders will be asked to vote on the election of the Company’s director nominees, the amendment to the Company’s Certificate of Incorporation to declassify the Board, the 2015 Omnibus Plan, the Say-on-Pay proposal, and the ratification of the appointment of Crowe Horwath as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. In accordance with the Company’s Bylaws, no persons other than the Company’s nominees may be nominated for director election or elected at the annual meeting and no business may be transacted at the meeting except the election of the Company’s director nominees, the stockholder vote on the amendment to the Company’s Certificate of Incorporation to declassify the Board, the stockholder vote on the 2015 Omnibus Plan, the stockholder vote on the Say-on-Pay proposal, and the stockholder vote on the ratification of the appointment of Crowe Horwath as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and such other matters as may be brought before the meeting by or at the direction of the Board or an authorized committee of the Board. If any matters should properly come before the annual meeting of stockholders, it is intended that the Board, as holders of the proxies, will act as determined by a majority vote.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

For those stockholders who request paper delivery of the proxy materials, Sterling intends to deliver only one Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Investor Relations
Sterling Bancorp
400 Rella Boulevard
Montebello, New York 10901
Phone:	845.918.5580
Fax:	845.369.8066

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Sterling. Sterling will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Sterling may solicit proxies personally or by telephone without additional compensation.

A COPY OF STERLING’S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED SEPTEMBER 30, 2014 AND OUR ANNUAL REPORT ON FORM 10-K/T FOR THE TRANSITION PERIOD ENDED DECEMBER 31, 2014 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, 10901 OR BY CALLING 845.369.8040.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Katharine B. Brown
Katharine B. Brown Corporate Secretary

Montebello, New York

April 17, 2015

ANNEX A

Proposed Amendment and Restatement of Article SIXTH, Sections A and B of the Certificate of Incorporation of Sterling Bancorp to Declassify the Board of Directors:

SIXTH:

A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. ~~The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.~~

At the 2015 annual meeting of stockholders, and at each annual meeting thereafter, each Director shall be elected to serve for a one-year term expiring at the next annual meeting of stockholders and until his or her successor is elected.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been chosen expires~~. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

A-1

ANNEX B

STERLING BANCORP

2015 OMNIBUS EQUITY AND INCENTIVE PLAN

ARTICLE I.

INTRODUCTION

1.1 Purpose. The purpose of the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan is to promote the growth and profitability of Sterling Bancorp by providing certain directors and employees of Sterling Bancorp, the Bank, and their Subsidiaries with an incentive to achieve corporate objectives and attracting and retaining individuals of outstanding competence through a participation interest in the performance of the common stock of Sterling Bancorp and the receipt of other incentive compensation as provided in the Plan.

1.2 Effective Date. The Plan will become effective on the date on which the Plan is approved by the Company’s stockholders at the Company’s 2015 annual meeting of stockholders (the “Effective Date”). If the Company’s stockholders approve the Plan, then the Prior Plan will terminate on the Effective Date, and no new awards may be granted under the Prior Plan after the Effective Date; provided, however, that the Prior Plan shall continue to govern awards outstanding as of such date of the Prior Plan’s termination, and such awards shall continue in full force and effect until their termination or expiration pursuant to their respective terms.

1.3 Eligibility. Eligible Individuals shall be selected by the Committee in its sole discretion from time to time to be Participants. The Committee’s selection of an Eligible Individual to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time.

1.4 Types of Awards. Awards under the Plan may be in the form of any one or more of the awards or payments permitted under the Plan including the following: (a) Options, (b) SARs, (c) Stock Awards, (d) Performance Awards, (e) Substitute Awards, and (f) Annual Cash Incentive Awards.

ARTICLE II.

ADMINISTRATION

2.1 Committee.

(a) Subject to Section 2.1(b), the Plan shall be administered by the members of the Committee.

(b) The members of the Board who are “independent directors” (within the meaning of the corporate governance standards imposed by the principal national securities exchange on which securities of the Company are listed or admitted to trading) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c) No member of the Committee or the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

(d) To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the Performance-Based Compensation exception under Code Section 162(m), or the rules and regulations of the principal national securities exchange on which securities of the Company are listed or admitted to trading, the Committee may (i) delegate to a subcommittee of one or more of its members any of the authority of the Committee under the Plan, including the rights to designate Eligible Employees and grant, cancel or suspend Awards, and (ii) to the extent permitted by law, authorize the Chief Executive Officer or other executive officer of the Company to do one or more of the following with respect to employees of the Employer who are senior vice presidents or lower level employees: (A) designate certain such employees to be Eligible Employees; (B) designate such employees who are Eligible Employees to be recipients of Awards; (C) determine the number of Shares subject to such Awards to be received by such Eligible Employees; and (D) cancel or suspend Awards to such Eligible Employees as provide in Article VIII of the Plan; provided that (x) any resolution of the Committee authorizing such officer(s) or subcommittee must specify the total number of Shares subject to Awards that such officer(s) or subcommittee may so award and the amount (or minimum amount) and form of consideration to be received, (y) the Committee may not authorize any such officer to designate himself or herself as the recipient of an Award, and (z) the Committee may not delegate its power and authority to any such officer with regard to the grant of Awards to Covered Employees or to any person subject to Section 16 of the Exchange Act.

2.2 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

2.3 Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan, and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) To select Participants and establish the terms and conditions of any Award consistent with the terms and conditions of the Plan;

(b) To interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards, if any, to be granted, and the terms and conditions thereof;

(c) To adopt, amend and rescind any rules and regulations relating to the Plan, and to prescribe forms for the operation and administration of the Plan;

(d) To provide in an Award Agreement, or as a matter of policy, that Awards are (i) conditioned on compliance with certain restrictive covenants, including, but not limited to, non-competition, confidentiality, non-solicitation of employees, non-solicitation of customers and non-derogation of the Company, the Bank and the Subsidiaries, in each case, in such form and substance as determined by the Committee; and/or (ii) subject to forfeiture, including those already exercised or distributed, in the event of failure to comply with any of the covenants imposed pursuant to (i); and

(e) To correct any defect or omission, or reconcile any inconsistency in any Award Agreement; and to take any other action not inconsistent with the provisions of the Plan that it may deem necessary, desirable or appropriate.

All decisions, determinations, interpretations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be made in the Committee’s sole discretion and shall be final and conclusive and binding upon all persons having an interest therein.

2.4 Limitations. The following limitations shall apply to the Committee:

(a) The Committee shall not, without the prior approval of the stockholders of the Company or as otherwise provided in Section 8.8, permit the repricing of Options or SARs by any method, including by exchanges for other Awards involving Shares or by cancellation and re-issuance or cash buyout.

(b) The Committee may, except as otherwise provided in Sections 5.6 and 8.9 and subject to the minimum one (1) year vesting, Restriction Period, and Performance Period provisions of the Plan applicable to Awards to Eligible Employees, accelerate the vesting or exercisability of an Award upon disability, Retirement or death of a Participant, a Change in Control or for any other reason.

(c) The Committee shall not provide a tax gross-up to any Participant in connection with any Award.

ARTICLE III.

AVAILABLE SHARES

3.1 Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 8.8 and to all other limits set forth in this Article III, the number of Shares that shall initially be available for all Awards under this Plan shall be (i) 2,800,000 plus (ii) 1,654,318, the number of Shares remaining available for grant (i.e., not subject to awards) under the Prior Plan as of the Effective Date, for a total of 4,454,318 Shares, of which no more than 4,454,318 Shares in the aggregate may be issued under the Plan in connection with Incentive Stock Options. Any Shares subject to outstanding awards, other than Incentive Stock Options, under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares) shall be available for Awards under this Plan.

Shares available for grant under this Section 3.1(a) may be funded through authorized and unissued Shares, treasury Shares, or Shares purchased by the Company in the open market (except in the case of Shares purchased in the open market using cash proceeds from the exercise of an Option), or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Upon the Effective Date, no further Awards shall be granted under the Prior Plan. Any Shares that are subject to Awards shall be counted against such aggregate Share limit as one (1) Share for every one (1) Share granted or issued.

(b) Any Shares subject to an Award granted under the Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of Shares, is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall become available again for grant under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the Exercise Price of an Option, or to satisfy any tax withholding obligation with respect to an Award; (ii) Shares subject to a stock-settled Stock Appreciation Right that are not issued in connection with its settlement on exercise thereof; (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options; and (iv) Shares described in Section 3.1(c) that are not issued upon exercise, settlement, expiration, cancellation, forfeiture of a Substitute Award or for any other reason.

(c) Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or the individual limits under Section 3.2, nor shall Shares subject to a Substitute Award again be available for grant under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company, the Bank or any Subsidiary, or with which the Company, the Bank or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination and subject to further adjustment as provided in Section 8.8) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the latest date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Company, the Bank or the Subsidiaries, prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Article III shall be added back as one (1) Share.

3.2 Individual Annual Limits. Notwithstanding any provision in the Plan to the contrary, but subject to adjustment as provided in Section 8.8:

(a) Options. No Participant may be granted any Options for more than 700,000 Shares in the aggregate in any calendar year.

(b) Stock Appreciation Rights. No Participant may be granted any Stock Appreciation Rights with respect to more than 700,000 Shares in the aggregate in any calendar year.

(c) Awards Denominated in Shares. Except as provided in Sections 3.2(a) and 3.2(b), no Participant may be granted any Awards denominated in Shares for more than 200,000 Shares in the aggregate in any calendar year.

(d) Awards Denominated in Cash. The maximum amount that may be paid to any one Participant pursuant to all Awards denominated in cash or property other than Shares shall be Four Million Dollars ($4,000,000) in the aggregate in any calendar year.

(e) Non-Employee Directors. Notwithstanding the limitations set forth in Sections 3.2(a), (b), (c) and (d), the maximum aggregate number of Shares associated with any Awards in any calendar year to any one Non-Employee Director shall be 10,000 Shares.

3.3 Exception to Minimum One (1) Year Vesting, Restriction Period, and Performance Period. Notwithstanding anything contained in the Plan to the contrary, Awards up to a maximum of five percent (5%) of the Shares available for grant pursuant to Section 3.1(a) may be granted without regard to the minimum one (1) year vesting, Restriction Period, and Performance Period requirements of Sections 4.1(b), 4.2(b), 5.2(b), 5.3(b), 5.4(a) and 5.5.

ARTICLE IV.

OPTIONS AND STOCK APPRECIATION RIGHTS

4.1 Options. The Committee may, in its discretion, grant Options to purchase Shares to Participants; provided, however, Incentive Stock Options shall only be granted to Eligible Employees. Each Option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year (under this Plan or any other plan of the Company, or the Bank or any Subsidiary) exceeds the amount established by the Code (currently $100,000), such Options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to Eligible Individuals, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Exercise Price. The number of Shares subject to an Option and the Exercise Price upon exercise of the Option shall be determined by the Committee; provided, however, that the Exercise Price upon exercise of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided further, that if an Incentive Stock Option shall be granted to any Eligible Employee who, at the time such Option is granted, is a Ten Percent Stockholder, the Exercise Price shall not be less than the Exercise Price (currently one hundred ten percent (110%) of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period, Vesting and Exercisability. The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Stockholder, such Option shall not be exercised later than five (5) years after its date of grant; and provided further, that no portion of an Option awarded to a Participant shall become vested and exercisable earlier than one (1) year after the date of grant. The Committee may, in its discretion, determine that an Option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Goals which shall be satisfied or met as a condition to the exercisability of all or a portion of such Option. An exercisable Option, or portion thereof, may be exercised only with respect to whole Shares.

(c) Method of Exercise. An Option Holder may exercise an Option (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash (by certified or bank check or such other instrument as the Company may accept); or (B) if and to the extent permitted by the Committee (aa) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares already owned by the Option Holder having a Fair Market Value, determined as of the date of exercise, equal to the aggregate Exercise Price payable by reason of such exercise; (bb) authorizing the Company to withhold from the Shares to be issued upon exercise of the Option a number of whole Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate Exercise Price to be paid by the Option Holder; (cc) by a cashless exercise through a broker-assisted arrangement to the extent permitted by applicable law; or (dd) through any other method permitted by applicable law approved by the Committee in its sole discretion, in each case to the extent set forth in the Award Agreement relating to the Option; (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the Option; and (iii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such Exercise Price shall be disregarded and the remaining amount due shall be paid in cash by the Option Holder. No Shares shall be issued and no certificate representing Common Stock shall be delivered until the full Exercise Price therefor and any withholding taxes thereon have been paid (or arrangement made for such payment to the Company’s satisfaction).

4.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such Eligible Individuals as may be selected by the Committee. The Award Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR; provided, however, that a Tandem SAR may be granted only at the same time as the Option to which it relates. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an Award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such related Incentive Stock Option is granted. The base price of a Tandem SAR shall be the Exercise Price per Share of the related Option. The base price of each Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) Share on the date of grant of such SAR.

(b) Exercise Period, Vesting and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised more than ten (10) years after its grant date; provided further, that no Tandem SAR shall be exercised after the expiration, cancellation, forfeiture, or other termination of the related Option; and provided further, that no portion of an SAR awarded to a Participant shall become vested and exercisable earlier than one (1) year after the date of grant. The Committee may, in its discretion, establish Performance Goals that shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, whether in the case of a Tandem SAR or a Free-Standing SAR, only with respect to whole Shares. If an SAR is exercised for Shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 5.2(c), or such Shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 5.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Shares subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs that are being exercised, (ii) by surrendering to the Company any Options that are cancelled by reason of the exercise of the Tandem SAR, and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs that are being exercised, and (B) by executing such documents as the Company may reasonably request.

4.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation, or other disposition of an Option or SAR upon a termination of employment or service with the Company, the Bank or a Subsidiary of the holder of such Option or SAR, as the case may be, whether by reason of disability, Retirement, death, or any other reason, shall be determined by the Committee and set forth in the applicable Award Agreement.

4.4 Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option or SAR.

4.5 No Repricing. The Committee shall not without the approval of the stockholders of the Company, (i) reduce the Exercise Price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower Exercise Price or base price, or (iii) cancel any previously granted Option or SAR in exchange for cash or another Award if the Exercise Price of such Option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation, in each case other than as provided in Section 8.8 in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares.

ARTICLE V.

STOCK AWARDS

5.1 Stock Awards. Subject to the limitations of the Plan, the Committee may, in its discretion, grant Stock Awards to Eligible Individuals. The Award Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Award, or Other Stock-Based Award.

5.2 Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any), and Performance Goals (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Award Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, (i) for the vesting of the Shares subject to such Award (A) if the holder of such Award remains continuously in the employment or service of the Company, the Bank or a Subsidiary during the specified Restriction Period, and (B) if specified Performance Goals (if any) are satisfied or met during a specified Performance Period; and (ii) for the forfeiture of the Shares subject to such Award (x) if the holder of such Award does not remain continuously in the employment or service of the Company, the Bank or a Subsidiary during the specified Restriction Period or (y) if specified Performance Goals (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, Awards of Restricted Stock to Participants shall have a vesting period and Restriction Period of at least one (1) year.

(c) Stock Issuance. During the Restriction Period, the Shares of Restricted Stock shall be held by a custodian or trustee in book entry form with restrictions on such Shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 8.7, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms, and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Restricted Stock Award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable Performance Goals), subject to the Company’s right to require payment of any taxes in accordance with Section 8.6, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such Restricted Stock Award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Award Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such Restricted Stock Award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends, and the right to participate in any capital adjustment applicable to all holders of Common Stock.

5.3 Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any), and Performance Goals (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Award Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, (A) for the vesting of such Restricted Stock Unit Award (i) if the holder of such Award remains continuously in the employment or service of the Company, the Bank or a Subsidiary during the specified Restriction Period, and (ii) if specified Performance Goals (if any) are satisfied or met during a specified Performance Period, and (B) for the forfeiture of the Shares subject to such Award (x) if the holder of such Award does not remain continuously in the employment or service of the Company, the Bank or a Subsidiary during the specified Restriction Period, and/or (y) if specified Performance Goals (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, Awards of Restricted Stock Units to Participants shall have a vesting period and Restriction Period of at least one (1) year.

(c) Settlement of Restricted Stock Unit Awards. The Award Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such Award may be paid in Shares or cash, or a combination thereof, and (ii) whether the Participant thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents with respect to the number of Shares subject to such Restricted Stock Unit Award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to such Restricted Stock Unit Award. To the extent payment of a Restricted Stock Unit Award is made in Shares, the Committee shall cause a stock certificate or evidence of book-entry Shares, together with any dividends and other distributions with respect thereto, to be delivered free of any restrictive legend other than as may be required by applicable law or the terms of the Award Agreement.

5.4 Deferred Stock Awards. Deferred Stock Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Other Terms. The number of Shares subject to a Deferred Stock Award and the deferral period, restrictions (if any) to which the Deferred Stock Award is subject shall be determined by the Committee. Notwithstanding the foregoing, Deferred Stock Awards to Participants shall have a vesting or restriction period of at least one (1) year.

(b) Payment of Deferred Stock Awards. Upon expiration of the deferral period and other restrictions (if any) specified in the Award Agreement for the Deferred Stock, subject to the Company’s right to require payment of any taxes in accordance with Section 8.6, the Committee shall cause a stock certificate or evidence of book-entry Shares, together with any dividends and other distributions with respect thereto, to be delivered free of any restrictive legend other than as may be required by applicable law or the terms of the Award Agreement.

5.5 Other Stock-Based Awards. Subject to the limitations of the Plan, the Committee may, in its discretion, grant Other Stock-Based Awards to Eligible Individuals. Other Stock-Based Awards shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as determined by the Committee to be consistent with the purposes of the Plan, including, without limitation, Shares awarded purely as a “bonus” or other “incentive” whether or not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, the Company, the Bank or specified Subsidiaries. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, which may include attainment of Performance Goals. Shares delivered pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section 5.5 shall be purchased for such consideration, and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine. Notwithstanding the foregoing, Other Stock-Based Awards to Participants containing a vesting or Performance Period shall have a vesting period or Performance Period of at least one (1) year.

5.6 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Goals and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such Stock Award upon a termination of employment or service with the Company, the Bank or a Subsidiary of the holder of such Award, whether by reason of disability, Retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable Award Agreement.

ARTICLE VI.

PERFORMANCE AWARDS

6.1 Performance Awards. Subject to the limitations of the Plan, the Committee may, in its discretion, grant Performance Awards to such Eligible Individuals, including Covered Employees, as may be selected by the Committee.

6.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Amount and Value of Performance Award and Performance Goals. The method of determining the amount and value of the Performance Award, and the Performance Goals and Performance Period applicable to a Performance Award, shall be determined by the Committee.

(b) Vesting and Forfeiture. The Award Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for (i) the vesting of such Performance Award if the specified Performance Goals are satisfied or met during the specified Performance Period, and (ii) for the forfeiture of such Performance Award if the specified Performance Goals are not satisfied or met during the specified Performance Period.

(c) Settlement and Payment of Performance Awards. The Award Agreement relating to a Performance Award shall specify whether such Award may be settled and paid in Shares (including Shares of Restricted Stock) or cash, or a combination thereof. If a Performance Award is settled in Shares of Restricted Stock, such Shares of Restricted Stock shall be issued to the Participant in book entry form, or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 5.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 5.2(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in Shares, including Shares of Restricted Stock, the holder of such Performance Award shall have no rights as a stockholder of the Company.

6.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Goals and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such Performance Award upon a termination of employment or service of the Participant with the Company, the Bank or a Subsidiary, whether by reason of disability, Retirement, death, or any other reason, shall be determined by the Committee and set forth in the applicable Award Agreement.

6.4 Code Section 162(m).

(a) In General. Notwithstanding anything in the Plan to the contrary, Performance Awards to Participants who are Covered Employees may be granted in a manner which is deductible by the Company under Section 162(m) of the Code. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance Award shall be conditioned on the attainment of Performance Goals during a Performance Period established by the Committee. Any such Performance Award must meet the requirements of this Section 6.4.

(b) Establishment of Performance Goals. With respect to Performance Awards to Participants who are Covered Employees, the Committee shall establish (i) the applicable Performance Goals and Performance Period, (ii) the formula for computing the Performance Award, and (iii) such other terms and conditions applicable to the Performance Award in writing while the outcome of the applicable Performance Period is substantially uncertain, but in no event later than the earlier of: (A) ninety (90) days after the beginning of the applicable Performance Period; or (B) the expiration of twenty-five percent (25%) of the applicable Performance Period.

(c) Certification of Performance. With respect to Performance Awards to Participants who are Covered Employees and that are intended to constitute Performance-Based Compensation, the Committee shall certify in writing whether the applicable Performance Goals and other material terms imposed on such Performance Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance Award. No such Performance Award shall be granted, vested, exercisable and/or settled, as the case may be, until the Committee makes such certification.

(d) Modifying Performance Awards. The Committee may provide in any Performance Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) changes in tax laws, GAAP or other laws or accounting standards, (iv) reorganization or restructuring programs, (v) acquisitions or divestitures, (vi) foreign exchange gains and losses or (vii) gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for qualification of the Performance-Based Compensation.

(e) Adjustment of Performance-Based Compensation. The Committee shall have no discretion to increase the amount payable pursuant to Performance Awards that are intended to qualify as Performance-Based Compensation beyond the amount that would otherwise be payable upon attainment of the applicable Performance Goal(s). The Committee shall, however, retain the discretion to decrease the amount payable pursuant to such Performance Awards below the amount that would otherwise be payable upon attainment of the applicable Performance Goal(s), either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion, provided, however that such exercise of Committee discretion does not cause the Performance Award to fail to qualify as Performance-Based Compensation.

(f) Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Goals or permit flexibility with respect to the terms of any Performance Award or Awards to be treated as Performance-Based Compensation without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that are not intended to qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Goals other than those set forth in Article IX.

ARTICLE VII.

ANNUAL CASH INCENTIVE AWARDS

Subject to the terms of the Plan, and, to the extent the Awards are intended to be Performance Awards that are Performance-Based Compensation, the Committee will determine all terms and conditions of an Annual Cash Incentive Award, including but not limited to the Performance Goals, Performance Period, the potential amount payable, and the timing and form of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Cash Incentive Award is contingent on the achievement of one or more Performance Goals during the Performance Period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award is deemed achieved upon a Participant’s death, disability or, for Eligible Employees other than Covered Employees, Retirement, or such other circumstances as the Committee may specify; and (b) the Performance Period must relate to a period of one (1) fiscal year of the Company except that, if the Award is made in the year the Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one (1) fiscal year.

ARTICLE VIII.

GENERAL

8.1 Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2015 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the date approved by the Company’s stockholders. The Plan shall automatically terminate the day before the ten (10) year anniversary of its Effective Date, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any Award granted prior to termination. Awards hereunder may be made at any time prior to the termination of the Plan. In the event that the Plan is not approved by the stockholders of the Company, the Plan shall be void and of no force or effect. The Board may suspend or terminate the Plan in whole or in part at any time prior to the ten (10) year anniversary of its Effective Date; provided, however, that all Awards theretofore granted that are then outstanding shall remain outstanding on the terms and conditions set forth in the Award Agreement evidencing such Awards.

8.2 Amendments.

(a) The Board may amend the Plan as it shall deem advisable; provided, however that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, or any applicable stock exchange rule on which the Shares are traded; or (ii) such amendment seeks to modify Section 4.5 hereof; provided further, that no amendment may impair the rights of a holder of an outstanding Award without the consent of such holder subject to Section 8.2(b) below and Sections 8.3, 8.8 and 8.15 of the Plan.

(b) Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, and (ii) any applicable exchange requirements. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this paragraph (b) to the Plan and any Award Agreement without further consideration or action.

8.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

(a) Except as may be limited by Section 162(m) of the Code with respect to Awards intended to qualify as Performance Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 8.8) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b) The Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to an Annual Cash Incentive Award below the amount that would otherwise be payable upon attainment of the applicable Performance Goal(s) over the applicable Performance Period, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(c) Any subplan may provide that the Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to an Annual Cash Incentive Award under such subplan below the amount that would otherwise be payable upon attainment of the applicable Performance Goal(s) over the applicable Performance Period, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(d) The determination of the Committee (or its authorized delegate, if applicable) as to any adjustments made pursuant to paragraphs (a), (b) and (c) above shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 8.3 without further consideration or action.

8.4 Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to such Award. No Award shall be valid until an Award Agreement is executed by the Company and, to the extent required by the Company, either executed by the Participant or accepted by the Participant by electronic means approved by the Company within the time period specified by the Company. Upon such execution, or electronic acceptance, and delivery of the Award Agreement to the Company, such Award shall be effective as of the effective date set forth in the Award Agreement.

8.5 Non-Transferability. No Award shall be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Award Agreement relating to such Award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, or a charitable organization designated by the holder, in each case without consideration. Except to the extent permitted by the foregoing sentence or the Award Agreement relating to an Award, each Award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise), or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the transferred Award and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. Notwithstanding any provision of the Plan to the contrary, no Incentive Stock Option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an Incentive Stock Option may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

8.6 Tax Withholding. Prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an Award made hereunder, the Company shall have the right to require payment by the holder of such Award of any federal, state, local, or other taxes which may be required to be withheld or paid in connection with such Award. An Award Agreement may provide that (a) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation, or (b) the holder may satisfy any such obligation by any of the following means: (i) a cash payment to the Company; (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (iii) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (iv) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (v) any combination of (i), (ii) and (iii), in each case to the extent set forth in the Award Agreement relating to the Award. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

8.7 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that, if at any time, the Company determines that the listing, registration, or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action, is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer, or other disposition thereof by the holder is prohibited except in compliance with applicable securities laws.

8.8 Adjustment.

(a) In the event of any equity restructuring that causes the per share value of Shares to change (such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend), then (i) the number and class of securities available under this Plan, (ii) the number and class of securities subject to each outstanding Option or SAR and the Exercise Price or base price per Share, (iii) the terms of each outstanding Stock Award, including the number and class of securities subject thereto, (iv) the terms of each outstanding Performance Award, (v) the maximum number of securities with respect to which Options or SARs may be granted during any fiscal year of the Company to any one grantee, (vi) the maximum number of Shares that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Goals or a Performance Award, and (vii) the maximum amount that may be payable pursuant to any Performance Award denominated in cash granted during any fiscal year of the Company to any one grantee, shall be appropriately and equitably adjusted by the Committee in order to prevent dilution or enlargement of the rights of Participants (such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A).

(b) In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in Section 8.8(a) may be made, as determined to be appropriate and equitable, by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants.

(c) The decision of the Committee regarding any such adjustment described in Sections 8.8(a) and (b) shall be final, binding, and conclusive. If any such adjustment would result in a fractional security or Share being (i) available under this Plan, such fractional security or Share shall be disregarded, or (ii) subject to an Award under this Plan, the Company shall pay the holder of such Award, in connection with the first vesting, exercise, or settlement of such Award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (aa) the Fair Market Value on the vesting, exercise, or settlement date over (bb) the Exercise Price or base price, if any, of such Award.

8.9 Change in Control. Notwithstanding any other provision of the Plan to the contrary, and unless otherwise provided in the Award Agreement (which Award Agreement shall preclude the acceleration of vesting, exercisability, Restriction Period or Performance Period of any Award based solely upon a Change in Control without a termination of the Participant’s employment), in the event of a Change in Control, the following provisions shall apply to Eligible Employees who are Participants:

(a) Any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested, shall become fully exercisable and vested upon the termination of the Participant’s employment with the Company and its Affiliates without Cause or for Good Reason during the Applicable Period.

(b) The restrictions applicable to any Restricted Stock, Restricted Stock Unit Award, or other Stock Award which are not performance-based shall lapse and such Restricted Stock or Restricted Stock Unit or other Stock Award shall become free of all restrictions and become fully vested and transferable upon the termination of the Participant’s employment without Cause or for Good Reason during the Applicable Period.

(c) The conditions applicable to any Performance Award shall be deemed satisfied at the target level and shall become free of all restrictions and become fully vested and transferable upon the termination of the Participant’s employment without Cause or for Good Reason during the Applicable Period.

For purposes of this Section 8.9 and unless otherwise provided in the Award Agreement, the term “Applicable Period” means the twenty-four (24) month period ending on the second year anniversary of a Change in Control.

In order to maintain the Participants’ rights in the event of a Change in Control, the Committee, as constituted before such Change in Control, is hereby authorized, and has sole discretion, as to any Award, either in an Award Agreement at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation, cash-out, or purchase of any such Award for an amount of cash or Shares or any combination thereof equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights, had such Award been currently exercisable or payable; (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company; or (iii) in the case of any Option or SAR with an Exercise Price or base price that equals or exceeds the price paid for a Share in connection with a Change in Control, the Committee may cancel such Option or SAR without the payment of consideration therefor.

8.10 Deferrals. The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any Award made hereunder shall be deferred; or the Committee may, in its sole discretion, approve deferral elections made by holders of Awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to compliance with the requirements of Section 409A.

8.11 No Right of Participation, Employment, or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in the Plan. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by, or service with, the Company, the Bank or any Subsidiary, or affect in any manner the right of the Company, the Bank or any Subsidiary, to terminate the employment of any person at any time without liability hereunder.

8.12 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an Award hereunder, unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

8.13 Designation of Beneficiary. To the extent permitted by the Committee, a holder of an Award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime, on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Award held by such holder, to the extent vested or exercisable, shall be payable to, or may be exercised by, such holder’s executor, administrator, legal representative, or similar person.

8.14 Governing Law. This Plan, each Award hereunder, and the related Award Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York and construed in accordance therewith without giving effect to principles of conflicts of laws. The federal and state courts having jurisdiction in the county in the State of New York in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Option, SAR or other Award granted under this Plan, the Eligible Individual, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

8.15 Clawback, Forfeiture, or Recoupment. All Awards shall be subject to forfeiture, recoupment or other penalties pursuant to any Company clawback policy, as may be adopted or amended from time to time by the Company, and such forfeiture, recoupment or other penalties as determined by the Committee.

8.16 Compliance with Section 409A. To the extent that the Plan and/or any Options, SARs or other Awards granted or awarded under the Plan are construed to be non-qualified deferred compensation plans described in Section 409A, the Plan and any Award Agreements, as applicable, shall be operated, administered and construed so as to comply with the requirements of Section 409A. The Plan and any Award Agreements shall be subject to amendment, with or without advance notice to Participants, Option Holders and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Participants, Option Holders and other interested parties, to the extent necessary to effect compliance with Section 409A.

8.17 Compliance with Section 304 of Sarbanes-Oxley. If the Company is required to prepare an accounting restatement due to the Company’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and to the extent that the Chief Executive Officer and Chief Financial Officer of the Company are required by Section 304 of the Sarbanes-Oxley Act of 2002 to reimburse the Company for (a) any bonus or other incentive-based or equity-based compensation received, or (b) any profits from the sale of Company securities realized, during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever occurs first) of the document giving rise to the reporting requirement, each such officer shall forfeit the portions or entirety of any Options, SARs or other Awards that result in such compensation or profits. This Section 8.17 shall not be interpreted to limit the scope of any officer’s obligation under Section 304 of the Sarbanes-Oxley Act of 2002. Each term within this Section 8.17 that is not defined herein shall have the meaning ascribed to it pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended.

8.18 Compliance with Section 10D of the Exchange Act. To the extent that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, and any Options, SARs or other Awards granted or awarded under the Plan are construed to be incentive-based compensation received by an executive officer during the three (3) year period preceding the date on which such requirement arises, based on the erroneous data, then the executive officer shall repay the Company any amount of such compensation that was received based on such Options, SARs or other Awards in excess of what would have been received under the accounting restatement. In order to effect this repayment, outstanding Options, SARs or other Awards shall be forfeited to the extent that the Committee determines, in its sole discretion, that such Options, SARs or other Awards resulted in such compensation being received and such forfeitures would result in repayment of such compensation. This Section 8.18 shall not be interpreted to limit the scope of any executive officer’s obligation under any other policy of the Company with respect to repayment of compensation following such material noncompliance. Each term within this Section 8.18 that is not defined herein shall have the meaning ascribed to it pursuant to Section 10D of the Exchange Act as implemented in the listing requirements of any national securities exchange on which the Company lists or seeks to list its securities.

8.19 Code Section 83(b) Elections. If and to the extent permitted by the Committee and specified in an Award Agreement other than a Restricted Stock Award that is a Performance Award, a Participant may be permitted or required to make an election under Section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Participant instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the legend as the Committee, in its discretion, may specify. In the event of the Participant’s termination of service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Participant shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Participant or his or her estate of an amount equal to the lesser of the amount paid by the Participant for the Shares upon their issuance or the Fair Market Value of the Shares on the date of forfeiture).

8.20 Election to Defer Income Tax Liability Pursuant to Deferred Compensation Program. To the extent permitted by the Committee, the Participant receiving an Award (other than an Option or a Stock Appreciation Right) may elect to defer the income tax liability associated therewith pursuant to the terms of a nonqualified deferred compensation plan of the Employer in which the Participant is eligible to participate and which complies with the requirements of Section 409A.

8.21 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.22 Unfunded Plan. The Plan is unfunded and neither the Company nor the Board nor the Committee shall be required to establish any fund or to segregate any assets relating thereto.

8.23 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and the Committee may make non-uniform Awards and selective determinations, amendments and adjustments, and enter into non-uniform and selective Award Agreements.

8.24 Plan Headings. The headings in the Plan are for convenience only and are not intended to define or limit the construction of Plan provisions.

ARTICLE IX.

CERTAIN DEFINITIONS

“Affiliate” means any entity that, directly or through one or more intermediaries, controls or is controlled by or is under common control with the Company.

“Annual Cash Incentive Award” means an Award pursuant to Article I consisting of the right to receive a cash payment to the extent Performance Goals are achieved and/or other requirements of the Award are met.

“Applicable Period” has the meaning set forth in Section 8.9.

“Award” means any award or payment permitted or granted under the Plan, including Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards, Performance Awards, Substitute Awards, and Annual Cash Incentive Awards.

“Award Agreement” means the written or electronic agreement evidencing an Award hereunder between the Company and the recipient of such Award, which may include a notice evidencing the Award, which agreement shall to the extent required by Section 409(A), or required to satisfy an exception to Section 409(A), specify the time and form of payment of the Award.

“Bank” means Sterling National Bank, a national banking association, and any successor thereto.

“Board” means the Board of Directors of the Company.

“Cause” means any one or more of the following:

(a) for an Eligible Individual who is neither a Non-Employee Director nor an Eligible Employee of the Company, the Bank or any Subsidiary regulated by the Office of the Comptroller of the Currency, termination of employment with the Employer upon the occurrence of any of the following:

(i)	the Eligible Individual intentionally engages in dishonest conduct in connection with his or her performance of services for the Employer resulting in his or her conviction of or plea of guilty or nolo contendere to a felony;

(ii)	the Eligible Individual is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

(iii)	the Eligible Individual willfully fails or refuses to perform his or her duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer;

(iv)	the Eligible Individual breaches his or her fiduciary duties to the Employer for personal profit; or

(v)	the Eligible Individual willfully breaches or violates any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his or her performance of services for the Employer;

(b) for an Eligible Individual who is an Eligible Employee of the Company, the Bank or any Subsidiary regulated by the Office of the Comptroller of the Currency, termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or for any reason constituting cause for termination under any written employment agreement between the Employer and such Eligible Individual, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such Eligible Individual shall not be deemed to have been discharged for cause unless and until he or she shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his or her own behalf, or through a representative, who may be his or her legal counsel, to refute the grounds for the proposed determination, finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the Eligible Individual for cause;

(c) for an Eligible Individual who is a Non-Employee Director, removal for cause under the terms of any law, rule or regulation applicable to the entity upon whose board of directors the individual serves as a Non-Employee Director; or

“Change in Control” means the occurrence of any of the following after the Effective Date:

(a) any event (other than an event described in paragraph (c) below) upon which any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iii) any group constituting a person in which employees of the Company are substantial members, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing more than fifty percent (50%) or more of the combined voting power of all of the Company’s then outstanding securities; or

(b) any event upon which the individuals who, on the date the Plan is adopted, are members of the Board, together with individuals whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds (2/3) of the members of the Board then in office who were either members of the Board on the Effective Date or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

(i)	either (A) the members of the Board immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (B) the stockholders of the Company own securities of the institution resulting from such merger or consolidation representing fifty percent (50%) or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

(ii)	the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Company’s obligations under the Plan; or

(d) the approval of the stockholders of the Company of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

(e) any event that would be described in paragraphs (a), (b), (c) or (d) above if the word “Bank” were substituted for the “Company” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a Subsidiary, by the Company, the Bank, or any other Subsidiary, or by any employee benefit plan maintained by any of them.

Notwithstanding the foregoing, with respect to an Award that (i) is subject to Section 409A, and (ii) provides for a Change in Control to accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a Code section shall be deemed to include the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or such other committee of Non-Employee Directors of the Board as may be designated by the Board from time to time, which shall consist of two or more members of the Board who (i) are not current or former officers or employees of the Company, the Bank or any Subsidiary, (ii) are “outside directors” to the extent required by and within the meaning of Code Section 162(m), (iii) are “non-employee directors” to the extent required by and within the meaning of Rule 16b-3 under the Exchange Act or any similar applicable rule which may subsequently be in effect, and (iv) who are independent directors within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded. Notwithstanding the foregoing, during any time period that Awards to Non-Employee Directors are granted by Board, all references to the “Committee” in the Plan with respect to Awards to Non-Employee Directors shall mean the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto, which may be authorized and unissued or treasury shares or such other shares as may be substituted pursuant to the Plan.

“Company” means Sterling Bancorp, a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

“Covered Employee” means for any taxable year of the Company, an Employee who is, or who the Committee determines is reasonably likely to be, a “covered employee” within the meaning of Code Section 162(m) with the interpretation contained in Internal Revenue Service Notice 2007-49.

“Deferred Stock” means a right granted to a Participant to receive Shares, to the extent vested, at the end of a specified deferral period.

“Deferred Stock Award” means an Award of Deferred Stock granted pursuant to Section 5.4 the Plan.

“Early Retirement” means termination of all service for the Employer at or after attainment of age fifty-five (55) and the completion of at least ten (10) consecutive years of Service.

“Effective Date” has the meaning set forth in Section 1.2.

“Eligible Employee” means any employee of the Company, the Bank or a Subsidiary (or any individual to whom an offer of employment with the Company, the Bank or any Subsidiary is extended), whom the Committee or its delegees under the Plan may select to receive an Award; provided, however, that for purposes of Awards of Incentive Stock Options, an Eligible Employee means an employee of the Company, the Bank or any Subsidiary within the meaning of Code Section 424.

“Eligible Individual” means any Eligible Employee or Non-Employee Director.

“Employer” means the Company, the Bank, any Subsidiary and any successor thereto. With respect to any Eligible Individual, “Employer” shall mean the entity that employs such Eligible Individual or upon whose board of directors such Eligible Individual serves.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option.

“Fair Market Value” means, with respect to a Share on a specified date:

(a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c) if paragraphs (a) and (b) are not applicable, the Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A.

“Free-Standing SAR” means an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, cash or Shares (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one (1) Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“GAAP” means generally accepted accounting principles, as amended from time to time and applied in preparing the financial statements of the Company and the Bank.

“Good Reason” means the following, unless otherwise provided in an Award Agreement: (i) to the extent defined in a Participant’s employment, Change in Control severance or similar agreement, the term “Good Reason” shall have the same meaning as set forth in such agreement with respect to such Participant or (ii) in the case of any Participant not covered by clause (i), the term “Good Reason” means the occurrence of one or more of the following without Participant’s consent, which circumstances are not remedied by the Company within thirty (30) days of the Company’s receipt of a written notice from the Participant of such circumstance(s), which notice must be given by Participant within ninety (90) days of the initial occurrence of the circumstance(s): (A) a material diminution in Participant’s base compensation; (B) a material diminution in the Participant’s authority, duties, or responsibilities; or (C) a change in the geographic location at which Participant must perform his or her duties that is more than fifty (50) miles from the location of Participant’s principal workplace immediately prior to the Change in Control.

“Incentive Stock Option” means a right of an Eligible Employee to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” means any director of the Company, the Bank, or any Subsidiary who is not an officer or employee of the Company, the Bank or any Subsidiary.

“Nonqualified Stock Option” means a right of an Eligible Individual to purchase Shares which is not an Incentive Stock Option.

“Option” means a right to purchase Shares which is granted pursuant to Section 4.1, and may be either an Incentive Stock Option or a Nonqualified Stock Option.

“Option Holder” means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

“Other Stock-Based Award” means an Award that is denominated or payable in, valued by reference to, or otherwise based on or related to, Shares.

“Participant” means any Eligible Individual selected to receive an Award by the Committee.

“Performance Award” means an Award described in Article VI that is intended to be Performance-Based Compensation and consists of a right to receive an amount of cash, Shares, or a combination of both, contingent upon the attainment of specified Performance Goals within a specified Performance Period, and may be a Performance Unit Award, or a performance-based Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, or an Annual Cash Incentive Award.

“Performance-Based Compensation” means performance-based compensation within the meaning of Treasury Regulation Sections 1.162-27(e)(2) through (e)(5).

“Performance Goals” means the criteria and objectives, established by the Committee, which shall be satisfied or met (a) as a condition to the grant or exercisability of all or a portion of an Option or SAR, or (b) during the applicable Restriction Period or Performance Period as a condition to the vesting of an Award or the payment with respect to an Award, as applicable.

To the extent necessary for an Award to be Performance-Based Compensation, such criteria and objectives shall be one (1) or more (either alone or in combination) of the following Company-wide or Bank, Subsidiary, division, operating unit, or individual measures:

(i)	basic earnings per Share;

(ii)	basic cash earnings per Share;

(iii)	diluted earnings per Share;

(iv)	diluted cash earnings per Share;

(v)	net income;

(vi)	cash earnings;

(vii)	net interest income;

(viii)	non-interest income;

(ix)	general and administrative expense to average assets ratio;

(x)	cash general and administrative expense to average assets ratio;

(xi)	efficiency ratio;

(xii)	cash efficiency ratio;

(xiii)	return on average assets;

(xiv)	cash return on average assets;

(xv)	cash return on average tangible assets;

(xvi)	return on average tangible assets;

(xvii)	return on average stockholders’ equity;

(xviii)	cash return on average stockholders’ equity;

(xix)	return on average tangible stockholders’ equity;

(xx)	cash return on average tangible stockholders’ equity;

(xxi)	total stockholder return;

(xxii)	core earnings;

(xxiii)	operating income;

(xxiv)	net interest rate spread;

(xxv)	loan production volume;

(xxvi)	non-performing loans;

(xxvii)	cash flow;

(xxviii)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxviii)	any combination of the foregoing; and

(xxx)	except in the case of a Covered Employee, any other performance criteria established by the Committee.

Performance Goals may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and/or published or special index, and may be applied on a consolidated basis or to the Bank, individual business units, divisions or Subsidiaries, and/or may include or exclude the impact on reported financial results of any of the items set forth in Section 6.4(d).

Performance Goals that have meanings ascribed to them by GAAP shall have the meanings assigned to them under GAAP as in effect and applied to the Company and the Bank on the date on which the Performance Goals are established, without giving effect to any subsequent changes in GAAP, unless the Committee specifically provides otherwise when it establishes the Performance Goals. Performance Goals based upon cash earnings or cash returns shall refer to or be calculated based upon net income adjusted to exclude non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits, unless the Committee specifically provides otherwise when it establishes the Performance Goals. Performance Goals based upon cash general and administrative expenses shall refer to general and administrative expenses, calculated in accordance with GAAP, adjusted to eliminate non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits, unless the Committee specifically provides otherwise when it establishes the Performance Goals.

Performance Goals shall be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such Performance Goals relate to Awards to Covered Employees, such special rules and conditions shall not be inconsistent with the provisions of Treasury Regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.” In the sole discretion of the Committee, but subject to compliance with Section 162(m) of the Code, the Committee may amend or adjust the Performance Goals or other terms and conditions of an outstanding Award in recognition of unusual, nonrecurring, or one-time events affecting the Company, its financial statements, or changes in law or accounting principles.

“Performance Option” means an Incentive Stock Option or Nonqualified Stock Option, the exercisability of all or a portion of which, is contingent upon the attainment of specified Performance Goals within a specified Performance Period.

“Performance Period” means any period of not less than twelve (12) months designated by the Committee during which (i) the Performance Goals applicable to an Award shall be measured, and (ii) the conditions to vesting applicable to an Award shall remain in effect.

“Performance Unit Award” means a Performance Unit Award granted pursuant to Article VI denominated in a specified dollar amount and representing the right to receive payment (in Shares, cash or such combination of Shares and cash as the Committee, in its discretion, shall determine at any time prior to payment) of the specified dollar amount or a percentage (which may be more than one hundred percent (100%)) of the specified dollar amount depending upon the level of the applicable Performance Goal achieved; provided, however, that the Committee may at the time a Performance Unit Award is granted specify a maximum amount payable in respect of such Award.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization or any other business organization or institution.

“Plan” means the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan, as it may be amended from time to time.

“Prior Plan” means the Sterling Bancorp 2014 Stock Incentive Plan.

“Restricted Stock” means Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Goals within a specified Performance Period.

“Restricted Stock Award” means an Award of Restricted Stock under this Plan.

“Restricted Stock Unit” means a right to receive one (1) Share or, in lieu thereof, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Goals within a specified Performance Period.

“Restricted Stock Unit Award” means an Award of Restricted Stock Units under this Plan.

“Restriction Period” means any period during which (a) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Award Agreement relating to such Award, or (b) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” means: (a) termination of service with the Employer in all capacities at or after attaining age sixty-five (65), or (b) Early Retirement. No termination of service shall be deemed a “Retirement” unless the terminating individual enters into a retirement agreement with the Employer, in form and substance satisfactory to the Committee, pursuant to which he or she agrees to provide limited transition services to the Employer on a consulting basis and/or abide by non-competition, confidentiality, non-derogation and non-disturbance covenants prescribed by the Committee for a fixed period specified by the Committee not to exceed two (2) years.

“SAR” and “Stock Appreciation Right” means an Award granted pursuant to Section 4.2 of the Plan under which a Participant has the right to receive the difference between the Fair Market Value of a Share on the date of grant and the Fair Market Value of a Share on the date of exercise, which may be a Free-Standing SAR or a Tandem SAR.

“Section 409A” means Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of Treasury and/or Internal Revenue Service.

“Shares” means shares of Common Stock.

“Stock Award” means a Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Award, or Other Stock-Based Award.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, or other entity in which the Company or the Bank owns, directly or indirectly, an equity interest possessing fifty percent (50%) or more of the combined voting power of the total outstanding equity interests of such entity, including any entity that becomes a Subsidiary after the Effective Date.

“Substitute Award” means an Award granted under this Plan upon the assumption of, or in substitution for, or exchange outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction with the Company, the Bank or a Subsidiary, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

“Tandem SAR” means an SAR which is granted in tandem with, or by reference to, an Option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such Option, cash or Shares (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one (1) Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such Option, or portion thereof, which is surrendered.

“Tax Date” has the meaning set forth in Section 8.6.

“Ten Percent Stockholder” means an Eligible Employee who owns, or is deemed to own pursuant to Code Section 424, stock having more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

* * *

ANNEX C

GAAP RECONCILIATION

GAAP Reconciliation

As previously described, for the purposes of certifying the Company’s performance under the Company’s compensation plans, the Compensation Committee typically makes adjustments to the Company’s GAAP results to ensure that the participants are compensated for the Company’s core performance. These adjustments can include GAAP net income for gains or losses on sales or purchases of businesses and investment securities, merger-related and restructuring charges and similar non-core performance items, on an after-tax basis. These adjustments are made so that participants are compensated for the Company’s core performance and are neither penalized nor rewarded for one-time charges, unusual gains, or similar non-core events.

In light of the significant progress on the three key strategic initiatives (merger and integration of Legacy Sterling, the completion of the banking systems conversion and the consolidation of our financial centers and other locations, as mentioned in the “Our Strategic Accomplishments” section above), for 2014 the Compensation Committee determined that an adjustment to the reported GAAP financial results to exclude merger-related expense and other charges and gains, which totaled $11.4 million pre-tax for the twelve months ended December 31, 2014, was appropriate. This adjustment to the Company’s GAAP net income is set forth in the tables below (“Adjusted Net Income”).

The adjustments for 2014 impact the STI Plan’s performance metrics of earnings per share and return on average assets. The Company derives each of these non-GAAP performance metrics from its Adjusted Net Income, which, as described above, is a non-GAAP financial measure, and accordingly, each of these adjusted financial measures is determined by methods other than in accordance with GAAP. See the reconciliation of the Company’s non-GAAP measures below. Using Adjusted Net Income resulted in earnings per share of $0.79 and return on average assets of 0.95%. Accordingly, the Compensation Committee scored the Corporate Component at 100% of target.

2014 Adjusted Net Income for Annual Incentive Award

Net Income Adjustments ($ in millions)
2014 GAAP Net Income	$58.7
Compensation Committee Approved Adjustments
Net loss (gain) on sale of securities	(1.2)
Charge for asset write-downs, banking systems conversion, retention and severance	6.6
Gain on sale of financial center and redemption of Trust Preferred Securities	(1.6)
Merger-related expense	0.9
Charge on benefit plan settlement	1.5
Amortization of non-compete agreements	5.3

Adjustments Subtotal	11.4
Tax Effect of Adjustments (1)	(3.5)

Adjusted Net Income	$66.6

(1)	GAAP net income includes the effect of applicable taxes. The Compensation Committee’s approved adjustments are pre-tax items. Accordingly, the tax effect of the adjustments has been deducted to accurately reflect the impact of the adjustments on net income.

C-1

2014 Annual Incentive Award Performance Metrics

Performance Metric	GAAP Performance Metric	Performance Metric Calculated Using Adjusted Net Income
Earnings per share (1)	$0.70	$0.79
Return on average assets (2)	0.83%	0.95%

(1)	Represents earnings per share calculated using weighted average diluted common shares.
(2)	Represents the return on assets calculated using daily average total assets.

C-2

SCAN TO STERLING BANCORP VIEW MATERIALS & VOTE w400 RELLA BOULEVARDVOTE BY INTERNET MONTEBELLO, NY 10901-4243 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/STL2015You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.Scan to view materials & vote TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:M89576-P63649 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.STERLING BANCORP For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of all current directors for a one (1) year term until their respective successors are elected and qualified, if Proposal II is approved: Nominees: The Board of Directors recommends you vote FOR the For Against Abstain 01) Robert Abrams 08) James B. Klein following proposals: 02) Louis J. Cappelli 09) Jack L. Kopnisky 03) James F. Deutsch 10) Robert W. Lazar 2. Approval of an amendment to the Company’s Certificate 04) Navy E. Djonovic 11) John C. Millman of Incorporation to declassify the Board of Directors; 05) Fernando Ferrer 12) Richard O’Toole 3. Approval of the Sterling Bancorp 2015 Omnibus Equity 06) William F. Helmer 13) Burt B. Steinberg and Incentive Plan; 07) Thomas G. Kahn4. Approval, by non-binding vote, of the compensation of If Proposal II is not approved, then the election of each the Named Executive Officers (Say-on-Pay); for a three (3) year term and until their successors are 5. Ratification of the appointment of Crowe Horwath LLP elected and qualified: as the independent registered public accounting firm for Nominees: the fiscal year ending December 31, 2015; and 01) Louis J. Cappelli 03) Fernando Ferrer 6. The transaction of such other business as may properly 02) Navy E. Djonovic 04) Thomas G. Kahn come before the annual meeting or any adjournment or postponement thereof. For address changes and/or comments, please check this box and write them ! on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.M89577-P63649STERLING BANCORP Annual Meeting of Stockholders May 28, 2015 11:00 AM This proxy is solicited by the Board of Directors The Stockholder hereby appoints each member of the Board of Directors, acting as the official proxy committee with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sterling Bancorp (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at www.virtualshareholdermeeting.com/STL2015, on May 28, 2015, at 11:00 a.m. local time, and at any adjournment thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side

SCAN TO STERLING BANCORP VIEW MATERIALS & VOTE w400 RELLA BOULEVARDMONTEBELLO, NY 10901-4243 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on May 22, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on May 22, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:M89578-P63649 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.STERLING BANCORP For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of all current directors for a one (1) year term until their respective successors are elected and qualified, if Proposal II is approved: Nominees: The Board of Directors recommends you vote FOR the For Against Abstain 01) Robert Abrams 08) James B. Klein following proposals: 02) Louis J. Cappelli 09) Jack L. Kopnisky 03) James F. Deutsch 10) Robert W. Lazar 2. Approval of an amendment to the Company’s Certificate ! ! ! 04) Navy E. Djonovic 11) John C. Millman of Incorporation to declassify the Board of Directors; 05) Fernando Ferrer 12) Richard O’Toole 3. Approval of the Sterling Bancorp 2015 Omnibus Equity ! ! ! 06) William F. Helmer 13) Burt B. Steinberg and Incentive Plan; 07) Thomas G. Kahn4. Approval, by non-binding vote, of the compensation of ! ! ! If Proposal II is not approved, then the election of each the Named Executive Officers (Say-on-Pay); for a three (3) year term and until their successors are 5. Ratification of the appointment of Crowe Horwath LLP ! ! ! elected and qualified: as the independent registered public accounting firm for Nominees: the fiscal year ending December 31, 2015; and 01) Louis J. Cappelli 03) Fernando Ferrer 6. The transaction of such other business as may properly 02) Navy E. Djonovic 04) Thomas G. Kahn come before the annual meeting or any adjournment or postponement thereof. PURSUANT TO THE TERMS OF THE STERLING NATIONAL BANK 401(k) PLAN, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.Please sign exactly as your name(s) appear(s) hereon.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.M89579-P63649STERLING BANCORP Annual Meeting of Stockholders May 28, 2015 11:00 AM This proxy is a voting instruction card solicited by the Board of Directors The undersigned hereby directs the Trustee of the Sterling National Bank 401(k) Plan (“401(k) Plan”) to vote all shares of common stock of Sterling Bancorp credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 28, 2015, at 11:00 a.m. local time and at any and all adjournments thereof as set forth on the reverse side hereof. Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the 401(k) Plan for which the Trustee has received timely instructions on each proposal specified on this voting instruction card based on the timely voting instructions it has received from participants, and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares), on each proposal specified on the voting instruction card in the same proportion as shares for which it has received timely voting instructions. Voting instructions for shares allocated to your 401(k) Plan account must be received by 5:00 p.m. Eastern Time on May 22, 2015. Your voting instruction is confidential. All voting instruction cards should be forwarded to Broadridge and should not be mailed to Sterling Bancorp. If Broadridge receives more than one voting instruction card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET. Continued and to be signed on reverse side

SCAN TO STERLING BANCORP VIEW MATERIALS & VOTE w400 RELLA BOULEVARDMONTEBELLO, NY 10901-4243 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on May 22, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on May 22, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:M89582-P63649 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.STERLING BANCORP For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of all current directors for a one (1) year term until their respective successors are elected and qualified, if Proposal II is approved: Nominees: The Board of Directors recommends you vote FOR the For Against Abstain 01) Robert Abrams 08) James B. Klein following proposals: 02) Louis J. Cappelli 09) Jack L. Kopnisky 03) James F. Deutsch 10) Robert W. Lazar 2. Approval of an amendment to the Company’s Certificate 04) Navy E. Djonovic 11) John C. Millman of Incorporation to declassify the Board of Directors; 05) Fernando Ferrer 12) Richard O’Toole 3. Approval of the Sterling Bancorp 2015 Omnibus Equity 06) William F. Helmer 13) Burt B. Steinberg and Incentive Plan; 07) Thomas G. Kahn4. Approval, by non-binding vote, of the compensation of If Proposal II is not approved, then the election of each the Named Executive Officers (Say-on-Pay); for a three (3) year term and until their successors are 5. Ratification of the appointment of Crowe Horwath LLP elected and qualified: as the independent registered public accounting firm for Nominees: the fiscal year ending December 31, 2015; and 01) Louis J. Cappelli 03) Fernando Ferrer 6. The transaction of such other business as may properly 02) Navy E. Djonovic 04) Thomas G. Kahn come before the annual meeting or any adjournment or postponement thereof.PURSUANT TO THE TERMS OF THE PROVIDENT BANK EMPLOYEE STOCK OWNERSHIP PLAN, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN. Please sign exactly as your name(s) appear(s) hereon. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.M89583-P63649STERLING BANCORP Annual Meeting of Stockholders May 28, 2015 11:00 AM This proxy is a voting instruction card solicited by the Board of Directors The undersigned hereby directs the Trustee of the Provident Bank Employee Stock Ownership Plan (the “ESOP”) to vote all shares of common stock of Sterling Bancorp credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 28, 2015, at 11:00 a.m. local time and at any and all adjournments thereof as set forth on the reverse side hereof. Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the ESOP for which the Trustee has received timely instructions on each proposal specified on this voting instruction card based on the timely voting instructions it has received from participants, and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares), on each proposal specified on the voting instruction card in the same proportion as shares for which it has received timely voting instructions. Voting instructions for shares allocated to your ESOP account must be received by 5:00 p.m. Eastern Time on May 22, 2015. Your voting instruction is confidential. All voting instruction cards should be forwarded to Broadridge and should not be mailed to Sterling Bancorp. If Broadridge receives more than one voting instruction card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET. Continued and to be signed on reverse side